UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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PG&E Corporation
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PG&E Corporation and Pacific Gas and Electric Company Joint Notice of 2011 Annual Meetings • Joint Proxy Statement

March 30, 2011

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

You are cordially invited to attend the 2011 annual meetings of PG&E Corporation and Pacific Gas and Electric Company. The meetings will be held concurrently on Wednesday, May 11, 2011, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California.

The following Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings. At the annual meetings, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the nominees for director and on the ratification of the appointment of the independent registered public accounting firm for 2011, and to provide an advisory vote on executive compensation. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote "FOR" each of these items. In addition, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to provide an advisory vote on the frequency of the advisory vote on executive compensation for each company. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote "1 year" for this item.

PG&E Corporation shareholders also will be asked to vote on the proposals submitted by individual PG&E Corporation shareholders described in the Joint Proxy Statement. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "AGAINST" these proposals.

Your vote on these items at the annual meetings is important. For your convenience, we offer you the option of submitting your proxy and voting instructions over the Internet, by telephone, or by mail. Whether or not you plan to attend the annual meetings, please vote as soon as possible so that your shares can be represented at the annual meetings.

Sincerely,

Peter A. Darbee
Chairman of the Board, Chief Executive Officer,
and President of PG&E Corporation

Christopher P. Johns
President of
Pacific Gas and Electric Company

Joint Notice of Annual Meetings of Shareholders
of PG&E Corporation and Pacific Gas and Electric Company

March 30, 2011

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Wednesday, May 11, 2011, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, for the purpose of considering the following matters:

For PG&E Corporation and Pacific Gas and Electric Company shareholders:

•
To elect the following 11 and 12 individuals, respectively, nominated by the applicable Board of Directors to each serve as director on each Board for the ensuing year:

David R. Andrews	Maryellen C. Herringer	Forrest E. Miller
Lewis Chew	Christopher P. Johns*	Rosendo G. Parra
C. Lee Cox	Roger H. Kimmel	Barbara L. Rambo
Peter A. Darbee	Richard A. Meserve	Barry Lawson Williams
*
Christopher P. Johns is a nominee for director of Pacific Gas and Electric Company only.
•
To ratify each Audit Committee's appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2011 for PG&E Corporation and Pacific Gas and Electric Company,

•
To provide an advisory vote on executive compensation,

•
To provide an advisory vote on the frequency of the advisory vote on executive compensation, and

•
To transact any other business that may properly come before the meetings and any adjournments or postponements of the meetings. If such matters are raised by shareholders, those matters must be properly submitted consistent with the respective company's advance notice Bylaw requirements and other requirements relating to such matters.

For PG&E Corporation shareholders only:

•
To act upon proposals submitted by PG&E Corporation shareholders and described on pages 72 through 75 of the Joint Proxy Statement.

This notice serves as the notice of annual meetings for those shareholders of PG&E Corporation or Pacific Gas and Electric Company who previously elected to receive their proxy materials in paper format. All other shareholders were sent an "Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 11, 2011 and Notice of Annual Meeting of Shareholders" ("Notice of Annual Meeting and Internet Availability of Proxy Materials") for PG&E Corporation or Pacific Gas and Electric Company, as applicable.

The Boards of Directors have set the close of business on March 14, 2011 as the record date for determining which shareholders are entitled to receive notice of and to vote at the annual meetings.

By Order of the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary of
PG&E Corporation and
Pacific Gas and Electric Company

PG&E Corporation and Pacific Gas and Electric Company

Joint Proxy Statement

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company ("Utility") (each a "Board" and together, the "Boards") are soliciting proxies for use at the companies' annual meetings of shareholders, including any adjournments or postponements.

This Joint Proxy Statement describes certain matters that management expects will be voted on at the annual meetings, gives you information about PG&E Corporation and the Utility and their respective Boards and management, and provides general information about the voting process and attendance at the annual meetings.

A Notice of Annual Meeting and Internet Availability of Proxy Materials ("Notice") or a copy of the Joint Notice of Annual Meetings of Shareholders ("Joint Notice"), the Joint Proxy Statement, a proxy card or voting instruction card, and the 2010 Annual Report ("Annual Report") were mailed to shareholders beginning on or about March 30, 2011. The materials were sent to anyone who owned shares of common stock of PG&E Corporation and/or shares of preferred stock of the Utility at the close of business on March 14, 2011. This date is the record date set by the Boards to determine which shareholders may vote at the annual meetings.

The proxy materials are available on the website referenced in the Notice. For shareholders who prefer to access the proxy materials in printed form, the Notice also contains instructions on how to request a printed set of proxy materials by mail.

Questions and Answers

How do I vote?

You can attend and vote at the annual meetings, or the proxyholders will vote your shares as you indicate on your proxy.

If your shares are not registered to you directly, but are held indirectly through a broker, bank, trustee, nominee, or other third party ("nominee"), follow the instructions provided by your nominee to vote your shares.

If your shares are registered to you directly, there are three ways to submit your proxy:

1.
Over the Internet.    You may submit your proxy over the Internet either (i) by following the instructions in the Notice or (ii) for shareholders who received the proxy materials by mail, by following the instructions on the proxy card.

2.
By telephone.    If you received your proxy materials by mail, you may submit your proxy by calling the toll-free number on the proxy card.

3.
By mail.    If you received your proxy materials by mail, you may submit your proxy by completing, signing, and dating the proxy card and mailing it in the postage-paid envelope provided.

If you submit your proxy over the Internet or by telephone, your vote must be received by 6:00 a.m.,

Eastern time, on Wednesday, May 11, 2011. These Internet and telephone voting procedures comply with California law. If you submit your proxy by mail, your vote must be received by 10:00 a.m., Pacific time, on Wednesday, May 11, 2011.

What am I voting on, and what are each Board's voting recommendations?

PG&E Corporation shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal
4	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	1 Year
5-6	Shareholder Proposals	Against these proposals

The Utility's shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal
4	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	1 Year

What vote is required to approve each item?

A majority voting standard applies to the election of each director nominee and to the approval of each other item described in this Joint Proxy Statement. A director nominee will be elected, and a proposal will be approved, if a majority of the shares represented and voting approve that nominee's election or the proposal. Abstentions will not be considered in determining whether a majority of the shares represented and voting have elected a director nominee or approved a proposal. Similarly, any broker non-votes (see definition below under "What is a broker non-vote?") that occur with respect to a proposal will not be considered in determining whether a majority of the shares represented and voting have approved that proposal. As explained below, broker non-votes do not apply to the ratification of the appointment of the independent registered public accounting firm.

In addition, the shares voting affirmatively must equal at least a majority of the required quorum. This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote. For this purpose, abstentions could prevent the election of a director nominee or the approval of a proposal, and broker non-votes that occur with respect to a proposal could prevent the election of a nominee or the approval of a proposal if the number of shares voting affirmatively does not constitute a majority of the required quorum.

Where shareholders are being asked for an advisory vote, any approval of an item will be non-binding on the affected Company, but will be considered by that Company's directors.

Shareholders are not voting to approve the Boards' recommendation on Item 4, and shareholders' non-binding recommendation of a one-, two-, or three-year frequency will not require either company to adopt that frequency. However, if the shareholders of either company do not recommend the one-year frequency, the Board of the applicable company will examine the voting results and consider whether the company should change the frequency of its advisory vote on executive compensation.

What is a broker non-vote?

If you hold your shares indirectly through a broker, bank, trustee, nominee, or other third party, that party is the registered holder of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares, and typically you will be asked to provide your broker or other registered holder with instructions as to how you want your shares to be voted. Under the rules of the New York Stock Exchange ("NYSE"), if you fail to provide your broker with voting instructions, your broker can use its discretion to vote your shares on certain routine matters, like the ratification of the appointment of the independent registered public accounting firm. However, your broker may not use its discretion to vote your shares on certain other matters, like director elections, advisory votes on executive compensation, and shareholder proposals. When a broker votes your shares on routine matters but is unable to vote your shares on other matters because you have failed to provide instructions, a "broker non-vote" occurs with respect to these other matters.

What shares am I entitled to vote?

If you are a PG&E Corporation registered shareholder, you are entitled to vote all the shares of PG&E Corporation common stock in your account as of the close of business on March 14, 2011 (the "record date"), including shares in the PG&E Corporation Dividend Reinvestment and Stock Purchase Plan. If you are a Utility registered shareholder, you are entitled to vote all the shares of Utility preferred stock in your account as of the record date.

If you are a registered holder of both PG&E Corporation common stock and Utility preferred stock, you are entitled to vote, separately, on each company's proposals. If you receive more than one copy of the Notice or more than one proxy card for either company, it means that your shares are held in more than one account. You should vote the shares in all of your accounts.

How many copies of the Joint Notice, the Joint Proxy Statement, and the Annual Report will I receive?

If you are a registered holder of PG&E Corporation common stock and/or Utility preferred stock, you will receive one Notice for each account, unless you have requested paper copies of the proxy materials, in which case you will receive one Joint Notice, one Joint Proxy Statement, a proxy card or voting instruction card, and one Annual Report for each account.

If you are a beneficial owner of PG&E Corporation common stock and/or Utility preferred stock and you receive your proxy materials through Broadridge Investor Communication Solutions ("Broadridge"), and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Joint Notice, the Joint Proxy Statement, and the Annual Report than the number of beneficial owners at that address. Securities and Exchange Commission ("SEC") rules permit Broadridge to deliver only one Joint Notice, one Joint Proxy Statement, and one Annual Report to multiple beneficial owners sharing an address, unless the applicable company receives contrary instructions from any beneficial owner at that same address.

If you receive your proxy materials through Broadridge and (1) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of the Joint Notice, this Joint Proxy Statement, and the Annual Report, or any future proxy materials, or (2) you share an address with other beneficial owners who also receive their separate proxy materials through Broadridge and you wish to request delivery of a single copy of the proxy materials to the shared address in the future, please contact the office of the Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, as appropriate, at One Market, Spear Tower, Suite 2400, San Francisco, CA 94105, or call 1-415-267-7070.

Are proxy materials for the annual meetings available on-line?

Yes. You can go on-line at www.pgecorp.com/investors/financial_reports/ to access the Joint Notice, the Joint Proxy Statement, and the Annual Report.

You also can vote your proxy over the Internet, as noted on page 1 of this Joint Proxy Statement. Specific voting instructions also are included on the Notice and on the proxy card or voting instruction card.

What if I submit my proxy but I do not specify how I want my shares voted?

For PG&E Corporation shareholders, the PG&E Corporation proxyholders will vote your shares in accordance with the PG&E Corporation Board's recommendations, which are as follows: "For" each of the nominees for director, "For" Items 2 and 3, "1 year" for Item 4, and "Against" Items 5 and 6. For Utility shareholders, the Utility's proxyholders will vote your shares in accordance with the Utility Board's recommendations, which are as follows: "For" each of the nominees for director, "For" Items 2 and 3, and "1 year" for Item 4.

What if I do not submit my proxy?

Your shares will not be voted if you do not submit a proxy or vote at the annual meetings, unless your broker votes your shares in the broker's discretion, as discussed above under "What is a broker non-vote?".

Can I change my proxy vote?

If your shares are registered to you directly, you can change your proxy vote or revoke your proxy any time before it is exercised by doing one of the following before the applicable deadline: (1) returning a signed proxy card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, in writing, or (4) submitting a written ballot at the annual meetings.

If your shares are not registered to you directly but are registered in the name of your broker, bank, trustee, nominee, or other third party, follow the instructions provided by your nominee to change your vote or revoke your proxy.

Is my vote confidential?

PG&E Corporation and the Utility each have adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims.

Who will count the votes?

Corporate Election Services will act as the proxy tabulators and the inspectors of election for the 2011 annual meetings. Corporate Election Services is independent of PG&E Corporation and the Utility and the companies' respective directors, officers, and employees.

How many shares are entitled to vote at the annual meetings?

As of the record date, there were 396,788,565 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

As of the record date, there were 10,319,782 shares of Utility preferred stock, $25 par value, and 264,374,809 shares of Utility common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote.

A quorum is necessary to conduct business at each annual meeting. A majority of the shares entitled to vote at each meeting must be represented at the meeting in person or by proxy to constitute a quorum. Abstentions and broker non-votes will be considered in determining whether a quorum is present at each meeting.

May I attend the annual meetings?

All PG&E Corporation and Utility shareholders of record as of the record date may attend the annual meetings. You must have an admission ticket to attend the annual meetings. Also, shareholders will be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meetings.

If you are a registered shareholder, your Notice will be your admission ticket. Please bring the Notice to the annual meetings. If a broker, bank, trustee, nominee, or other third party holds your shares, please inform that party that you plan to attend the annual meetings and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meetings, and we will issue an admission ticket to you. If you cannot get a legal proxy in time, we will issue an admission ticket to you if you bring a copy of your brokerage or bank account statement showing that you owned PG&E Corporation or Utility stock as of the record date.

May I bring a guest to the annual meetings?

Each registered shareholder or beneficial owner may bring up to a total of three of the following individuals to the annual meetings: (1) a spouse or domestic partner, (2) legal proxies, (3) qualified representatives presenting the shareholder's proposal, or (4) financial or legal advisors.

Shareholders must provide advance written notice to the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, if they intend to bring any legal proxy, qualified representative, or advisor to the annual meetings. The notice must include the name and address of the legal proxy, representative, or advisor, and must be received at the principal executive office of the applicable company by 5:00 p.m., Pacific time, on May 4, 2011, in order to allow enough time for the issuance of additional admission tickets. We recommend that shareholders send their notice using a delivery method that indicates when the notice was received at the principal executive office of the applicable company.

How will the annual meetings be conducted?

The Chairman of the Board ("Chairman") of PG&E Corporation will preside over the meetings and will make any and all determinations regarding the conduct of the meetings.

All items of business described in this Joint Proxy Statement will be deemed presented at the annual meetings.

For each shareholder proposal, a qualified representative will have an opportunity to discuss that item. Other shareholders will have an opportunity to ask questions and make comments regarding that proposal.

There will be a general question and answer period. Questions and comments should pertain to corporate performance, items for consideration at the annual meetings, or other matters of interest to shareholders generally. The meeting is not a forum to present general economic, political, or other views that are not directly related to the business of PG&E Corporation or the Utility.

Shareholders will be recognized on a rotating basis. If you wish to speak, please raise your hand and wait to be recognized. When you are called upon, please direct your questions and comments to the company officer chairing the meetings. Each person called upon during the meetings will have a maximum of three minutes on any one question or comment.

Can shareholders introduce other proposals (including director nominations) during the annual meetings?

The Bylaws of PG&E Corporation and the Utility each require advance written notice of the intention to introduce a shareholder proposal or bring other matters for action (including introducing nominees for director) at an annual meeting. The notice for proposals and other matters to be considered by shareholders at the 2011 annual meetings must have been received at the principal executive office of the applicable company by February 14, 2011. The companies did not receive timely advance written notice of any shareholder matters that will be introduced at the annual meetings.

If you would like to introduce a shareholder proposal or other business during PG&E Corporation's or the Utility's 2012 annual meeting, each company's Bylaws require that your proper advance written notice of the matter be received at the principal executive office of the applicable company by 5:00 p.m., Pacific time, on February 13, 2012. However, if the 2012 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2011 annual meetings, your notice will be timely if it is received no later than the tenth day after the date on which that company publicly discloses the date of its 2012 annual meeting. These deadlines also may change in response to changes in legal and regulatory requirements.

If you would like to nominate an individual for director during the annual meeting, certain additional information must be provided in your advance written notice. For more information on the director nomination process, see pages 10 to 11 of this Joint Proxy Statement.

If you wish to submit advance notice of any business to be brought before the 2012 annual meetings, we recommend that you use a delivery method that indicates when the advance notice of other business was received at the principal executive office of the applicable company.

Is there a different due date that applies if I want my shareholder proposal to be included in the proxy statement for the 2012 annual meetings?

Yes. If you would like to submit a proposal to be included in the proxy statement for PG&E Corporation's or the Utility's 2012 annual meeting, that company's Corporate Secretary must receive your proposal after the date of the 2011 annual meetings, but by 5:00 p.m., Pacific time, on November 30, 2011.

If you wish to submit a shareholder proposal for inclusion in the 2012 proxy statement, we recommend that you use a delivery method that indicates when your proposal was received at the principal executive office of the applicable company.

How much will this proxy solicitation cost?

PG&E Corporation and the Utility hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $13,500 plus reasonable out-of-pocket expenses. In addition, PG&E Corporation and the Utility will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. The solicitation of proxies also may be made in person, by telephone, or by electronic communications by the companies' respective directors, officers, and employees, who will not receive additional compensation for such solicitation activities.

How can I contact members of the Boards of Directors or officers?

Correspondence to the Board of PG&E Corporation or the Utility or to any individual director or group of directors (including the non-employee or independent directors as a group, or the lead director) or to PG&E Corporation or Utility officers should be sent to the principal executive office of the applicable company in care of the Corporate Secretary. Correspondence addressed to either company's Board as a body, or to all of the directors (or the independent directors) in their entirety, will be forwarded to the lead director. The Corporate Secretary will regularly provide each Board with a summary of communications from shareholders and other interested parties that the Corporate Secretary receives on behalf of that Board. A majority of the independent members of the Boards of PG&E Corporation and the Utility have approved this process for shareholders to send communications to the Boards.

The addresses of the principal executive offices are:

PG&E Corporation
One Market, Spear Tower, Suite 2400
San Francisco, CA 94105

Pacific Gas and Electric Company
77 Beale Street, 32nd Floor
San Francisco, CA 94105

Corporate Governance

PG&E Corporation and the Utility are committed to good corporate governance practices that provide a framework within which the Boards and management of PG&E Corporation and the Utility can pursue the companies' business objectives. The foundation for these practices is the independent nature of each Board and its fiduciary responsibility to the company's shareholders. These practices are reviewed against industry trends, as well as input from the companies' top institutional investors. The following section discusses the companies' key corporate governance practices, and focuses on:

•
Corporate Governance Guidelines

•
Board Leadership Structure

•
Board Committee Duties and Composition

•
Risk Management

•
Director Nomination Process

•
Compensation-Setting Process

•
Board Oversight of Political Contributions

•
Board Oversight of Management Succession

•
Director and Officer Conduct and Conflicts of Interest

Corporate Governance Guidelines

Our corporate governance practices are documented in Corporate Governance Guidelines that are adopted by the Boards of PG&E Corporation and the Utility and that are updated from time to time as appropriate and as recommended by the Nominating and Governance Committee of the PG&E Corporation Board. Other corporate governance practices also may be found in the charters of the various committees of the PG&E Corporation and Utility Boards.

The PG&E Corporation Corporate Governance Guidelines are included as Appendix A to this Joint Proxy Statement. The Utility's Corporate Governance Guidelines are substantially similar to the PG&E Corporation Corporate Governance Guidelines and, therefore, are not included in this Joint Proxy Statement. The Corporate Governance Guidelines are also available on-line in the Corporate Governance section of PG&E Corporation's website (www.pgecorp.com/aboutus/) or the Utility's website (www.pge.com/about/).

Board Leadership Structure

Chairman of the Board

At both PG&E Corporation and the Utility, the Chairman of the Board is a member of the Board of Directors. As set forth in each company's Corporate Governance Guidelines, the primary duty of the Chairman is to preside over meetings of the Board, including special meetings. The Chairman also is consulted regarding nominees for the Board and the composition and chairmanship of Board committees. If the Chairman is not an independent director, then following each executive session meeting of the independent directors, the lead director, or his or her designee, has a discussion with the Chairman regarding the executive session meeting.

PG&E Corporation and the Utility each believe that it is in the best interest of the company and its shareholders to have a flexible rule regarding whether the offices of Chairman and Chief Executive Officer ("CEO") must be separate. When a vacancy occurs in the office of either the Chairman or the CEO, the applicable Board will consider the circumstances existing at that time and will determine whether the role of Chairman should be separate from that of CEO and, if the roles are separate, whether the Chairman should be elected from among the independent directors or from management. In addition, at least annually, each Board reviews the respective company's Board leadership structure to assess whether it is appropriate.

In the past, PG&E Corporation and the Utility each have had both combined and separate Chairman and CEO positions. In each case, the applicable Board was able to consider all eligible directors and not exclude any eligible candidate from consideration for the position of Chairman. More recently, when the positions have been combined, each company also has had a strong and independent lead director.

At PG&E Corporation, the Chairman is PG&E Corporation's CEO and President, Peter A. Darbee. Mr. Darbee has been an executive officer of PG&E Corporation since 1999, when he became the Corporation's Senior Vice President and Chief Financial Officer ("CFO"). He has served as the CEO and President of PG&E Corporation since January 2005 and as Chairman since January 2006. In addition, he was Chairman of the Utility from January 2006 to May 2007 and was President and CEO of the Utility from

September 2008 to July 2009. The PG&E Corporation Board believes that having Mr. Darbee serve concurrently as the company's Chairman and CEO is the appropriate Board leadership structure at this time because, among other things, his extensive business experience at, and knowledge of, both PG&E Corporation and its primary subsidiary, the Utility, allow him to serve as an effective link between the Board and management, and to raise key business issues and stakeholder interests to the Board's attention as the Board carries out its duties. Further, the presence of an independent lead director enhances the Board's authority to act independently from management, notwithstanding the fact that the Chairman also is an executive officer of the Corporation.

At the Utility, the positions of Chairman and principal executive officer have been separated. Under certain rules of the California Public Utilities Commission, the same individual may not serve as Chairman of both PG&E Corporation and the Utility. The Chairman of the Utility is C. Lee Cox, the independent lead director. Christopher P. Johns is President of the Utility, serving as the principal executive officer. He was elected as a director of the Utility in February 2010. Prior to becoming President of the Utility on August 1, 2009, Mr. Johns held various executive positions at PG&E Corporation and the Utility, including Senior Vice President, Chief Financial Officer, Treasurer, and Controller. The Utility Board believes that having Mr. Cox serve as the company's independent Chairman is the appropriate Board leadership structure at this time.

Independent Lead Director/Executive Session Meetings

PG&E Corporation and the Utility each have an independent lead director, who is elected from among the independent chairs of the key PG&E Corporation and Utility Board committees. The lead director must have at least one year of experience as a director of the respective company, serves a term of three years, and may be re-elected to consecutive terms. Specific duties for the lead director are substantially similar at both companies, and are set forth in the applicable Corporate Governance Guidelines.

Currently, C. Lee Cox serves as the independent lead director of both PG&E Corporation and the Utility. In this role, Mr. Cox schedules and presides over executive session meetings at all meetings of the companies' Boards. Each such executive session meeting has an agenda that includes standing items for discussion by the independent directors without management present. These executive session meetings are used to, among other things, review the performance of the PG&E Corporation CEO, review executive development for management succession planning, discuss corporate governance issues, and provide feedback to the CEO. Mr. Cox also actively participates in the planning of the regular meetings of the Boards, including suggesting and reviewing agenda topics and otherwise acting as a bridge between management and the Boards.

Mr. Cox also receives written communications from each company's shareholders and other interested parties, and is available for consultation and direct communication with major shareholders.

Board Committee Duties and Composition

The principal standing committees of the PG&E Corporation Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee. The Utility Board has two principal standing committees: the Executive Committee and the Audit Committee.

For each of the Board committees listed above, the applicable company's Board has adopted a formal charter that sets forth the committee's duties and responsibilities. These committee charters are available on-line in the Corporate Governance section of PG&E Corporation's website (www.pgecorp.com/aboutus/) or the Utility's website (www.pge.com/about/), as applicable. The duties, responsibilities, and membership qualifications for each Committee are described below.

Executive Committees

The PG&E Corporation and Utility Boards each have an Executive Committee that may exercise any of the powers and perform any of the duties of the respective Board. This authority is subject to provisions of law and certain limits imposed by the PG&E Corporation Board or the Utility Board (as the case may be). The Executive Committees meet as needed.

Audit Committees

The PG&E Corporation and Utility Boards each have an Audit Committee that advises and assists the applicable Board with respect to, among other things:

•
The integrity of the respective company's financial statements,

•
Financial and accounting practices,

•
Internal controls, and external and internal auditing programs,

•
Selection and appointment of the respective company's independent registered public accounting firm, pre-approval of all audit and non-audit services provided by the independent registered public accounting firm, and evaluation of the independence, qualifications, and performance of the independent registered public accounting firm,

•
Business ethics, and compliance with laws, regulations, and policies that may have a material impact on the consolidated financial statements of PG&E Corporation, the Utility, and their respective subsidiaries,

•
Related party transactions, and

•
Guidelines and policies for managing and assessing major risks, and review of processes used by other committees of the PG&E Corporation or Utility Board to monitor and control major financial risk exposures.

Compensation Committee

The Compensation Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to:

•
Compensation of directors,

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Employment, compensation, and benefits policies and practices,

•
Potential risks arising from compensation policies and practices,

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Development, selection, and compensation of policy-making officers, and

•
Evaluation of management and long-range planning for officer development and succession.

Among other things, the Committee:

•
Reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, although the Committee has delegated to the

  PG&E Corporation CEO the authority to approve compensation for certain officers, and

•
Recommends to the independent members of the applicable Board the compensation of the CEOs of PG&E Corporation and the Utility (or, if the office of Utility CEO is not filled, the President of the Utility).

Finance Committee

The Finance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiaries, including specific actions required to achieve those objectives. Among other things, the Committee reviews:

•
Long-term financial and investment plans and strategies,

•
Annual financial plans,

•
Dividend policy,

•
Short-term and long-term financing plans,

•
Proposed capital projects,

•
Proposed divestitures,

•
Strategic plans and initiatives,

•
Major commercial banking, investment banking, financial consulting, insurance, and other financial relationships, and

•
Major financial risk exposures associated with (i) energy commodities and derivatives, (ii) risks identified through PG&E Corporation's enterprise risk management program, and (iii) merger and acquisition transactions considered by the Committee, as well as the overall steps that management has taken to monitor and control such exposures.

Each year, the Finance Committee also presents for the PG&E Corporation and Utility Boards' review and concurrence (1) a five-year outlook for PG&E Corporation and its subsidiaries that incorporates, among other things, key current and emerging issues, strategic initiatives, risk factors, and projected financial results, and (2) an annual financial performance plan for operating expense and capital spending budgets that reflect the first year of the approved five-year outlook. Members of the Board receive a monthly report that compares actual to budgeted financial performance and provides other information about financial performance.

Nominating and Governance Committee

The Nominating and Governance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to:

•
The selection of directors, including reviewing the appropriate skills and characteristics required of Board members, reviewing the qualifications of Board candidates, and recommending nominees for election to the Boards,

•
The chairmanship and membership of Board committees, and the nomination of a lead director of each company's Board,

•
Corporate governance matters, including the companies' governance principles and practices, and the review of shareholder proposals, and

•
Evaluation of the Boards' performance and effectiveness.

Public Policy Committee

The Public Policy Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to public policy and corporate responsibility issues that could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation or its subsidiaries.

Among other things, the Public Policy Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to:

•
Protection and improvement of the quality of the environment, and compliance with environmental and hazardous waste management standards and regulations,

•
Charitable and community service organizations and activities,

•
Political contributions,

•
Diversity, inclusion, and workforce development,

•
Development of diverse suppliers to PG&E Corporation, the Utility, and their respective subsidiaries, and

•
Significant societal, governmental, and environmental trends and issues that may affect operations.

Committee Membership Requirements

Each of the key committees (other than the Executive Committees) must be composed entirely of independent directors, as defined in the applicable company's Corporate Governance Guidelines. In addition, the Compensation Committee and the Nominating and Governance Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines and by the NYSE. Because PG&E Corporation holds approximately 96 percent of the voting power of the Utility, the Utility is a "controlled subsidiary" of PG&E Corporation and will not be subject to certain rules of NYSE Amex Equities ("Amex") that otherwise would require that all members of the Committee meet the Amex definition of "independent director" and would impose requirements on the Utility's director nomination and compensation setting processes.

Each member of the PG&E Corporation and Utility Audit Committees must be independent, as defined in the applicable company's Corporate Governance Guidelines, in SEC rules regarding audit committee independence, and in applicable stock exchange rules. Each member of the PG&E Corporation and Utility Audit Committees must be financially literate, as defined in applicable stock exchange rules. One member of each Audit Committee also must have accounting and related financial management expertise (which can be satisfied by the Committee's "audit committee financial expert"). If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than PG&E Corporation, the Utility, and their subsidiaries, that Committee member must inform the applicable company's Board. In order for that member to continue serving on the Audit Committee, the Board must affirmatively determine that the simultaneous service does not impair that committee member's ability to serve effectively on the Audit Committee.

Risk Management

Board-Level Oversight

As part of their oversight functions, the PG&E Corporation and Utility Boards generally oversee the companies' risk management policies and programs, and allocate certain specific oversight responsibilities to the Board committees, consistent with the substantive scope of each committee's charter. If a specific element of risk oversight is delegated to a Board committee, that committee provides a report of its activities to the applicable Board.

The allocation of Board-level risk oversight responsibility is based on legal requirements and internal governance standards. As discussed above in the description of Board committees, some of the key areas in which risk management oversight has been allocated to Board committees include the following:

•
The Boards evaluate risks associated with major investments and strategic initiatives, with assistance from the PG&E Corporation Finance Committee.

•
The Boards oversee the implementation and effectiveness of the overall legal compliance and ethics programs, with assistance from the PG&E Corporation and Utility Audit Committees.

•
Each company's Audit Committee discusses the guidelines and policies that govern the processes by which major risks are assessed and managed, and considers risk issues associated with overall financial reporting and disclosure processes.

•
The PG&E Corporation Finance Committee reviews the strategies developed to manage the largest individual risks identified in management's enterprise risk management program (described below) and also discusses risk exposures related to energy procurement, including energy commodities and derivatives.

•
The PG&E Corporation Compensation Committee oversees potential risks arising from the companies' compensation policies and practices.

Other risk oversight responsibilities also have been allocated, consistent with each committee's substantive scope.

The allocation of Board-level risk oversight responsibility is reviewed periodically. The last assessment was conducted in November 2010 by the PG&E Corporation and Utility Audit Committees.

Management has the day-to-day responsibility for assessing and managing PG&E Corporation's and the Utility's exposure to various risks. Management provides various reports to the Boards and their committees regarding different elements of corporate risk management programs and activities. Among other things, management's enterprise risk management program focuses on identifying and addressing the largest risks facing the enterprise. PG&E Corporation and the Utility also have a Chief Risk and Audit Officer who functionally reports to the PG&E Corporation and Utility Audit Committees.

Compensation Risk Analysis

During 2010, Frederic W. Cook & Co., Inc. ("FWC"), the PG&E Corporation Compensation Committee's

independent consultant, assisted the companies with a review of the design of PG&E Corporation's and the Utility's incentive plans relative to general compensation plan risk factors, and company-specific risk/business areas identified through the companies' enterprise risk management process. Among other things, this analysis examined the balance between fixed and variable pay, the mix of equity-based awards, the existence of caps on incentive compensation, the composition and balance of performance metrics and the various performance thresholds, and stock ownership requirements. The analysis also considered the existence of governance practices, auditing oversight, and counterbalancing policies such as the clawback policy authorizing recoupment of certain incentive-based compensation following a restatement of company financial statements.

FWC examined all incentive compensation plans for executives, and also evaluated the general incentive plans for employees, with respect to risks identified through management's enterprise risk management program. FWC concluded that the companies' incentive plans are reasonably well-aligned with compensation design principles, and that there are no significant risk areas from a compensation risk perspective.

Based on the companies' review of their compensation policies and practices, and the analysis provided by FWC, PG&E Corporation and the Utility concluded that the risks arising from the companies' overall compensation policies and practices are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Director Nomination Process

The Boards of PG&E Corporation and the Utility each select nominees for director based on recommendations received from the PG&E Corporation Nominating and Governance Committee. The Committee's recommendations are based upon a review of the qualifications of Board candidates and consultation with the Chairman of PG&E Corporation or the Utility, as applicable, and the PG&E Corporation CEO.

Sources of Nominees

The Committee accepts recommendations for director nominees from a variety of sources, including executive search firms, shareholders, management, and Board members. The Committee reviews all recommended candidates for nomination at the annual meetings at the same time and uses the same review criteria for all candidates.

Shareholders may recommend a person for the Committee to consider as a nominee for director of PG&E Corporation or the Utility, as applicable, by writing to that company's Corporate Secretary. Each recommendation must include:

1.
A brief description of the candidate,

2.
The candidate's name, age, business address, and residence address,

3.
The candidate's principal occupation and the class and number of shares of the company's stock owned by the candidate, and

4.
Any other information that would be required under the rules of the SEC in a proxy statement listing the candidate as a nominee for director.

Recommended candidates may be required to provide additional information.

Director Qualifications

The Committee reviews Board candidates with a goal of creating for each company a balanced and multi-disciplinary Board composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the company's operations, understand the complexities of the company's business environment, and possess capabilities to provide valuable insight and oversight.

In conducting this review, the Committee considers factors such as diversity, age, skills, and any other factors that it deems appropriate, and annually reviews and recommends to the Boards the appropriate skills and characteristics required of Board members, given the current composition and needs of each company's Board.

In addition to the skills and characteristics noted above, for 2011 the Committees also considered the extent to which the nominees (both individually and as a group) possessed the following: experience as a senior executive or as a director of a public company; corporate governance experience or expertise; business operations, marketing, or customer services experience; expertise in legal, public policy, government/regulatory issues, or environmental affairs; experience in the energy/utility industry or as a customer of the Utility; community affairs, media relations, or investor relations experience; and general financial, accounting, information technology, strategic planning, and risk management skills and knowledge.

With respect to diversity, the Committee seeks a range of different backgrounds, perspectives, skills, and experiences. Although there is no set policy regarding diversity of nominees for director, the Committee and the Boards annually review the diversity of the director nominees and the extent to which diverse backgrounds, perspectives, skills, and experiences are represented by the members of the Boards.

Board and Director Independence

The Nominating and Governance Committee also considers board independence and other qualification requirements when reviewing candidates for director nominee.

The PG&E Corporation Corporate Governance Guidelines set forth a policy that at least 75 percent of the directors should be independent, as defined in the Guidelines and set forth on pages A-1 to A-7 of this Joint Proxy Statement. The NYSE rules also require that a majority of PG&E Corporation's directors be independent, as defined by the NYSE, and that independent directors meet regularly. The definition of "independence" in the PG&E Corporation Corporate Governance Guidelines is more stringent than, and satisfies, the NYSE definitions. PG&E Corporation's Corporate Governance Guidelines and independence definitions also are available on-line in the Corporate Governance section of PG&E Corporation's website (www.pgecorp.com/aboutus/).

The Utility's Corporate Governance Guidelines also set forth a policy that at least 75 percent of the directors should be independent, as defined in the Guidelines. The Amex rules also require that the Utility's independent directors meet regularly. The Utility Board is exempt from Amex rules requiring that at least a majority of the directors meet the stock exchange's definition of "independent director" because PG&E Corporation holds approximately 96 percent of the voting power of the Utility and the Utility is a "controlled subsidiary." The definition of "independence" in the Utility's Corporate Governance Guidelines is more stringent than, and satisfies, the Amex definitions. The Utility's Corporate Governance Guidelines and independence definitions also are available on-line in the Corporate Governance section of the Utility's website (www.pge.com/about/).

Board of Directors Retirement Policy

The Boards of PG&E Corporation and the Utility may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 72. However, this policy may be waived if the Nominating and Governance Committee and the applicable company's Board determine that it is in the best interest of the company to re-nominate a director who is 72 years old or older.

Compensation-Setting Process

Details regarding the compensation-setting process can be found below, as well as in the Compensation Discussion and Analysis section of this Joint Proxy Statement.

Non-Employee Director Compensation

The Boards of PG&E Corporation and the Utility each establish the level of compensation for that company's non-employee directors, based on the recommendation of the PG&E Corporation Compensation Committee and taking into account the impact of compensation on director independence. Directors who also are current employees of either company receive no additional compensation for service as directors.

The Compensation Committee periodically reviews the amount and form of compensation paid to non-employee directors of PG&E Corporation and the Utility, taking into account the compensation paid to directors of other comparable U.S. companies. The Committee conducts its review with the assistance of its independent compensation consultant, FWC.

Executive Officer Compensation

Each year, the Compensation Committee (and with respect to the CEO of PG&E Corporation and the CEO or the President of the Utility, the independent members of the applicable Board, based on the Committee's recommendation) approves the amounts of total target compensation for executive officers, based on a review of comparative data as well as the PG&E Corporation CEO's recommendations (and with respect to the PG&E Corporation CEO, the independent compensation consultant's recommendations). The Committee uses comparative data throughout the year to set the total target compensation of new executive officers. The Committee also reviews other benefits provided to executive officers.

The PG&E Corporation Board has delegated to the Compensation Committee the authority to administer the PG&E Corporation 2006 Long-Term Incentive Plan ("LTIP"), under which equity-based awards are made. In addition, the PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to grant LTIP awards to certain eligible participants within the guidelines adopted by the Compensation Committee. The Compensation Committee may delegate its authority with respect to ministerial matters under the LTIP to the PG&E Corporation CEO or the PG&E Corporation Senior Vice President, Human Resources. The Compensation Committee also oversees other employee benefit plans.

The PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to approve compensation, within guidelines approved by the Compensation Committee, to lower-level officers and to non-officer employees. With respect to annual equity awards, such Committee-approved guidelines include the LTIP award value ranges for different categories of employees, as well as the terms and conditions of all LTIP awards to be made during the year. The guidelines also specify the grant date for annual LTIP awards. Actual awards are generally made within the range of target LTIP values previously approved by the Committee.

Compensation Consultant

For 2010, the Compensation Committee retained FWC as its independent compensation consultant to advise on compensation programs and practices, including 2010 pay levels for non-employee directors and for officers. Consistent with company policy, FWC does not provide services to management of PG&E Corporation, the Utility, or their affiliates, although FWC maintains a working relationship with management in order to fulfill FWC's primary role as advisor to the Compensation Committee. The policy regarding independence of the compensation consultant is discussed further on page 37 of this Joint Proxy Statement.

FWC's 2010 engagement as the Compensation Committee's independent consultant contemplated that FWC would, among other things, conduct executive compensation studies (including recommendations regarding peer group composition, plan design and benefit levels, specific compensation levels in light of pay for performance, executive benefits and perquisites, tally sheets and post-employment compensation and benefits, and equity dilution), report on emerging trends and best practices in the area of executive compensation, report on non-employee director compensation, and provide review and guidance regarding disclosures of executive and non-employee director compensation.

Board Oversight of Political Contributions

The PG&E Corporation Public Policy Committee reviews PG&E Corporation's and the Utility's political contributions and recommends Board approval limits for political contributions from the companies to candidates, measures, initiatives, political action committees, and certain other organizations that may engage in activities involving elections. The Public Policy Committee also directs preparation of an annual report detailing political contributions made by the companies during the preceding year.

Board Oversight of Management Succession

At least annually, and often more frequently, the PG&E Corporation and Utility Boards each review the applicable company's plan for CEO succession, both in the ordinary course of business and in response to emergency situations. The Board also develops a profile of appropriate responsibilities, attributes, and requirements for the position of CEO, which reflects PG&E Corporation's and the Utility's business functions, vision, and strategy. Potential candidates for CEO may be identified internally within the companies in consultation with the PG&E Corporation Compensation Committee (which oversees the evaluation of management) and the CEO, as well as externally through various sources, including independent third-party consultants.

The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for CEO, as well as candidates for other leadership positions within the company. The Compensation Committee also is responsible for reviewing the CEO's long-range plans for officer development and succession for PG&E Corporation and the Utility.

During 2010, the companies' CEO succession plan was discussed with the Compensation Committee and with the Boards at their meetings in September and December. An independent consulting firm, Korn/Ferry International, assisted the companies in the succession planning process.

Director and Officer Conduct and Conflicts of Interest

Codes of Conduct

PG&E Corporation's and the Utility's respective codes of conduct and ethics that apply to each company's directors and employees, including executive officers, are available on-line in the Corporate Governance section of PG&E Corporation's website (www.pgecorp.com/aboutus/) or the Utility's website (www.pge.com/about/).

Review, Approval, and Ratification of Related Party Transactions

At their December 20, 2006, February 20, 2008, and February 18, 2009 meetings, the Boards of PG&E Corporation and the Utility each adopted or amended the joint Related Party Transaction Policy ("Policy"). The Policy applies to transactions that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 ("Item 404(a)"), except that the Policy has a lower dollar threshold than Item 404(a).

Under the Policy, at the first meeting of each year, each company's Audit Committee must review, approve, and/or ratify related party transactions (other than the types of transactions that are excluded from disclosure under Item 404(a), as described below) with values exceeding $10,000 in which either company participates and in which any "Related Party" has a material direct or indirect interest. For these purposes, "Related Party" generally includes (1) any director, nominee for director, or executive officer, (2) holders of greater than 5 percent of that company's voting securities, and (3) those parties' immediate family members.

After the annual review and approval of related party transactions, if either company wishes to enter into a new related party transaction, then that transaction must be either pre-approved or ratified by the applicable Audit Committee. If a transaction is not ratified in accordance with the Policy, management shall make all reasonable efforts to cancel or annul that transaction.

Where it is not practical or desirable to wait until the next Audit Committee meeting to obtain Committee approval or ratification, the Chair of the Audit Committee may elect to approve a particular related party transaction and then report on such approval to the full Audit Committee at the Committee's next regularly scheduled meeting. If the Chair of the Audit

Committee has an interest in the proposed related party transaction, then that transaction may be reviewed and approved by another independent and disinterested member of the applicable Audit Committee, provided that such member reports such approval to the full Committee at the Committee's next regularly scheduled meeting.

As part of the Audit Committees' review of any related party transaction, the Committees consider whether the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party. The Policy also requires that each Audit Committee disclose to the respective Board any material related party transactions.

However, as provided in Item 404(a), the following types of transactions are excluded:

•
Transactions where the rates or charges are determined by competitive bids,

•
Transactions for the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority,

•
Transactions for services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services,

•
Benefits received on a pro rata basis by holders of PG&E Corporation or Utility securities,

•
Transactions where the individual's interest arises solely (1) from such person's position as a director of another corporation or organization which is a party to the transaction, (2) from the direct or indirect ownership of such person and a specific group (consisting of directors, nominees for director, and executive officers of the corporation, or any member of their immediate families), in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) which is a party to the transaction, or (3) from both such position and ownership,

•
Transactions where the individual's interest arises solely from the holding of an equity interest

  (including a limited partnership interest, but excluding a general partnership interest) or a creditor interest in another person that is party to the transaction with PG&E Corporation, the Utility, or any of their subsidiaries or affiliates, and the transaction is not material to such other person,

•
Transactions where the individual's interest arises only from such person's position as a limited partner in a partnership engaged in a transaction with PG&E Corporation or the Utility, in which the individual's interest (when aggregated with any other Related Parties) is less than 10 percent and the individual does not serve as a general partner of, nor hold another position in, the partnership,

•
An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation is reported pursuant to Regulation S-K, Item 402,

•
An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation would have been reported pursuant to Regulation S-K, Item 402 as compensation earned for services if that individual were a named executive officer, and such compensation had been approved or recommended to the Board by the PG&E Corporation Compensation Committee (or its predecessor, the PG&E Corporation Nominating, Compensation, and Governance Committee) (and the executive officer is not an immediate family member of another Related Party), or

•
Compensation provided to a director, provided that compensation is reported pursuant to Regulation S-K, Item 407.

For 2010, all related party transactions were approved by the applicable company's Audit Committee in accordance with this Policy.

Item No. 1:
Election of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Shareholders are being asked to elect 11 directors to serve on the Board of PG&E Corporation and 12 directors to serve on the Board of the Utility. The 11 nominees for director of PG&E Corporation also are nominees for director of the Utility.

All nominees are current directors who were elected by shareholders at the 2010 annual meetings.

If elected as director, all of the nominees have agreed to serve and will hold office until the next annual meetings or until their successors shall be elected and qualified, except in the case of death, resignation, or removal of a director.

If any of the nominees become unavailable at the time of the annual meetings to accept nomination or election as a director, the proxyholders named on the PG&E Corporation or Utility proxy card (as applicable) will vote for substitute nominees at their discretion.

The following pages provide information about the nominees for director, including principal occupations and directorships held during the past five years, certain other directorships, age, length of service as a director of PG&E Corporation and/or the Utility, and membership on Board committees. Information regarding attendance at Board and committee meetings and ownership of PG&E Corporation and Utility stock is provided in the section entitled "Information Regarding the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company," which can be found on pages 24 to 30 of this Joint Proxy Statement.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR Each of the Nominees for Director Presented in This Joint Proxy Statement.

Nominees for Directors of PG&E Corporation and
Pacific Gas and Electric Company

The Boards of PG&E Corporation and the Utility believe that the nominees for director who are listed below are qualified, dedicated, ethical, and highly regarded individuals. The information provided below includes a chart and a description of each nominee's specific experience, qualifications, attributes, or skills that indicate why that person should serve as a director of the applicable company, in light of the company's business and structure.

The Boards believe that collectively, the distribution of the nominees' experience, skills, and expertise shown in the chart below, among other characteristics, reflects a balanced and multi-disciplinary Board, and appropriately meets the needs of the companies. The Boards do not believe that each nominee must possess all of the characteristics shown in the chart below in order for each Board, as a whole, to function effectively.

*
Includes Christopher P. Johns, who is a nominee for Pacific Gas and Electric Company only.

David R. Andrews
Mr. Andrews is retired Senior Vice President, Government Affairs, General Counsel, and Secretary of PepsiCo, Inc. (food and beverage businesses) (2002 to 2004). He also is co-founder of MetaJure, Inc. (a consulting and technology company focused on developing information access solutions for legal processes) and has been Co-Chairman of that company since 2007. Prior to joining PepsiCo, Inc., Mr. Andrews was a partner in the international law firm of McCutchen, Doyle, Brown & Enersen, LLP (now Bingham McCutchen). He founded that firm's environmental practice and served as Chairman of the firm. Mr. Andrews has been senior counsel to three federal agencies. He served as General Counsel to the U.S. Department of State (1997 to 2000), Principal Deputy General Counsel to the U.S. Department of Health and Human Services (1980 to 1981), and Special Assistant for Policy and Legal Counsel to the Deputy Administrator of the U.S. Environmental Protection Agency (1976 to 1980).

Mr. Andrews has been a director of UnionBanCal Corporation (financial holding company) and Union Bank, N.A. (commercial bank, formerly Union Bank of California) since April 2000 and has been the lead director of UnionBanCal Corporation since 2009. He previously served as chair of UnionBanCal Corporation's nomination and governance committee and was a member of that company's audit committee. Mr. Andrews also has been a director of the James Campbell Company LLC (real estate) since January 2007. He is the presiding director of that company, the chair of its nomination and governance committee, and a member of its compensation committee. Mr. Andrews previously served on the supervisory and joint boards of directors of James Hardie Industries N.V. (fiber cement manufacturing) (2007 to 2009) and was chair of that company's compensation committee and a member of its nomination and governance committee.

Mr. Andrews is a member of the Council on Foreign Relations and the Pacific Council on International Policy. He has served as a member of The Conference Board Task Force on Executive Compensation and as a Senior Fellow for Corporate Governance at the National Chamber Foundation, U.S. Chamber of Commerce.

Mr. Andrews, 69, has been a director of PG&E Corporation and the Utility since August 2000. He currently is Chair of the PG&E Corporation Public Policy Committee, a member of the PG&E Corporation and Utility Audit Committees and Executive Committees, and a member of the PG&E Corporation Nominating and Governance Committee. Mr. Andrews brings management, leadership, and business skills from his professional experience described above, including as an executive and a director of, and legal counsel to, other large public companies and as legal counsel to the Executive Branch. His specific experience and expertise include legal, corporate governance, executive compensation, environmental, governmental, and public policy matters, as well as an in-depth knowledge of PG&E Corporation and the Utility.

Lewis Chew
Mr. Chew is Senior Vice President, Finance and Chief Financial Officer of National Semiconductor Corporation ("National Semiconductor") (design, manufacturing, and sale of semiconductors with a focus on energy efficiency, in Santa Clara, California) and has held that position since 2001. He joined National Semiconductor in 1997 as Director of Internal Audit and was named Vice President and Controller in 1998. Prior to joining National Semiconductor, Mr. Chew was a Partner and certified public accountant at KPMG, LLP (accounting firm), where he served mainly technology and financial institution clients. He joined KPMG, LLP in 1984.

Mr. Chew, 48, has been a director of PG&E Corporation and the Utility since September 2009. He currently is a member of the PG&E Corporation and Utility Audit Committees and a member of the PG&E Corporation Public Policy Committee. As an executive of a large industrial customer in the technology sector in the Utility's service area, he brings a high-tech perspective, as well as insights from a customer's perspective. Mr. Chew has specific financial expertise and executive management and leadership skills gained from serving as Chief Financial Officer of National Semiconductor and as an audit partner at KPMG, LLP. He also has experience managing and overseeing all financial functions at a large public international company, as well as information systems, investor relations, business planning, corporate controllership, strategic planning, business development, worldwide operations finance, and global internal audit functions.

C. Lee Cox
 Mr. Cox is retired Vice Chairman of AirTouch Communications, Inc. (wireless service provider) and retired President and Chief Executive Officer of AirTouch Cellular (cellular telephone services). He was an executive officer of AirTouch Communications, Inc. and its predecessor, PacTel Corporation (telecommunications utility), (1987 to 1997). His positions at those entities included, among others, Vice President of Corporate Communications, Executive Vice President of Operations, and Executive Vice President of Marketing.
Mr. Cox previously served on the boards of directors of Pacific Telesis Group (regional telephone operating company), AirTouch Communications, Inc., Netcom On-Line Communications Services, Inc. (Internet access provider), Cellular Communications, Inc. (cellular telephone services), and Riverstone Networks (provider of networking switching hardware). He currently is a board member of the SPCA for Monterey County and the Nancy Buck Ransom Foundation. He is a past member of the Board of Governors of the Commonwealth Club of California and the Board of Trustees of the World Affairs Council.

Mr. Cox, 70, has been a director of PG&E Corporation and the Utility since 1996 and has served as the non-executive Chairman of the Board of the Utility since January 2008. He also has served as the lead director of PG&E Corporation and the Utility since April 2004 and was most recently reappointed to these positions in December 2010. He currently is Chair of the PG&E Corporation Compensation Committee, a member of the PG&E Corporation Finance Committee, and a member of the PG&E Corporation and Utility Executive Committees. He previously served as Chair of the PG&E Corporation and Utility Audit Committees. As the lead director of each company, Mr. Cox has an in-depth knowledge of PG&E Corporation and the Utility, as well as experience in the companies' corporate governance, compensation, finance, and strategic planning matters. He also brings executive management, business, and leadership skills gained as the chief executive officer and a director of other large public companies. Mr. Cox's experience and expertise also include managing and directing operations, corporate communications, and marketing functions at other large companies that are regulated by the California Public Utilities Commission.

Peter A. Darbee
 Mr. Darbee is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation. During his career at PG&E Corporation, he has held the following positions:
•      Chairman of the Board since January 2006,
•      Chief Executive Officer since January 2005,
• President from January 2005 to June 2007 and since September 2007, and
• Senior Vice President and Chief Financial Officer from September 1999 to December 2004.
Mr. Darbee also held the following positions at the Utility:
• President and Chief Executive Officer from September 2008 to July 2009, and
• Chairman of the Board from January 2006 to May 2007.

Before joining PG&E Corporation, Mr. Darbee was Vice President and Chief Financial Officer of Advanced Fibre Communications, Inc. (broadband solutions for the telecommunications industry) and was Vice President, Chief Financial Officer, and Controller of Pacific Bell (telecommunications utility). As an investment banker with Goldman Sachs & Co. (investment bank), Mr. Darbee was Vice President and co-head of the firm's energy and telecommunications group. He also held positions at Salomon Brothers (investment bank), Kidder, Peabody & Co. (investment bank), AT&T (telecommunications services and equipment), and Citibank (bank and financial services).

Mr. Darbee graduated from the Massachusetts Institute of Technology Reactor Technology Course for Utility Executives in June 2004. He is a member of the Edison Electric Institute Executive Committee, serves as Chairman of the CEO Policy Committee on Public and Governmental Affairs, and is a member of the CEO board of the Clean Energy Group. Mr. Darbee also serves as the United States co-chair for the Global Leadership Technology Exchange and the business co-chair of the Washington, D.C.-based Alliance to Save Energy. He is active in numerous civic and community organizations, including The Business Council, the California Business Roundtable, and the San Francisco Symphony Board of Governors.

Mr. Darbee, 58, has been a director of PG&E Corporation and the Utility since January 2005. He currently is Chair of the PG&E Corporation and Utility Executive Committees. Mr. Darbee brings an in-depth knowledge of the business and operational issues facing PG&E Corporation and the Utility, and the leadership, management, and business skills gained during his tenure as an executive and a director of PG&E Corporation and the Utility and, prior to that, as an executive and a manager at various telecommunications and investment banking entities. Mr. Darbee also has been recognized as a leader in the areas of climate change, energy efficiency, renewable energy, and other aspects of energy and environmental policy.

Maryellen C. Herringer
Ms. Herringer is an attorney-at-law. She held various executive positions at APL Limited (international transportation and logistics services company) (1991 to 1997), most recently serving as Executive Vice President, General Counsel, and Secretary. At APL Limited, she was responsible for overseeing a broad range of functions, including legal, risk management, corporate communications, human resources, internal audit, tax, and community affairs. Prior to joining APL Limited, Ms. Herringer was a partner in the international law firm of Morrison & Foerster (1989 to 1991) and Senior Vice President and General Counsel of
Transamerica Corporation (insurance and financial services) (1981 to 1989).

Ms. Herringer has been a director of ABM Industries Incorporated (facilities services) since 1993 and has served as the non-executive Chairman of the Board of that company since March 2006. She is a member of that company's compensation committee and its executive committee, and previously was chair of its compensation committee and a member of its audit committee. In addition, Ms. Herringer was a director of Wachovia Corporation (bank holding company) and a member of that company's risk committee until it merged with Wells Fargo & Company in December 2008. She also served as a director of Golden West Financial Corporation (savings and loan holding company) and World Savings Bank (savings and loan) from 1996 until they were acquired by Wachovia Corporation in October 2006, and was chair of those companies' nominating and governance committee and a member of their audit committee. Ms. Herringer currently is a member of the boards of trustees of Mills College, Vassar College, the San Francisco Museum of Modern Art, and the Benilde Religious Trust. She also was Chair of the Business Law Section of the State Bar of California.

Ms. Herringer, 67, has been a director of PG&E Corporation and the Utility since October 2005. She currently is Chair of the PG&E Corporation Nominating and Governance Committee and is a member of the PG&E Corporation and Utility Audit Committees and Executive Committees. She previously was a member of the PG&E Corporation Public Policy Committee. Ms. Herringer brings leadership, business, legal, and management skills developed as an executive and a director of, and legal counsel to, other large public companies. Her specific expertise includes legal, corporate governance, risk management, and internal audit matters, as well as corporate transactions and mergers and acquisitions. Ms. Herringer's involvement in local educational, community, and business organizations also provides a perspective regarding the Utility's customer base. In considering whether to re-nominate Ms. Herringer for election to the Boards of PG&E Corporation and the Utility, the PG&E Corporation Nominating and Governance Committee and each company's Board (with Ms. Herringer recusing herself) considered, among other factors, her former service on the board and the risk committee of Wachovia Corporation. The Nominating and Governance Committee and each Board concluded that Ms. Herringer's overall experience, expertise, and skills make her a valuable member of each Board, and that it is in the best interest of each company to re-nominate her as a director.

Christopher P. Johns
 Mr. Johns is President of Pacific Gas and Electric Company. During his career at the Utility, he has held the following positions:
•      President since August 2009,
•      Senior Vice President, Financial Services from May 2009 to July 2009,
•      Senior Vice President and Treasurer from October 2005 through April 2009,

• Chief Financial Officer from October 2005 through May 2007, and
• Vice President and Controller from June 1996 through December 1999.

Mr. Johns also held the following positions at PG&E Corporation:
• Chief Financial Officer from January 2005 through July 2009,
• Senior Vice President from September 2001 to July 2009,
• Treasurer from October 2005 to April 2009,
• Controller from July 1997 to October 2005, and
• Vice President from July 1997 to September 2001.

Prior to becoming an officer of the Utility, Mr. Johns was a partner at KPMG Peat Marwick (accounting firm). Mr. Johns graduated from the Massachusetts Institute of Technology Reactor Technology Course for Utility Executives in June 2006. He also serves on the Board of Directors of the California Chamber of Commerce and the Board of Trustees of the San Francisco Ballet.

Mr. Johns, 50, has been a director of the Utility since February 2010. He currently is a member of the Utility's Executive Committee. Mr. Johns brings a detailed knowledge of the Utility's operations and experience with the Utility's and PG&E Corporation's finance and accounting functions, including oversight of treasury, investor relations, and business planning, along with the management, leadership, and problem-solving skills gained in his years as an executive of PG&E Corporation and the Utility and as a partner at KPMG Peat Marwick.

Roger H. Kimmel
Mr. Kimmel is Vice Chairman of Rothschild Inc. (international investment banking firm) and has held that position since January 2001. His investment banking work includes cross-border and domestic public company mergers and acquisitions, capital market transactions, corporate governance, and advising special committees of boards of directors. He also serves as Chairman of Rothschild Inc.'s Investment Banking Committee. Prior to joining Rothschild Inc., Mr. Kimmel was a partner in the international law firm of Latham & Watkins LLP (1986 to 2001), where his practice focused on mergers and acquisitions, capital markets, and corporate governance matters.

Mr. Kimmel has been a director of Endo Pharmaceuticals Holdings Inc. (pharmaceutical company) since July 2000 and has served as that company's non-executive Chairman of the Board since May 2007. He also is chair of that company's nominating and governance committee, as well as a member of its audit committee and its transactions committee. In addition, Mr. Kimmel has served as a director of Schiff Nutrition International, Inc. (vitamins and nutritional supplements company) since 1996. Mr. Kimmel has been Chairman of the Board of Trustees of the University of Virginia Law School Foundation (not-for-profit) since January 2009. He has been a public speaker on corporate governance issues and private equity transactions.

Mr. Kimmel, 64, has been a director of PG&E Corporation and the Utility since January 2009. He currently is a member of the PG&E Corporation Finance Committee and the PG&E Corporation Public Policy Committee. Mr. Kimmel brings business, finance, and legal skills, as well as leadership and problem-solving skills developed as an executive and a director of, and legal counsel to, other large public companies. His specific expertise includes corporate transactions, finance, investment banking, international business, corporate governance, and legal matters.

Richard A. Meserve
Dr. Meserve is President of the Carnegie Institution of Washington (not-for-profit scientific research institution) and has held that position since April 2003. Dr. Meserve, who has both a Ph.D. in applied physics and a law degree, also has served as Senior Of Counsel to the international law firm of Covington & Burling LLP since April 2004 and was previously a partner in that firm. Prior to joining the Carnegie Institution of Washington, Dr. Meserve was Chairman of the U.S. Nuclear Regulatory Commission (1999 to 2003). Before joining Covington & Burling LLP in 1981, he served as legal counsel to President Carter's science and technology advisor and as a law clerk to Justice Harry A. Blackmun of the U.S. Supreme Court. In February 2009, U.S. Secretary of Energy Steven Chu appointed Dr. Meserve to the Blue Ribbon Commission on America's Nuclear Future.

Dr. Meserve has served as chair of the nuclear committee of Energy Future Holdings Corporation since 2010, and previously was a director of Luminant (competitive power generation subsidiary of Energy Future Holdings Corporation) (2008 to 2010). He has served as a member of the board of trustees of Universities Research Association, Inc. (consortium of research-oriented universities) since 2004. He also is a member of the independent advisory board of UniStar Nuclear Energy LLC (design, licensing, construction, and operation of new nuclear power plants) and Constellation Energy Nuclear Group, LLC (existing nuclear power plant owner and operator). Dr. Meserve serves as Chairman of the International Nuclear Safety Group, chartered by the International Atomic Energy Agency, and as Co-Chair of the Committee on Science, Technology, and Law of the National Academies of Sciences and Engineering. He is a member of the Board of Overseers of Harvard University and serves on the Council and Trust of the American Academy of Arts and Sciences. Dr. Meserve also is a member of numerous national scientific and research-oriented organizations.

Dr. Meserve, 66, has been a director of PG&E Corporation and the Utility since December 2006. He currently is a member of the PG&E Corporation Nominating and Governance Committee and the PG&E Corporation Public Policy Committee. Dr. Meserve brings technical, legal, regulatory, and public policy expertise in numerous areas, including nuclear power, energy policy, and climate change, as well as leadership and business skills developed as an executive and a director of, and an advisor to, national and international scientific, research-oriented, and legal organizations.

Forrest E. Miller
Mr. Miller is Group President-Corporate Strategy and Development of AT&T Inc. (communications holding company) and has held that position since June 2007. In that position, he is responsible for enterprise-wide strategic planning, business development, and mergers and acquisitions. From December 2006 to June 2007, he was Group President-Strategic Initiatives and Human Resources of AT&T Inc. Before that, Mr. Miller was Group President of AT&T Corp., the Global Enterprise division of AT&T Inc. He assumed that responsibility in November 2005, immediately after the close of the merger between SBC
Communications and AT&T Corp. He had overall responsibility for the integration of the two companies' enterprise operations. Between 1984 and November 2005, Mr. Miller held a variety of executive positions at SBC Communications (communications holding company) and its predecessor Pacific Telesis Group, including Group President-External Affairs and Planning, Group President-Corporate Planning, President and CEO-SBC Southwestern Bell, President and CEO-SBC SNET, and President and CEO-SBC Directory Services.

Mr. Miller currently serves as a trustee of Trinity University in San Antonio, Texas and the Dallas Museum of Art. He has served on the management board of the Graduate School of Business at Stanford University and as Chairman of the Board of the Yellow Pages Publishers Association.

Mr. Miller, 58, has been a director of PG&E Corporation and the Utility since February 2009. He currently is a member of the PG&E Corporation and Utility Audit Committees and the PG&E Corporation Compensation Committee. Mr. Miller brings strategic management, leadership, and business skills developed as an executive of other large public companies in both regulated and competitive markets, as well as specific expertise in a number of areas, including strategic planning, corporate finance, mergers and acquisitions, and government and regulatory affairs.

Rosendo G. Parra
Mr. Parra is a retired executive of Dell Inc. (international information technology company). From 1993 until his retirement in 2007, he held various executive and senior management positions at Dell Inc., including Senior Vice President for the Home and Small Business Group (2006 to 2007) and Senior Vice President and General Manager, Dell Americas (2002 to 2006). In those roles, Mr. Parra led Dell Inc.'s activities in the Americas. Those activities included marketing, sales, manufacturing, logistics/distribution, call center operations, and services to all customer segments in the Americas, including consumer, small business, and medium, large, and global corporate accounts, as well as government and education. Mr. Parra also is a co-founder of Daylight Partners (technology-focused venture capital firm) and has been a Partner of that firm since December 2007. Prior to joining Dell Inc., Mr. Parra was a senior executive of GRiD Computer Systems Inc. (producer of ruggedized and pen-based computers) for four years and spent 12 years with RadioShack Corporation (consumer electronics specialty retailer), where he served in a number of retail operating roles.

Mr. Parra has been a director of Brinker International (casual restaurant dining company) since December 2004 and is Chair of that company's compensation committee and a member of its governance and nominating committee. He also has been a director of NII Holdings, Inc. (mobile communications services in Latin America) since October 2008 and is Chair of that company's compensation and governance committee.

Mr. Parra, 51, has been a director of PG&E Corporation and the Utility since September 2009. He currently is a member of the PG&E Corporation Finance Committee and the PG&E Corporation Nominating and Governance Committee. Mr. Parra brings business management, leadership, and problem-solving skills developed as an executive and a director of other large public companies, and specific experience in various areas, including technology, product development, manufacturing, sales, marketing, and customer service.

Barbara L. Rambo
Ms. Rambo is Chief Executive Officer of Taconic Management Services (management consulting and services company) and has held that position since October 2009. Prior to joining Taconic Management Services, she was Vice Chair and a director of Nietech Corporation (payments technology company) (2006 to 2009) and was Chief Executive Officer of that company (2002 to 2006). Ms. Rambo previously served as Chairman of the Board and as President and Chief Executive Officer of OpenClose Technologies (financial services company). Before that, she held various executive and management positions at Bank of
America (1974 to 1998), most recently serving as Group Executive Vice President and head of commercial banking.

Ms. Rambo has been a director of International Rectifier Corporation (power management technologies) since December 2009 and serves on that company's compensation and stock options committee. She also has been a director of West Marine, Inc. (boating supply retailer) since November 2009 and is a member of that company's audit committee and its governance and compensation committee. In addition, since October 2007, Ms. Rambo has been a director of UnionBanCal Corporation (financial holding company) and Union Bank, N.A. (commercial bank, formerly Union Bank of California), where she chairs a strategic planning initiative of the board. She is a member of those companies' audit committee and their compensation committee, and is a past member of their public policy committee. Previously, Ms. Rambo was a member of the Board of Directors of Gymboree Corporation (children's clothing) (1996 to 2007) and served on that company's audit committee and its compensation committee.

Ms. Rambo, 58, has been a director of PG&E Corporation and the Utility since January 2005. She currently serves as Chair of the PG&E Corporation Finance Committee and is a member of the PG&E Corporation Compensation Committee, the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation and Utility Executive Committees. Ms. Rambo brings leadership and business skills developed as an executive and a director of other large public companies, with a focus on the financial services and technology sectors, and specific experience in various areas, including corporate finance, capital markets, sales and marketing, operations, and executive management.

Barry Lawson Williams
Mr. Williams is retired Managing General Partner of Williams Pacific Ventures, Inc. (business and real estate investment and consulting) and also has served as President of that company since 1987. He served as interim President and Chief Executive Officer of the American Management Association International (management development organization) (2000 to 2001), as a mediator for JAMS (mediation and arbitration services) (1994 to 2002), and as President of C.N. Flagg Power, Inc. (construction services) (1989 to 1992). In addition, Mr. Williams has been a general partner in various real estate joint ventures located primarily within the Utility's service territory.

Mr. Williams has been a director of CH2M Hill Companies, Ltd. (engineering and environmental consulting) since 1996 and serves on that company's audit, compensation, and risk committees. In addition, he has been a director of The Simpson Manufacturing Company Inc. (building construction products) since 1995 and is chair of that company's acquisitions and strategy committee and a member of its compensation and leadership development committee and its governance and nominating committee. Mr. Williams also has been a director of SLM Corporation (student loans and financial services) since July 2000 and is a member of that company's audit committee. He has been a member of the Board of Trustees of The Northwestern Mutual Life Company (life and disability insurance and annuities) since 1986 and is a member of that company's operations and technology committee. Previously, Mr. Williams was a director of R.H. Donnelley Corporation (marketing services company) (1998 to 2010) and served on that company's audit, compensation, and governance committees. He also is a director or trustee of numerous not-for-profit organizations, including the African American Experience Fund of the National Park Foundation, and mentoring programs such as Management Leadership for Tomorrow.

Mr. Williams, 66, has been a director of the Utility since 1990 and a director of PG&E Corporation since 1996. He currently serves as Chair of the PG&E Corporation and Utility Audit Committees, and is a member of the PG&E Corporation Compensation Committee, the PG&E Corporation Finance Committee, and the PG&E Corporation and Utility Executive Committees. He previously served as Chair of the PG&E Corporation Finance Committee. Mr. Williams brings management, leadership, and business skills developed as an executive and a director of numerous public and privately held companies. He has experience in numerous areas, including in financial, audit, engineering, construction, real estate, and environmental matters, as well as mediation expertise. Mr. Williams' involvement in the local community provides a valuable perspective on the Utility's customer base. He also has an in-depth knowledge of PG&E Corporation and the Utility, based on his tenure as a director.

Information Regarding the
Boards of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Director Independence and Qualifications

As previously noted, the PG&E Corporation and Utility Corporate Governance Guidelines provide that each Board must have at least 75 percent independent directors (as defined in the Corporate Governance Guidelines, which are included as Appendix A to this Joint Proxy Statement), and that key Board committees must be comprised entirely of independent directors. Additional qualification requirements apply to members of the companies' Audit Committees. As described below, each company's Board and its committees satisfied these independence standards during 2010.

The Boards of PG&E Corporation and the Utility each have affirmatively determined that the following directors are independent and were independent throughout 2010: David R. Andrews, Lewis Chew, C. Lee Cox, Maryellen C. Herringer, Roger H. Kimmel, Richard A. Meserve, Forrest E. Miller, Rosendo G. Parra, Barbara L. Rambo, and Barry Lawson Williams. The Boards have determined that each is independent because he or she:

•
Does not have any relationship with either PG&E Corporation or the Utility that would interfere with the exercise of independent judgment,

•
Is "independent" as defined by applicable NYSE and Amex rules, and

•
Satisfies each of the categorical standards adopted by the Boards for determining whether a specific relationship is "material" and a director is independent. These categorical standards are set forth in Appendix A on pages A-6 and A-7 of this Joint Proxy Statement.

In the process of determining each director's independence, the Boards considered transactions between PG&E Corporation or the Utility and their respective directors and their immediate family members, and certain entities with which the directors or their immediate family members were affiliated. Other than transactions with AT&T Inc. and Covington & Burling LLP, these transactions only involved the Utility's provision of utility services at rates or charges fixed in conformity with law or governmental authority, which the Boards determined were not material and did not affect the director's independence. PG&E Corporation and the Utility received from AT&T Inc. (of which Mr. Miller serves as an executive officer) utility services at rates or charges fixed in conformity with law or governmental authority, and other telecommunications services and related equipment in the ordinary course of business, which the Boards determined were not material and did not affect Mr. Miller's independence. Within the past three years, PG&E Corporation and the Utility have received legal services from Covington & Burling LLP (to which Dr. Meserve is Senior Of Counsel), all of which were performed in the ordinary course of business. The annual dollar value of such services was less than the $10,000 per year disclosure threshold for review pursuant to the companies' Related Party Transaction Policy. The Boards have determined that these transactions were not material and did not affect Dr. Meserve's independence.

Director Attendance at Board and Committee Meetings During 2010

During 2010, there were 12 meetings of the PG&E Corporation Board and 29 meetings of the PG&E Corporation principal standing Board committees. Each incumbent PG&E Corporation director attended at least 85 percent of the total number of applicable Board and Board committee meetings held during the period of his or her service on the Board and Board committees during 2010.

During 2010, there were 11 meetings of the Utility Board and 12 meetings of the Utility principal standing Board committees. Each incumbent Utility director attended at least 90 percent of the total number of applicable Board and Board committee meetings held during the period of his or her service on the Board and Board committees during 2010.

Director Attendance at the 2010 Annual Meetings

Each member of the Board of PG&E Corporation or the Utility is expected to attend that company's annual meetings. All 11 incumbent directors attended PG&E Corporation's 2010 annual meeting and all 12 incumbent directors attended the Utility's 2010 annual meeting.

Committee Membership

The membership of PG&E Corporation's and the Utility's principal standing Board committees is described below.

	Executive Committees		Audit Committees	Compensation Committee		Finance Committee		Nominating and Governance Committee		Public Policy Committee
Independent Non-Employee Directors:
D. R. Andrews	X		X					X		X	*
L. Chew			X							X
C. L. Cox(1)	X			X	*	X
M. C. Herringer	X		X					X	*
R. H. Kimmel						X				X
R. A. Meserve								X		X
F. E. Miller			X	X
R. G. Parra						X		X
B. L. Rambo	X			X		X	*	X
B. L. Williams(2)	X		X*(2)	X		X
Employee Directors:
P. A. Darbee	X	*
C. P. Johns(3)	X
Number of Meetings in 2010 (PG&E Corporation/Utility where applicable)	6/6		6/6	3		6		3		5
*
Committee Chair
(1)
Independent lead director of PG&E Corporation and the Utility and the non-executive Chairman of the Utility.
(2)
Audit committee financial expert, as defined by the SEC.
(3)
Member of the Utility's Executive Committee only.

No member of either Audit Committee is a member of a stock exchange or serves on more than three other public companies' audit committees.

Compensation of Non-Employee Directors

In September 2008, the PG&E Corporation Compensation Committee reaffirmed the following approach for determining compensation levels for non-employee directors of PG&E Corporation and the Utility:

•
Target total compensation (i.e., Board and committee retainers, meeting fees, chairperson retainers, and equity) should be competitive with the average of the comparator group used for analysis of executive pay,

•
Director compensation should be set for two-year periods, to achieve the preceding objective at the midpoint of each period,
•
Target total compensation for the companies' Audit Committees and their Chair should reflect a premium to account for their increased responsibility and accountability pursuant to stock exchange requirements and legislation, and

•
Target total compensation for the lead director should reflect the same premium as for the Chair of the Audit Committees.

The following section provides additional information regarding compensation paid to the non-employee directors of PG&E Corporation and the Utility during 2010.

2010 Director Compensation

The following table summarizes the principal components of compensation paid or granted during 2010 to the non-employee directors of PG&E Corporation and the Utility.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
D. R. Andrews	126,250	80,520	11,445	95	218,310
L. Chew	101,250	90,586		95	191,931
C. L. Cox	161,500	90,586		95	252,181
M. C. Herringer	115,750	90,586		2,595	208,931
R. H. Kimmel	95,250	90,586		95	185,931
R. A. Meserve	84,750	90,586		1,595	176,931
F. E. Miller	95,000	90,586		95	185,681
R. G. Parra	91,750	90,586		95	182,431
B. L. Rambo	116,750	90,586		95	207,431
B. L. Williams	170,500	90,586		2,595	263,681
(1)
Represents receipt of retainers and meeting fees consistent with the schedule described in the narrative following this table. Total meeting fees were: Mr. Andrews $63,750, Mr. Chew $46,250, Mr. Cox $49,000, Ms. Herringer $53,250, Mr. Kimmel $40,250, Dr. Meserve $29,750, Mr. Miller $40,000, Mr. Parra $36,750, Ms. Rambo $54,250, and Mr. Williams $65,500.

(2)
Represents the grant date fair value of restricted stock and restricted stock units ("RSUs") granted in 2010 measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"). Grant date fair value is measured using the closing price of PG&E Corporation common stock. In 2010, each non-employee director received 1,054 shares of restricted stock with a grant date value of $45,291. Mr. Chew, Mr. Cox, Ms. Herringer, Mr. Kimmel, Dr. Meserve, Mr. Miller, Mr. Parra, Ms. Rambo, and Mr. Williams each received 1,054.111 RSUs with a grant date value of $45,295. Mr. Andrews received 819.864 RSUs with a grant date value of $35,229. The aggregate number of stock awards outstanding for each non-employee director at December 31, 2010 was: Mr. Andrews 5,884, Mr. Chew 2,141, Mr. Cox 12,484, Ms. Herringer 8,286, Mr. Kimmel 3,833, Dr. Meserve 7,648, Mr. Miller 3,833, Mr. Parra 2,141, Ms. Rambo 9,886, and Mr. Williams 9,324.

(3)
Represents the fair value of stock options granted in 2010, measured in accordance with FASB ASC Topic 718. The grant date fair value was estimated using the Black-Scholes valuation method. The exercise price of the stock options, $42.97, is the closing price of PG&E Corporation common stock on the March 10, 2010 grant date. The aggregate number of option awards outstanding for each non-employee director at December 31, 2010 was: Mr. Andrews 42,512, Mr. Chew 0, Mr. Cox 0, Ms. Herringer 2,491, Mr. Kimmel 4,090, Dr. Meserve 0, Mr. Miller 4,090, Mr. Parra 0, Ms. Rambo 0, and Mr. Williams 23,090.

(4)
Represents (i) premiums paid for accidental death and dismemberment insurance, and (ii) matching gifts to qualified educational and environmental nonprofit organizations pursuant to the PG&E Corporation Matching Gifts Program, which establishes a set fund for matching eligible gifts made by employees and directors on a dollar-for-dollar basis, up to a total of $2,500 per calendar year per individual, as follows: Ms. Herringer $2,500, Dr. Meserve $1,500, and Mr. Williams $2,500.

Director Retainers and Fees

During 2010, each director who was not an officer or employee of PG&E Corporation or the Utility received a quarterly retainer of $13,750. The non-employee directors who chaired the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee each received an additional quarterly retainer of $1,875. The non-employee director who chaired the Audit Committees received an additional quarterly retainer of $12,500. In addition, the non-employee director who served as the lead director received an additional quarterly retainer of $12,500.

Non-employee directors also received a fee of $1,750 for each Board or Board committee meeting attended, except that members of the Audit Committees received a fee of $2,750 for each Audit Committee meeting attended.

Directors also receive a $1,750 per-meeting fee for attending shareholder meetings that are not held on the same day as a meeting of the respective company's Board.

Non-Employee Director Stock-Based Compensation

Under the PG&E Corporation 2006 Long-Term Incentive Plan ("LTIP"), each non-employee director of PG&E Corporation is entitled to receive annual awards of stock-based compensation.

Awards for 2010 were granted on March 10, 2010. Such grants had a total aggregate value of $90,000, composed of:

•
Restricted shares of PG&E Corporation common stock valued at $45,000 (based on the average closing price of PG&E Corporation common stock over the five trading days of March 4 through March 10, 2010), and

•
A combination, as elected by the director, of non-qualified stock options and RSUs (including dividend rights that are converted to additional credited RSUs) with a total value of $45,000, based on increments valued at $5,000 (or if no election is made, stock options and RSUs with a value of $22,500 each).

The per-option value is based on the Black-Scholes stock option valuation method, discounting the resulting value by 20 percent. The exercise price of stock options is the market value of PG&E Corporation common stock (i.e., the closing price) on the grant date. The value of each RSU is based on the average closing price of PG&E Corporation common stock over the five trading days of March 4 through March 10, 2010.

Stock options vest over a four-year period following the grant date, with one-third of the grant vesting on each of the second, third, and fourth anniversaries of grant, except that stock options will vest immediately upon mandatory retirement from the Board, or upon a director's termination due to death or disability. If a director ceases to be a member of the Board for any other reason, any unvested stock options will be forfeited.

Restricted stock awards vest over the five-year period following the grant date, except that restricted stock will vest immediately upon retirement from the Board after reaching the applicable director retirement threshold, or upon a director's termination due to death or disability. If a director ceases to be a member of the Board for any other reason, any unvested shares of restricted stock will be forfeited.

RSUs granted to non-employee directors are payable only in the form of PG&E Corporation common stock following a director's retirement from the Board after five consecutive years of service or upon reaching mandatory retirement age, or upon a director's termination due to death or disability. If a director ceases to be a member of the Board for any other reason, all RSUs will be forfeited.

A non-employee director's equity-based awards also will vest or accelerate in full if there is a Change in Control, as defined in the LTIP. Restricted stock and stock options become payable upon vesting, and RSUs become payable in accordance with the normal settlement schedule.

Director Payments for Attending Meetings of Both PG&E Corporation and the Utility

Directors who serve on both the PG&E Corporation and Utility Boards and corresponding committees do not receive additional compensation for concurrent service on the Utility's Board or its committees. However, separate meeting fees are paid for each meeting of the Utility Board or a Utility Board committee that is not held concurrently or sequentially with a meeting of the PG&E Corporation Board or a corresponding PG&E Corporation Board committee. It is the usual practice of PG&E Corporation and the Utility that meetings of the companies' Boards and corresponding committees are held concurrently and, therefore, that a single meeting fee is paid to each director for each set of meetings.

Director's Ability to Defer Retainers and Fees

Under the PG&E Corporation 2005 Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation and the Utility may elect to defer all or part of their retainers and fees. Directors who participate in the Deferred Compensation Plan may elect either to (1) convert their deferred compensation into common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock, or (2) have their deferred compensation invested in the Utility Bond Fund (which is described in the narrative following the "Non-Qualified Deferred Compensation" table on page 63 of this Joint Proxy Statement.

Director Reimbursement for Travel and Other Expenses

Directors of PG&E Corporation and the Utility are reimbursed for reasonable expenses incurred in connection with attending Board, Board committee, or shareholder meetings, or participating in other activities undertaken on behalf of PG&E Corporation or the Utility.

Director Retirement Benefits from PG&E Corporation or the Utility

The PG&E Corporation Retirement Plan for Non-Employee Directors was terminated effective January 1, 1998. Directors who had accrued benefits under the Plan were given a one-time option of either (1) receiving the benefit accrued through 1997, upon their retirement, or (2) converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. The payment of accrued retirement benefits, or distributions from the Deferred Compensation Plan relating to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

Director Compensation for 2011

During 2010, the Compensation Committee conducted its biennial review of non-employee director compensation, with assistance from FWC, the Committee's independent compensation consultant. FWC conducted an independent analysis of PG&E Corporation's and the Utility's non-employee director compensation as compared to peer companies, with the objective of ensuring that non-employee director compensation is:

•
Market-competitive in terms of annual compensation value, and

•
Consistent with emerging best practices and trends.

Following this review, the Boards of Directors approved the following adjustments to non-employee director compensation, which became effective on January 1, 2011:

•
LTIP awards for non-employee directors will now consist only of RSUs that are granted upon election to the Board at each annual meeting and that vest in one year at the end of the director's elected term. RSUs also will vest upon the director's death, disability, or a change in control (although settlement may be delayed), and otherwise are forfeited if the director ceases to be a member of the Board during his or her elected one-year term.

•
Stock ownership guidelines for non-employee directors were increased to five times each director's annual retainer, from four times the annual retainer. Holdings are valued as of the date of measurement, rather than the date of grant.

•
Quarterly retainers for the chairs of the PG&E Corporation Compensation, Finance, Nominating and Governance, and Public Policy Committees were increased from $1,875 to $2,500.

Legal Proceedings

A lawsuit was filed in San Mateo County Superior Court as a purported shareholder derivative lawsuit to seek recovery on behalf of PG&E Corporation and the Utility for alleged breaches of fiduciary duty by officers and directors, among other claims. The claims generally relate to the September 9, 2010 accident in San Bruno, California, involving the rupture of an underground 30-inch natural gas transmission pipeline owned and operated by the Utility.

Related Person Transactions

Brian K. Cherry is Vice President, Regulatory Relations of the Utility and is the spouse of Sara A. Cherry, Vice President, Finance and Chief Financial Officer of the Utility. During 2010, Mr. Cherry received compensation consisting of approximately $410,000 in salary and short-term incentive awards, as well as LTIP awards with an estimated grant date fair market value of approximately $210,000. Compensation provided to Mr. Cherry during 2011 is expected to be similar, except that Mr. Cherry, as a member of the officer team, will not receive a short-term incentive award during 2011 (for corporate performance during 2010).

During 2010, BlackRock, Inc. ("BlackRock") was beneficial owner of at least 5 percent of PG&E Corporation common stock. Affiliates of BlackRock provided asset management services to PG&E Corporation's and the Utility's employee benefit trusts and to the Utility's nuclear decommissioning trusts. In exchange for these services, BlackRock's affiliates earned approximately $3.9 million in fees during 2010. These services were initiated prior to BlackRock's becoming a 5 percent owner of PG&E Corporation common stock, and the services continue to be subject to terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party. PG&E Corporation and the Utility expect that BlackRock and its affiliates will continue to provide similar services and products in the future, at similar levels, in the normal course of business operations.

Security Ownership of Management

The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the SEC) as of March 10, 2011 by the directors, the nominees for director, and the individuals named in the Summary Compensation Table appearing in this Joint Proxy Statement, and all directors and executive officers of PG&E Corporation and the Utility as a group. As of March 10, 2011, no listed individual owned shares of any class of Utility securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation's deferred compensation and equity plans.

Name	Beneficial Stock Ownership(1)(2)(3)	Percent of Class(4)	Common Stock Equivalents(5)	Total
David R. Andrews(6)	42,825	*	2,713	45,538
Lewis Chew(6)	1,074	*	0	1,074
C. Lee Cox(6)	10,160	*	11,254	21,414
Peter A. Darbee(7)	77,211	*	13,031	90,242
Maryellen C. Herringer(6)	9,612	*	18,252	27,864
Christopher P. Johns(8)	12,793	*	30,963	43,756
Roger H. Kimmel(6)	3,684	*	2,716	6,400
Richard A. Meserve(6)	4,221	*	0	4,221
Forrest E. Miller(6)	3,684	*	2,716	6,400
Rosendo G. Parra(6)	1,054	*	0	1,054
Barbara L. Rambo(6)	5,929	*	6,753	12,682
Barry Lawson Williams(6)	33,358	*	11,749	45,107
Kent M. Harvey(9)	14,549	*	6,088	20,637
Hyun Park(10)	27,006	*	360	27,366
Rand L. Rosenberg(9)	4,658	*	28	4,686
John S. Keenan(11)	18,159	*	14,952	33,111
Sara A. Cherry(12)	634	*	0	634
Barbara L. Barcon(13)	0	*	0	0
All PG&E Corporation directors and executive officers as a group (17 persons)	260,647	*	106,624	367,271
All Utility directors and executive officers as a group (24 persons)	361,181	*	119,359	480,540
*
Less than 1 percent

(1)
This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and former executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. Except as otherwise indicated below, the listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Mr. Andrews 8,586 shares, Mr. Cox 10,160 shares, Mr. Darbee 28,000 shares, Ms. Herringer 2,100 shares, all PG&E Corporation directors and executive officers as a group 48,846 shares, and all Utility directors and executive officers as a group 48,846 shares.

(2)
This column includes the following shares of PG&E Corporation common stock that the listed individuals have the right to acquire within 60 days of March 10, 2011 through the exercise of vested stock options granted under the PG&E Corporation Long-Term Incentive Program or the LTIP: Mr. Andrews 34,239 shares, Ms. Herringer 2,491 shares, Mr. Kimmel 1,364 shares, Mr. Miller 1,364 shares, Mr. Williams 19,310 shares, all PG&E Corporation directors and executive officers as a group 58,768 shares, and all Utility directors and executive officers as a group 94,468 shares. The listed individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options, under the terms of the PG&E Corporation Long-Term Incentive Program or the LTIP, as appropriate. This column also includes 27,028 shares of PG&E Corporation common stock underlying RSUs granted to

  Mr. Darbee in May 2008 and January 2009. Because Mr. Darbee is retirement-eligible, under the terms of those awards he would have the right to acquire such stock within 60 days if he resigned from PG&E Corporation on March 10, 2011.

(3)
This column includes restricted shares of PG&E Corporation common stock granted under the LTIP. As of March 10, 2011, the listed individuals held the following numbers of restricted shares that may not be sold or otherwise transferred until certain vesting conditions are satisfied: Mr. Andrews 2,193 shares, Mr. Chew 843 shares, Mr. Cox 2,193 shares, Mr. Darbee 20,170 shares, Ms. Herringer 2,193 shares, Mr. Johns 3,922 shares, Mr. Kimmel 1,602 shares, Dr. Meserve 2,193 shares, Mr. Miller 1,602 shares, Mr. Parra 843 shares, Ms. Rambo 2,193 shares, Mr. Williams 2,193 shares, Mr. Harvey 1,792 shares, Mr. Park 3,584 shares, Mr. Rosenberg 3,698 shares, Mr. Keenan 2,150 shares, all PG&E Corporation directors and executive officers as a group 54,184 shares, and all Utility directors and executive officers as a group 59,936 shares.

(4)
The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of March 10, 2011.

(5)
This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.

(6)
Mr. Andrews, Mr. Chew, Mr. Cox, Ms. Herringer, Mr. Kimmel, Dr. Meserve, Mr. Miller, Mr. Parra, Ms. Rambo, and Mr. Williams are directors of both PG&E Corporation and the Utility.

(7)
Mr. Darbee is a director and the Chairman, CEO, and President of PG&E Corporation, and a director and an executive officer of the Utility. He is named in the Summary Compensation Table.

(8)
Mr. Johns is a director and the President of the Utility, and an executive officer of PG&E Corporation and the Utility. He is named in the Summary Compensation Table.

(9)
Mr. Harvey and Mr. Rosenberg are executive officers of PG&E Corporation and are named in the Summary Compensation Table.

(10)
Mr. Park is an executive officer of both PG&E Corporation and the Utility and is named in the Summary Compensation Table.

(11)
Mr. Keenan is an executive officer of the Utility and is named in the Summary Compensation Table.

(12)
Ms. Cherry became Vice President, Finance and Chief Financial Officer of the Utility on March 1, 2010 and is named in the Summary Compensation Table.

(13)
Ms. Barcon was the CFO of the Utility from March 24, 2008 to March 1, 2010 and is named in the Summary Compensation Table

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, PG&E Corporation's and the Utility's directors and certain officers, as well as persons who own greater than 10 percent of PG&E Corporation's or the Utility's equity securities, must file reports of ownership and changes in ownership of such equity securities with the SEC and the principal national securities exchange on which those securities are registered, and must furnish PG&E Corporation or the Utility with copies of all such reports that they file.

Based solely on review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and the Utility believe that during 2010 all filing requirements applicable to their respective directors, officers, and 10 percent shareholders were satisfied. No information is reported for individuals during periods in which they were not directors, officers, or 10 percent shareholders of the respective company.

Item No. 2:
Ratification of the Appointment of the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

The Audit Committees of PG&E Corporation and the Utility each have selected and appointed Deloitte & Touche LLP ("Deloitte & Touche") as the independent registered public accounting firm for that company to audit the consolidated financial statements as of and for the year ended December 31, 2011, and to audit the effectiveness of internal control over financial reporting as of December 31, 2011. Deloitte & Touche is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche has served as independent public accountants for PG&E Corporation and the Utility since 1999.

One or more representatives of Deloitte & Touche are expected to be present at the annual meetings. They will have the opportunity to make a statement if they wish and are expected to be available to respond to questions from shareholders.

PG&E Corporation and the Utility are not required to submit these appointments to a vote of their shareholders. If the shareholders of either PG&E Corporation or the Utility do not ratify the appointment, the applicable Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche.

Information Regarding the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committees have reviewed the audit and non-audit fees that PG&E Corporation, the Utility, and their respective controlled subsidiaries have paid to the independent registered public accounting firm, in order to consider whether those fees are compatible with maintaining the firm's independence.

Table 1:    Fees Billed to PG&E Corporation
(Amounts include Fees Billed to Pacific Gas and Electric Company and its Subsidiaries shown in Table 2 below)

	2010	2009
Audit Fees	$4.5 million	$4.5 million
Audit-Related Fees	$0.6 million	$0.3 million
Tax Fees	$0	$0.2 million
All Other Fees	$0	$0

Table 2:    Fees Billed to Pacific Gas and Electric Company and its Subsidiaries
(Amounts are included in Fees Billed to PG&E Corporation shown in Table 1 above)

	2010	2009
Audit Fees	$3.9 million	$3.9 million
Audit-Related Fees	$0.5 million	$0.3 million
Tax Fees	$0	$0.2 million
All Other Fees	$0	$0

Audit Fees

Audit fees billed for 2010 and 2009 relate to services rendered by Deloitte & Touche in connection with reviews of Quarterly Reports on Form 10-Q, certain limited procedures on registration statements, the audits of the annual financial statements of PG&E Corporation and its subsidiaries and the Utility and its subsidiaries, and the audits of both PG&E Corporation's and the Utility's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

Audit-related fees billed in 2010 and 2009 relate to services rendered by Deloitte & Touche to both PG&E Corporation and its subsidiaries and the Utility and its subsidiaries for nuclear decommissioning trust audits, consultations on financial accounting and reporting standards, and required agreed-upon procedure reports related to contractual obligations of the Utility and its subsidiaries. Audit-related fees billed in 2009 also relate to services for employee benefit plan audits.

Tax Fees

Tax fees billed in 2009 relate to services rendered by Deloitte & Touche to PG&E Corporation and its subsidiaries for tax advice provided with respect to routine tax compliance matters, general tax planning and advice, and tax controversy support. Tax fees billed in 2009 also relate to tax advice related to changes in tax accounting.

All Other Fees

Deloitte & Touche provided no services in this category to PG&E Corporation and its subsidiaries or to the Utility and its subsidiaries during 2010 and 2009.

Obtaining Services from the Independent Registered Public Accounting Firm

The following section describes policies and procedures regarding how PG&E Corporation, the Utility, and their consolidated affiliates may obtain services from Deloitte & Touche, including limitations on the types of services that the companies may obtain, and approval procedures relating to those services.

Services Provided by the Independent Registered Public Accounting Firm

In June 2002, PG&E Corporation adopted a policy providing that the company and its controlled subsidiaries only could enter into new engagements with Deloitte & Touche and its affiliate, Deloitte Consulting, for three types of services. The three permitted categories of services are:

•
Audit services,

•
Audit-related services, and

•
Tax services that Deloitte & Touche and its affiliates are allowed to provide to Deloitte & Touche's audit clients under the Sarbanes-Oxley Act.

PG&E Corporation and its subsidiaries traditionally have obtained these types of services from its independent registered public accounting firm.

Audit Committee Pre-Approval Policy for Services Provided by the Independent Registered Public Accounting Firm

The PG&E Corporation and Utility Audit Committees approve the selection of the independent registered public accounting firm for each fiscal year, and approve obtaining from the accounting firm a detailed list of (1) audit services, (2) audit-related services, and (3) tax services, all up to specified fee amounts.

(1)
"Audit services" generally include audit and review of annual and quarterly financial statements and services that only the independent registered public accounting firm reasonably can provide (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC).

(2)
"Audit-related services" generally include assurance and related services that traditionally are performed by the independent registered public accounting firm (e.g., agreed-upon procedure reports related to contractual obligations and attest services that are not required by statute or regulation).

(3)
"Tax services" generally include compliance, tax strategy, tax appeals, and specialized tax issues, all of which also must be permitted under the Sarbanes-Oxley Act.

In determining whether to pre-approve any services from the independent registered public accounting firm, the Audit Committees assess, among other things, the impact of that service on the accounting firm's independence.

Additional Services

After the initial annual pre-approval, the Audit Committees must pre-approve any proposed engagement of the independent registered public accounting firm for any audit, audit-related, and tax services that are not included on the list of pre-approved services, and must pre-approve any listed pre-approved services that would cause PG&E Corporation or the Utility to exceed the authorized fee amounts. Other services may be obtained from the independent registered public accounting firm only following review and approval by the applicable company's management and review and pre-approval by the applicable Audit Committee.

Delegation of Pre-Approval Authority

Each Audit Committee has delegated to the Committee Chair, or to any other independent Committee member if the Chair is not available, the authority to pre-approve audit and non-audit services by the company's independent registered public accounting firm. Any pre-approvals granted under this authority must be presented to the full Audit Committee at the next regularly scheduled Committee meeting.

Monitoring Pre-Approved Services

At each regular meeting of the Audit Committees, management provides a report on the nature of specific audit and non-audit services being performed by Deloitte & Touche for the company and its subsidiaries, the year-to-date fees paid for those services, and a comparison of year-to-date fees to the pre-approved amounts.

Pre-Approval of Services During 2010 and 2009

During 2010 and 2009, all services provided by Deloitte & Touche to PG&E Corporation, the Utility, and their controlled subsidiaries were approved under the applicable pre-approval procedures.

Report of the Audit Committees

The Audit Committees ("Committees") of PG&E Corporation and Pacific Gas and Electric Company ("Utility") are comprised of independent directors and operate under written charters adopted by their respective Boards. The members of the Audit Committees of PG&E Corporation and the Utility are identical. At both PG&E Corporation and the Utility, management is responsible for internal controls and the integrity of the financial reporting process.

In this regard, management has assured the Committees that the consolidated financial statements of PG&E Corporation and the Utility were prepared in accordance with generally accepted accounting principles. In addition, the Committees reviewed and discussed these audited consolidated financial statements with management and the independent registered public accounting firm. The Committees also discussed with the independent registered public accounting firm matters that are required to be discussed by Statement on Auditing Standards No. 114 (the successor to Statement on Auditing Standards No. 61–"Communication with Audit Committees").

Deloitte & Touche LLP was the independent registered public accounting firm for PG&E Corporation and the Utility in 2010. Deloitte & Touche LLP provided to the Committees the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding an independent registered public accounting firm's communications with an audit committee concerning independence, and the Committees discussed with Deloitte & Touche LLP that firm's independence.

Based on the Committees' review and discussions described above, the Committees recommended to the Boards that the audited consolidated financial statements for PG&E Corporation and the Utility be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

March 30, 2011

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

Barry Lawson Williams, Chair
David R. Andrews
Lewis Chew
Maryellen C. Herringer
Forrest E. Miller

Item No. 3:
Advisory Vote on Executive Compensation for
PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation and the Utility each believe that it is important to give shareholders the opportunity to provide input on executive compensation, and ask their respective shareholders to consider the following resolution:

  RESOLVED that the compensation paid to the executive officers named in the Summary Compensation Table of this Joint Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K in this Joint Proxy Statement, including the Compensation Discussion and Analysis, and the compensation tables (and accompanying narrative discussion) is hereby APPROVED.

PG&E Corporation and the Utility each believe that its executive compensation policies and practices are effective in tying a significant portion of pay to performance, while providing competitive compensation that attracts and retains talented personnel, and aligning executive officers' interests with shareholder interests.

In establishing PG&E Corporation's officer compensation programs for 2010 (which also cover officers of the Utility), the PG&E Corporation Compensation Committee established three objectives. Each of these objectives, and how these objectives were met for 2010, is discussed in the Compensation Discussion and Analysis ("CD&A"), which can be found immediately following this Item No. 3. These objectives are summarized below.

•
A significant component of every officer's compensation should be tied directly to PG&E Corporation's financial performance.

  With the exception of base salary, all elements of annual officer compensation are tied to corporate operational and/or financial performance and, therefore, provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value. For Peter A. Darbee, the CEO of PG&E Corporation, approximately 85 percent of 2010 target compensation was performance-based. For the other named executive officers ("NEOs") listed in the Summary Compensation Table, more than two-thirds of 2010 target average compensation was performance-based.

•
Target cash compensation (base salary and target short-term incentive) should be competitive with the average target cash compensation for comparable officers in the Pay Comparator Group.

Target cash compensation for 2010 generally was within a range of 15 percent above to 15 percent below the corresponding measure for the Pay Comparator Group of publicly traded gas and electric utilities. (Additional information regarding the Pay Comparator Group can be found in the CD&A on pages 39 to 40.)

•
Long-term compensation should be tied to PG&E Corporation's long-term performance for shareholders.

  The 2010 LTIP awards were comprised equally of restricted stock units ("RSUs") and performance shares, except that Mr. Darbee received 40 percent RSUs and 60 percent performance shares. RSU awards vest over a four-year period, and their value is tied directly to the price of PG&E Corporation common stock. Performance shares vest, if at all, at the end of a three-year period, and their value is tied to the relative three-year performance of PG&E Corporation common stock as compared to the stock performance of companies in the Performance Comparator Group. (Additional information regarding the Performance Comparator Group can be found in the CD&A on pages 39 to 40.) Mr. Darbee's 2010 LTIP award contained a greater proportion of performance shares in order to tie more of his compensation directly to PG&E Corporation's long-term performance for shareholders.

Details regarding the companies' executive compensation programs, including the overall pay-for-performance policies and practices, are described more fully in the CD&A, the compensation tables, and the accompanying narrative, all of which can be found immediately following this Item No. 3.

This vote is non-binding and required by Section 14A of the Exchange Act. Each company currently plans to submit this vote to shareholders again in connection with next year's annual shareholder meeting (pending consideration of shareholders' non-binding recommendations with respect to the frequency of this advisory vote). If the shareholders of either company do not approve this proposal, the PG&E Corporation Compensation Committee and members of management will investigate the reasons for such rejection and will consider those reasons when developing future executive compensation programs, practices, and policies.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR This Proposal to Approve the Compensation of Each Company's Executive Officers Named in the Summary Compensation Table, as Described in this Joint Proxy Statement.

Compensation Discussion and Analysis ("CD&A")

This section explains the compensation philosophy for PG&E Corporation and the Utility, and describes how compensation programs are designed and operate with respect to the named executive officers for whom compensation is disclosed in the tables following this CD&A.

Summary of 2010 Performance

Corporate Performance

PG&E Corporation's financial performance for 2010 reflects earnings per share from operations of $3.42,(1) as compared to $3.21 per share for 2009. This represents a 6.5 percent increase compared to 2009, and was in the lower half of the range with respect to the company's guidance on 2010 earnings per share of $3.35 to $3.50. The companies' financial and operational performance for 2010 resulted in a calculated payout level of 86.4 percent of target under the Short-Term Incentive Plan ("STIP"), which measures financial and operating performance on an annual basis.

As explained below (see the "2010 STIP Structure and Results" section of this CD&A), based on the recommendation of the PG&E Corporation CEO, the PG&E Corporation and Utility Boards and the PG&E Corporation Compensation Committee determined that no payouts under the STIP should be made to officers of PG&E Corporation or the Utility for 2010.

Payouts also were determined for the performance shares granted in 2008 under the PG&E Corporation 2006 Long-Term Incentive Plan ("LTIP"). Performance for these awards was determined by comparing PG&E Corporation's total shareholder return ("TSR") for the three years ending December 31, 2010 to that of its Performance Comparator Group of companies (see the section entitled "How Did the Committee Benchmark and Establish the 2010 Officer Compensation Program?" in this CD&A for a discussion of the Performance Comparator Group). PG&E Corporation had the highest three-year TSR of any of these companies.

(1)
PG&E Corporation discloses historical financial results and bases guidance on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations is

Corporate Governance and Compensation

For 2010, the PG&E Corporation Compensation Committee ("Committee") continued to review its compensation practices and policies in comparison to evolving best practices. Since the beginning of 2009, the Committee or the Boards (at the Committee's recommendation) have adopted a number of new programs, practices, and policies, including the following:

•
The Executive Incentive Compensation Recoupment Policy (or clawback policy),

•
The Statement of Policy with Respect to the Independence of the Compensation Consultant,

•
A policy against granting additional years of credited service under the PG&E Corporation Supplemental Executive Retirement Plan,

•
Elimination of excise tax gross-up payments to executives,

•
The Committee's use of tally sheets for named executive officers ("NEOs"),

•
Incentive plan risk assessment,

•
Increased stock ownership guidelines for the CEO of PG&E Corporation and certain other officers of PG&E Corporation and the Utility, and the adoption of a policy requiring retention of 50 percent of net earned equity awards until the guidelines are met,

•
Refinement of the benchmarking methodology for executive pay in several respects, including determining that the Philadelphia Utility Index should be the primary basis for selecting peer companies for pay comparisons ("Pay Comparator Group") and adopting criteria to be used for selecting the companies against which corporate performance is to be measured ("Performance Comparator Group"), and

•
Enhancement of the management development and succession planning process.

Each of these initiatives is discussed in more detail throughout this Joint Proxy Statement.

not a substitute or alternative for income available for common shareholders presented in accordance with GAAP (see Exhibit A at the end of this CD&A for a reconciliation of results based on earnings from operations to results based on income available for common shareholders in accordance with GAAP).

Information in the CD&A

This CD&A discusses the compensation for 2010 that was awarded to, earned by, or paid to certain executive officers of PG&E Corporation and the Utility whose compensation is reported in the tables in this Joint Proxy Statement. Under the SEC's proxy rules, NEOs of PG&E Corporation and the Utility generally consist of the principal executive officer and the principal financial officer of each company and the next three highest paid executive officers of each company. For 2010, the following individuals were the NEOs of PG&E Corporation and the Utility:

•
Peter A. Darbee—Chairman, Chief Executive Officer, and President, PG&E Corporation (NEO of both PG&E Corporation and the Utility),

•
Christopher P. Johns—President, Pacific Gas and Electric Company (NEO of both PG&E Corporation and the Utility),

•
Kent M. Harvey—Senior Vice President and Chief Financial Officer, PG&E Corporation (NEO of PG&E Corporation only),

•
Hyun Park—Senior Vice President and General Counsel, PG&E Corporation (NEO of both PG&E Corporation and the Utility),

•
Rand L. Rosenberg—Senior Vice President, Corporate Strategy and Development, PG&E Corporation (NEO of PG&E Corporation only),

•
John S. Keenan—Senior Vice President and Chief Operating Officer, Pacific Gas and Electric Company (NEO of the Utility only),

•
Sara A. Cherry—As of March 1, 2010, Vice President, Finance and Chief Financial Officer, Pacific Gas and Electric Company (NEO of the Utility only) (prior to this appointment, Ms. Cherry was Senior Director, Internal Auditing of the Utility), and

•
Barbara L. Barcon—Through March 1, 2010 (when her employment with the Utility terminated), Ms. Barcon was Vice President, Finance and Chief Financial Officer, Pacific Gas and Electric Company (NEO of the Utility only).

This CD&A answers the following questions:

•
Who plays a role in establishing executive compensation?

•
How do shareholders provide input regarding the executive compensation program?

•
What factors guided the Committee's 2010 officer compensation program goals and objectives?
•
How did the Committee benchmark and establish the 2010 officer compensation program?

•
What are the components of the 2010 officer compensation program?

•
How is officer compensation aligned with the competitive market?

•
What are the other elements of executive compensation?

•
What compensation is payable upon termination and/or a change in control of PG&E Corporation?

•
Are there any material differences in compensation paid to the different NEOs?

Who Plays a Role in Establishing Executive Compensation?

The Committee, comprised entirely of independent directors, oversees and establishes officer compensation policies for PG&E Corporation. These policies also cover officers of the Utility and each company's subsidiaries. The Committee works with an independent executive compensation consultant, who provides advice regarding executive compensation programs and practices and recommends compensation alternatives that are consistent with PG&E Corporation's compensation philosophies.

During 2009, the Committee adopted a formal policy to maintain the compensation consultant's independence from management. In general, the policy states that the Committee's executive compensation consultant will be independent if (1) the consultant is retained by the Committee and reports solely to the Committee, and (2) the consultant and its affiliates do not perform any work for PG&E Corporation or its affiliates, except at the request of the Committee or its chair and in the capacity of the Committee's agent.

Consistent with this policy, in September 2009, the Committee selected Frederic W. Cook & Co., Inc. ("FWC") as its compensation consultant to advise on compensation programs and practices, including 2010 officer pay levels. FWC provides no other services to PG&E Corporation and its affiliates.

The CEO of PG&E Corporation generally attends a portion of each Committee meeting, but does not participate in the Committee's deliberations or decisions with respect to his pay. At the Committee's request, the CEO reviews with the Committee the performance of the other NEOs, but no other NEO has any input into executive compensation decisions. The CEO also recommends adjustments, if any, in base pay, the target annual incentive opportunity, and equity awards for the other NEOs. These recommendations are given appropriate weight by the Committee in the compensation-setting process, given the CEO's direct knowledge of the performance and contributions of each of the NEOs. The Committee exercises its discretion to accept, reject, or modify the CEO's recommendations based on the Committee members' collective assessment of the NEOs' performance and pay position relative to market benchmarks provided by the Committee's independent compensation consultant, as well as PG&E Corporation's overall financial and operating performance.

Additional details regarding the processes for determining and setting executive compensation are set forth on pages 12 to 13 of this Joint Proxy Statement.

How Do Shareholders Provide Input Regarding the Executive Compensation Program?

PG&E Corporation and the Utility believe that it is important to provide shareholders with the means to provide input on PG&E Corporation's executive compensation programs and the clarity of the company's disclosures regarding such programs.

PG&E Corporation continues to build on its outreach efforts with its institutional investors to gain insight into their views on corporate governance matters and executive compensation policies and programs. In 2010, management contacted its largest institutional investors who, collectively, represent approximately 35 percent of outstanding shares. Input was requested with respect to current corporate governance trends, the frequency of advisory votes on executive compensation, the company's use of performance metrics and comparator groups, and other issues of interest to them.

Starting with their annual meetings in May 2010, PG&E Corporation and the Utility provide shareholders with the right to cast an advisory vote on the companies' NEO compensation, as well as their executive compensation policies and practices. In 2010, these policies and practices, as well as the companies' NEO compensation, were approved by 96.1 percent and 99.8 percent, respectively, of PG&E Corporation and Utility shares that voted on this proposal. The results of these shareholder votes were among the factors taken into consideration by the Committee in its review of executive compensation programs and practices.

In July 2010, Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Act"), which mandates that, at least once every three calendar years, shareholders be provided a non-binding advisory vote to approve compensation paid to the NEOs, as disclosed in the proxy statement ("say-on-pay vote"). As described more fully in Item No. 3 (on page 35 of this Joint Proxy Statement), PG&E Corporation and the Utility believe that their executive compensation programs are transparent, are appropriately market-based, and reflect PG&E Corporation's and the Utility's philosophy of pay for performance and strong shareholder alignment.

In addition, the Act requires that, at least once every six calendar years, shareholders be given a non-binding advisory vote on the frequency that they will be given the say-on-pay vote. Accordingly, shareholders also are being presented this year with an opportunity to indicate their preference with respect to the frequency of the say-on-pay vote: annual, biannual, or triennial (see Item No. 4 on page 71 of this Joint Proxy Statement). Consistent with their prior decision to provide shareholders with an annual advisory vote on NEO compensation, as well as executive compensation policies and practices, the Boards recommend that shareholders be given an annual opportunity to cast an advisory non-binding say-on-pay vote.

What Factors Guided the Committee's 2010 Officer Compensation Program Goals and Objectives?

The Committee established its officer compensation program for 2010 to meet three primary goals:

•
To emphasize long-term incentives to further align shareholders' and officers' interests, and focus employees on enhancing total return for shareholders.

•
To attract, retain, and motivate employees with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation's businesses.

•
To manage the delivery of compensation in a cost-efficient and transparent manner.

To meet these goals, the Committee determined that:

•
A significant component of every officer's compensation should be tied directly to PG&E Corporation's financial performance.

•
Target cash compensation (base salary and target short-term incentive) should be competitive with the average target cash compensation for comparable officers in the Pay Comparator Group (discussed more fully below).

•
Long-term compensation should be tied to PG&E Corporation's long-term performance for shareholders.

PG&E Corporation's compensation policies and practices described below and elsewhere in this Joint Proxy Statement are designed to meet these goals and objectives. These goals and objectives remain unchanged from 2009.

How Did the Committee Benchmark and Establish the 2010 Officer Compensation Program?

In 2010, the Committee used a primary Pay Comparator Group of publicly traded gas and electric utilities to evaluate market practice and assess PG&E Corporation's and the Utility's competitive pay position. In addition, the Committee used a secondary general industry comparator group of companies having a revenue and market capitalization scope similar to that of PG&E Corporation. All elements of total direct pay (base pay and short- and long-term incentive targets) were compared individually and in the aggregate to the primary Pay Comparator Group in the case of all officers. Comparisons also were made to the secondary general industry comparator group for officers whose job scope and skills are easily transferable to other industries, such as officers responsible for corporate support functions.

The Committee annually reviews and approves the Pay Comparator Group. For 2010, this group consisted of all companies listed in the Standard & Poor's Multi-Utilities Index and Electrics Index, and the Dow Jones Utility Index, providing objective criteria for determining the Pay Comparator Group. A total of 30 companies were included in the Pay Comparator Group:

        AES Corporation
        Allegheny Energy
        Ameren Corporation
        American Electric Power
        CenterPoint Energy, Inc.
        CMS Energy
        Consolidated Edison
        DTE Energy
        Dominion Resources, Inc.
        Duke Energy
        Edison International
        Entergy Corporation
        Exelon Corporation
        FPL Group
        First Energy
        Integrys Energy Group, Inc.
        NiSource, Inc.
        Northeast Utilities (added in 2010)
        PPL Corporation
        Pepco Holdings, Inc.
        Pinnacle West Capital
        Progress Energy, Inc.
        Public Service Enterprise Group

        SCANA Corporation (added in 2010)
        Sempra Energy
        Southern Company
        TECO Energy
        Williams Companies
        Wisconsin Energy Corporation (added in 2010)
        Xcel Energy, Inc.

For 2010, the secondary general industry comparator group was based on a proprietary executive compensation database provided by Hewitt Associates, LLC, the Committee's former independent compensation consultant. The group included 76 companies with annual revenues between $8 billion and $20 billion (with median revenues of $12.9 billion and median market capitalization of $10.5 billion). A list of these 76 companies is included in Appendix B to this Joint Proxy Statement.

Each year, PG&E Corporation also identifies a Performance Comparator Group that is used for evaluating the company's relative TSR performance in connection with the LTIP. The Performance Comparator Group is not used separately to benchmark officer compensation. For 2010, the Performance Comparator Group was a subset of the Pay Comparator Group and consisted of the following 12 companies with operating characteristics and business models comparable to PG&E Corporation (which were the same companies used in 2009):

  Ameren Corporation
  American Electric Power
  CenterPoint Energy, Inc.
  Consolidated Edison
  Entergy Corporation
  FPL Group
  NiSource, Inc.
  Pinnacle West Capital
  Progress Energy, Inc.
  Southern Company
  TECO Energy
  Xcel Energy, Inc.

The composition of PG&E Corporation's Pay and Performance Comparator Groups did not change significantly between 2005 and 2010. In 2009, the Committee asked its new compensation consultant, FWC, to review the composition of these two groups. Based on FWC's recommendations, the Committee determined at its September 2010 meeting to modify the composition of the Pay Comparator Group and the Performance Comparator Group starting in 2011.

With respect to the Pay Comparator Group, which is used to benchmark pay levels, PG&E Corporation's goal is to select a group of companies for which PG&E

Corporation is close to the 50th percentile (median) with respect to key size metrics. PG&E Corporation is currently positioned at or above the 75th percentile of the 2010 Pay Comparator Group, as measured by revenues, market capitalization, and operating income. By comparison, PG&E Corporation is positioned closer to the 50th percentile of the Philadelphia Utility Index with respect to these key size metrics. The Philadelphia Utility Index, which is administered by NASDAQ, consists of a group of 20 companies (including PG&E Corporation) that are selected by NASDAQ on the basis of having a primary business in the electric utility sector and meeting minimum market capitalization criteria. Based on these considerations, the Committee determined that the companies listed on the Philadelphia Utility Index should be used as the Pay Comparator Group starting in 2011.

In determining the composition of the Performance Comparator Group for 2011, the Committee considered using all the companies in the Philadelphia Utility Index. This approach would have had the desirable result of using the same companies for both pay and performance purposes. However, many of the companies in the Philadelphia Utility Index are significantly less regulated than PG&E Corporation's business (i.e., a higher percentage of their revenues are derived from sources that are not subject to regulation). Those less regulated companies have business models that are more influenced by shifting commodity prices. This results in performance factors influencing those companies' TSR that may not be comparable to the factors influencing PG&E Corporation's TSR. Accordingly, the Committee determined that the Philadelphia Utility Index in total was not an appropriate group of companies for performance comparison purposes. Instead, the Committee decided that the Performance Comparator Group will include companies (1) that are categorized consistently by the investment community as "regulated," as opposed to "less regulated," based on analysis of revenue sources (i.e., the companies have business models similar to PG&E Corporation), and (2) that have a market capitalization of at least $4 billion. The Committee first selected companies listed on the Philadelphia Utility Index that meet these criteria, and then selected additional companies that also meet these criteria.

The Committee does not adhere strictly to formulas or survey data to determine the actual mix and amounts of compensation elements. The Committee considers various additional factors, including each NEO's scope of responsibility and organizational impact, experience, and performance, as well as PG&E Corporation's overall financial and operating results. This flexibility is important in supporting the overall pay-for-performance philosophy and in meeting the Committee's objectives of attracting, retaining, and motivating a talented executive leadership team.

In reviewing and establishing compensation for NEOs, the Committee reviewed tally sheets prepared by FWC.

The Committee appropriately weighs the tax deductibility limitations imposed by Section 162(m) of the U.S. Internal Revenue Code. The Committee in its discretion may award forms of compensation that are not deductible under Section 162(m) when it determines that such awards best carry out the goals and objectives of its officer compensation programs.

What Are the Components of the 2010 Officer Compensation Program?

Total annual compensation each year includes (1) base salary, (2) the annual cash incentive under the STIP, and (3) the value of equity awards granted under the LTIP. The following charts illustrate the percentage of target 2010 compensation allocated to base salary, short-term incentives, and long-term incentives for the PG&E Corporation CEO and for the other NEOs on average. (Short-term incentives are shown at target payout levels, and long-term equity incentives are shown at 100 percent payout.)

2010 PG&E Corporation CEO Target Compensation

Average 2010 Target Compensation for Other NEOs

The Committee believes that these proportions of base salary relative to target short-term and long-term incentives provide the right mix to attract, retain, and motivate officers with the necessary skills and experience for the development and successful operation of PG&E Corporation's businesses. They also provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value, as more fully described below.

As indicated by the charts above, a greater portion of the PG&E Corporation CEO's compensation is tied to the long-term performance of the company, which the Committee believes is appropriate given the CEO's role.

How Is Officer Compensation Aligned with the Competitive Market?

During the last quarter of fiscal year 2009, the Committee reviewed a market analysis conducted by FWC of each NEO's compensation level for 2009 in order to determine whether to adjust any NEO's pay for 2010. In February 2010, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Darbee and Mr. Johns, respectively) approved the base salaries, target short-term incentive opportunities, and long-term incentives for NEOs effective March 1, 2010.

In setting 2010 compensation levels, base pay and short-term incentive targets were aligned with the market average. In connection with the changes to the 2011 Pay Comparator Group described above under the section entitled "How Did the Committee Benchmark and Establish the 2010 Compensation Program?," the Committee also approved a change in its targeted market position for 2011 base pay and short-term incentive targets to the 50th percentile (median) compensation levels of the new Pay Comparator Group (consisting of the companies listed on the Philadelphia Utility Index), rather than the market average. This change was recommended by FWC and reflects the prevalent market practice.

The target LTIP award values are designed to (1) provide LTIP payouts that are commensurate with PG&E Corporation's TSR performance as compared to the Performance Comparator Group of companies, and (2) deliver long-term incentive compensation at approximately the 75th percentile level of the Pay Comparator Group only upon achievement of 75th percentile TSR performance as compared to the Performance Comparator Group. To the extent that the company's TSR performance is at the 50th percentile level of the Performance Comparator Group, LTIP payouts would be realized at approximately the 50th percentile level of the Pay Comparator Group. Actual LTIP amounts realized by NEOs depend on company performance, as measured by stock price and relative TSR performance as compared to the Performance Comparator Group. (TSR performance is discussed further under the "Long-Term Incentives" section on pages 46 to 48 of this Joint Proxy Statement.)

Base Salary

For NEO compensation, the base salary component falls within a range of 15 percent to 42 percent of target total compensation, depending on officer level. This is consistent with the Committee's objective of tying a significant component of every NEO's compensation directly to PG&E Corporation's performance for shareholders through short-term and long-term incentives.

For 2010, the Committee approved a base salary increase budget of 3 percent. Base pay increases to NEOs equaled approximately 3.2 percent. The comparative data indicated that the companies in the Pay Comparator Group expected to provide officers a 2.9 percent average salary increase in 2010.

In the case of NEOs, base pay at PG&E Corporation and the Utility is generally within a range of between 15 percent above and 15 percent below (the "15 percent band") the average pay of the appropriate benchmark position in the Pay Comparator Group at the time of benchmarking. The Committee believes that this level of comparability to the market is appropriate and consistent with the pay philosophy of aligning compensation with market average, while taking into consideration other factors relative to establishing individual pay levels.

Upon Sara A. Cherry's election and promotion on March 1, 2010 to the position of Vice President, Finance and Chief Financial Officer of the Utility, the Committee determined that her base pay should be adjusted to reflect the significant increase to the size and scope of her new responsibilities. Ms. Cherry's base pay was increased from $198,550 to $275,000 and included both a merit and promotional increase. Prior to that time, Ms. Cherry was in the position of Senior Director, Internal Auditing of the Utility.

Short-Term Incentives

NEOs and other eligible employees may earn annual performance-based cash incentive compensation under the STIP.

STIP payments are calculated by multiplying an individual's target STIP award (measured as a percentage of base salary that varies by officer level, or the "participation rate") by the overall STIP performance score. The STIP performance score is the overall score for performance on each of the STIP measures, and can range from zero if minimum performance goals are not met to 2.0 if maximum performance goals (for both financial and operational measures) are met.

For 2010, the Committee approved NEO participation rates that ranged from 45 percent of base salary to 100 percent of base salary (the 100 percent participation rate applies only to the CEO of PG&E Corporation). This range is within the 15 percent band of the Pay Comparator Group's average annual incentive participation rates. NEO participation rates generally remained the same as for 2009, except in the case of the position of Senior Vice President and Chief Financial Officer of PG&E Corporation, for whom the Committee determined that the participation rate should be raised from 65 percent to 70 percent of base salary. In addition, when Ms. Cherry was promoted to the position of Vice President, Finance and Chief Financial Officer of the Utility, her participation rate was increased from 30 percent to 45 percent (the rate applicable to the previous Vice President, Finance and Chief Financial Officer of the Utility).

Determination That No STIP Payouts Would Be Made to Officers of PG&E Corporation and the Utility for 2010

The STIP measures the success of PG&E Corporation and the Utility overall for the calendar year. Notwithstanding the specific results under the 2010 STIP performance measures (which are discussed below), the CEO of PG&E Corporation and other senior management of PG&E Corporation and the Utility concluded that, in light of the totality of events and the challenges that the companies faced in 2010, none of the officers of either company should receive a payout under the 2010 STIP. This recommendation was made to the PG&E Corporation and Utility Boards and the Compensation Committee at their respective February 2011 meetings. Consistent with the exercise of their discretion to determine final STIP awards and payments, the Boards and the Committee concurred with this recommendation, and no 2010 STIP payouts were made to any of the officers of the two companies.

2010 STIP Structure and Results

In 2009, the Committee established 2010 STIP financial and operational performance goals at minimum (or "threshold"), target, and maximum levels, and determined the relative weightings of each component (the "STIP Structure"). The Committee designed the 2010 STIP Structure to align officer compensation with the goals of delivering financial results for the benefit of shareholders and delivering safe, reliable, and exceptional service to Utility customers.

Under the 2010 STIP Structure, 50 percent of the overall STIP performance score is based on corporate financial performance, as measured by earnings from operations, which is PG&E Corporation's basis for reporting and providing guidance to the financial community. Meeting the earnings from operations target continues to be the primary element of the STIP Structure. For 2010, the Committee weighted the earnings from operations measure at 50 percent, the same weighting assigned in 2009. PG&E Corporation believes that using earnings from operations as the STIP metric gives executives line of sight to key financial drivers in the business.

The Committee adopted threshold, target, and maximum STIP financial performance goals that correspond to STIP financial performance scores ranging from 0.5 to 2.0. The threshold goal is met if earnings from operations are at least 95 percent of budgeted earnings from operations, resulting in a minimum STIP financial performance score of 0.5. The target goal is met if earnings from operations are equal to budgeted earnings from operations, resulting in a target STIP financial performance score of 1.0. The maximum goal is met if earnings from operations equal or exceed 105 percent of budgeted earnings from operations, resulting in a maximum STIP financial performance score of 2.0. To meet the maximum goal, 2010 earnings from operations must be 14.9 percent greater than the 2009 earnings from operations results.

Based on 2010 earnings from operations of $1,330.5 million, the Committee determined that the 2010 STIP corporate financial performance score was 0.944, which, with a 50 percent weighting, contributed 0.472 to the total 2010 STIP score. The financial performance score was slightly below target due to a variety of factors, including higher emergency response costs for storms and the costs associated with the Utility's SmartMeterTM program. (Earnings from operations is not calculated in accordance with generally accepted accounting principles ("GAAP"). For a reconciliation of earnings from operations to GAAP financial results, see Exhibit A to this CD&A on page 52.)

The remaining 50 percent of the overall 2010 STIP score is based on PG&E Corporation's performance against key operational objectives aligned with the delivery of safe, reliable, and exceptional service to customers.

2010 STIP—Operational Performance Measures

Measure	Relative Weight	2010 Target Goal (1.0)	2010 Results (on 0 to 2.0 scale)
Customer Satisfaction and Brand Health Survey Index	15%	77.7	0.000
Reliable Energy Delivery Index	15%	1.0	0.902
Safety Index	10%	1.0	1.000
Employee Engagement Premier Survey Results Index	5%	68.7	1.300
Environmental Leadership Index	5%	1.0	1.842
Total Weightings:	50%

These five measures have the following definitions:

•
Customer Satisfaction and Brand Health Survey Index (CSBHI) (15 percent weighting). The Customer Satisfaction and Brand Health Index measures Utility customer perceptions of the Utility's performance in delivering services, such as reliability, pricing of services, customer service experience, and favorability toward the Pacific Gas and Electric Company brand. These scores are derived from the results of surveys conducted by an independent third party. For 2010, the company scored lower in most categories of the survey than in 2009. The 2010 CSBHI score was 74.6, which is 3.10 points below the 2010 target and falls below the threshold performance level required for a payout on this measure. The resulting score on the CSBHI was 0.000.

•
Reliable Energy Delivery Index (REDI) (15 percent weighting). The Reliable Energy Delivery Index measures electric and gas reliability performance. The index is composed of the following three subcomponents:

•
System Average Interruption Frequency Index ("SAIFI")—35 percent weighting. This index measures the average frequency of utility electric service outages. The Utility's 2010 performance on the SAIFI metric was the best on record since 1988, but was below the 2010 target by 3.9 percent. The score on this subcomponent was 0.627.

•
Customer Average Interruption Duration Index ("CAIDI")—35 percent weighting. This index measures the average duration of utility electric service outages. The Utility's 2010 performance on CAIDI was the best performance of the past 10 years, but was below the target by 3.5 percent. The score on this subcomponent was 0.663.

  •
  Gas System Leak Resurvey—30 percent weighting. This metric measures progress against milestones on the Utility's accelerated and routine leak survey work scheduled during 2010. The Utility's 2010 performance on this measure was above target.

    To achieve base level performance, the Utility was required to complete at least 98 percent of the surveys planned in 2010. The Utility completed 104.53 percent of the 2010 planned surveys, resulting in a 1.0 score on this baseline metric.

    In addition, there also were survey quality and efficiency components that could result in overall metric performance between 1.0 and 2.0 (assuming that baseline survey requirements were met). With respect to survey quality, the Utility reduced the number of failed leak survey assessments (i.e., assessments in which a Utility employee fails to locate a gas leak) in 2010 (a 1.87 percent failure rate, which exceeded the stretch target of 2.8 percent). Performance on this metric resulted in a score of 0.500, which was added to the 1.0 score on the baseline metric.

    Survey efficiency, measured by the average services surveyed per hour, was slightly above the minimum threshold (7.044 compared to 7.040), resulting in a score of 0.001, which also was added to the baseline metric score.

    The combined score for the baseline metric plus the two additional components (quality and efficiency) was 1.501.

  For 2010, PG&E Corporation's result on the Reliable Energy Delivery Index (REDI) was 0.902. The below-target score was due to the performance on the two electricity subcomponents (SAIFI and CAIDI), despite strong performance on the Gas System Leak Resurvey subcomponent.

•
Safety Index (10 percent weighting). The Safety Index is composed of the following two subcomponents:

•
Occupational Safety and Health Administration ("OSHA") Recordable Rate—

    75 percent weighting. The OSHA Recordable Rate is based on the number of OSHA recordable injuries, illnesses, or exposures that (1) result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness, and (2) occur in the current year. PG&E Corporation and the Utility use this metric to monitor the effectiveness of their safety programs, which are intended to significantly reduce the number and degree of employee injuries and illnesses. For 2010, the companies achieved their best OSHA Recordable Rate since they began tracking this measure in 1990. The companies incurred 363 OSHA Recordable incidents in 2010. The 2010 year-end rate of 1.839 was 9 percent better than the 2010 target of 2.025. The score on this subcomponent was 1.779.

  •
  Motor Vehicle Incident ("MVI") Rate—25 percent weighting. The MVI rate represents the number of motor vehicle incidents per 1 million miles driven, where the company driver could have prevented an accident but failed to do so ("chargeable motor vehicle incidents"). For 2010, the companies achieved an MVI rate of 2.39. The companies incurred 294 chargeable motor vehicle incidents in 2010. This was 1 percent higher than the 2010 target of 2.37. The score on this subcomponent was 0.915.

  In addition, the STIP provided that, if the companies experienced any employee fatality during the year, the overall 2010 STIP score for the Safety Index would be capped at a maximum score of 1.00. During 2010, the Utility experienced two employee fatalities. As a result, the resulting score on Safety Index was 1.000. To reinforce the companies' commitment to public and employee safety, a change to the STIP safety measure was adopted for 2011. This change in described below on pages 45 to 46.

•
Employee Engagement Premier Survey Results Index (EI) (5 percent weighting). The Premier Survey measures employee engagement at PG&E Corporation and the Utility. The Premier Survey is designed to measure favorable responses on key drivers of employee engagement (energized employees) and organizational health, and is conducted by an independent third party. Engaged employees are those who understand the organization's vision, feel a sense of ownership for the company's success, and actively contribute to improve performance at the companies. For 2010, the EI percent favorable score from the Premier

  Survey was 69.30. This score exceeded the target of 68.70. The 2010 EI score is the companies' highest to date. As a result, the score on EI was 1.300.

•
Environmental Leadership Index (ELI) (5 percent weighting). This was a new performance measure for 2010. The ELI is a measurement of PG&E Corporation's and the Utility's environmental compliance and operational footprint, which supports the companies' strategic goals for environmental leadership. The ELI is a composite score of the following two equally weighted subcomponents:

•
Environmental Compliance—50 percent weighting. This subcomponent is measured by the Notice of Violation ("NOV") rate, defined as the rate of NOVs per 100 agency inspections. For 2010, the Utility achieved a NOV rate of 1.10 with a total of 9 NOVs, representing a 71 percent annual improvement in the NOV rate and a 57 percent annual improvement in the number of NOVs. In 2010, the Utility heightened the awareness of environmental compliance in work activities at facilities and during construction. The score on this subcomponent was 2.000.

•
Operational Footprint—50 percent weighting. This subcomponent measures the percent reduction of energy and water use, and waste disposal, at the Utility's facilities, using three equally weighted metrics:

•
Energy Use Reduction, measured by percent reduction in British thermal units at Utility facilities managed by the Corporate Real Estate Department. For 2010, the Utility achieved a 4.3 percent reduction in energy usage. This was achieved through reductions in lighting and heating, ventilating, and air conditioning ("HVAC") usage in both office and field locations. The score on this subcomponent was 1.150.

•
Water Use Reduction, measured by the percentage reduction in water consumption, in gallons, at a target subset of Utility facilities managed by the Corporate Real Estate Department. For 2010, the Utility achieved a 7.1 percent reduction in water usage. This was achieved through facility work (installing low-flush toilets, upgrading HVAC systems, and incorporating other water-saving devices), by utilizing drought resistant landscaping, and by reducing irrigation inefficiency. The score on this subcomponent was 2.000.

    •
    Solid Waste Reduction, measured by the percentage reduction in solid waste disposal at Utility facilities managed by the Corporate Real Estate Department. In 2010, the Utility achieved a 7.8 percent reduction in the amount of waste sent to landfill. This was achieved through employee education and increased awareness to encourage employees to dispose of waste properly. The score on this subcomponent was 1.900.

  The overall resulting score on the ELI was 1.842.

The combined 2010 operational performance results yielded a combined 2010 STIP operational performance score of 0.392. This score was combined with the corporate financial performance score of 0.472 to yield an overall 2010 STIP score of 0.864.

2011 STIP Structure

At its February 15, 2011 meeting, the Committee approved the structure and measures for the 2011 STIP, and their relative weightings. The Boards and the Committee will retain complete discretion to determine and pay all STIP awards to officers and non-officer employees.

For 2011, the corporate financial performance goal for the STIP will be PG&E Corporation's earnings from operations and will comprise 50 percent of the overall STIP score.

The Committee has adopted threshold, target, and maximum STIP financial performance goals that correspond to STIP financial performance scores ranging from 0.5 to 2.0. The threshold goal is met if earnings from operations are at least 95 percent of budgeted earnings from operations, resulting in a minimum STIP financial performance score of 0.5. The target goal is met if earnings from operations are equal to budgeted earnings from operations, resulting in a target STIP financial performance score of 1.0. The maximum goal is met is earnings from operations equal or exceed 105 percent of budgeted earnings from operations, resulting in a maximum STIP financial performance score of 2.0. The Committee believes that this presents a significant challenge to management and, if achieved, would justify a maximum STIP financial performance score of 2.0.

For 2011, STIP operational performance measures include the same goals and weightings as in 2010.

However, the Reliable Energy Delivery Index and the Safety Index have been combined into a single measure of Operational Excellence. The Safety Index is now called Safety Performance under this new measure. The target operational performance goals for the 2011 STIP are set forth in the table below.

2011 STIP — Operational Performance Goals

Performance Measures	Weight	2011 Target Goal
Operational Excellence Index	25.0%	1.0
Customer Satisfaction and Brand Health Survey Index	15.0%	75.3
Employee Engagement Premier Survey Results Index	5.0%	69.59
Environmental Leadership Index	5.0%	1.0
Total Weightings:	50%

The following summarizes the changes to the STIP operational performance measures for 2011:

•
Operational Excellence Index (OEI). This is a new measure that combines the two previously separate measures of the Reliable Energy Delivery Index and the Safety Index. This measure is comprised of the following three subcomponents:

•
Electric Reliable Energy Delivery (40 percent) measures the Utility's reliable energy delivery with respect to electricity and is comprised of:

•
System Average Interruption Frequency Index ("SAIFI"), which measures the average frequency of outages, and

•
Customer Average Interruption Duration Index ("CAIDI"), which measures the average duration of outages.

•
Gas Reliable Energy Delivery (20 percent) measures the Utility's reliable energy delivery with respect to gas and is comprised of:

•
Gas Transmission and Distribution Leak Survey Quality, which measures the quality of gas transmission and distribution system leak survey work scheduled during 2011, and

•
Gas Emergency Response Time, which measures the percentage of time that a Gas Service Representative is on site within one hour of a gas-related call requiring an immediate response.

•
Safety Performance (40 percent) reinforces PG&E Corporation's and the Utility's commitment to public and employee safety. This is the former Safety Index measure and contains the same two metrics.

    For 2011, to continue to address safety comprehensively, the Committee will consider the companies' overall safety performance from both quantitative as well as qualitative perspectives. In determining the companies' overall safety performance, the Committee will consider the overall impact that the companies' business has on employee and public safety. The Committee retains complete discretion to adjust the safety portion of the measure downward to zero based on the companies' overall 2011 safety performance.

•
Employee Engagement Index. This index will now be calculated by using 8, rather than 40, questions from the Premier Survey. The Committee determined that using this more limited group of questions from the survey would lead to an improved ability to measure outcomes because these questions (1) are consistent with best practice measurement in terms of both their substance and the number of questions, and (2) can be benchmarked against other Fortune 500 companies.

•
Environmental Leadership Index. This index is modified for 2011 by measuring the number of NOVs resulting from agency inspections, rather than the rate of violations, consistent with the companies' vision of zero violations. In addition, the number of sites that will be measured for energy use reduction, water use reduction, and administrative waste reduction has been significantly expanded from the number of sites measured in 2010.

Long-Term Incentives

For 2010 compensation, the Committee approved LTIP guidelines that include the range of target LTIP award values based on officer level, the terms and conditions of all LTIP awards, and the grant date for annual LTIP awards. Actual awards (both annual and mid-year) are made within the range of target LTIP values previously approved by the Committee and are granted consistent with the PG&E Corporation Equity Grant Date Policy, which was first adopted in June 2007 and was last amended in December 2009 (see "Equity Grant Dates" below).

The 2010 target LTIP award values for the NEOs were the same values used in 2009 and ranged from $300,000 to $5,300,000 (the upper end applicable only to Mr. Darbee), with the exception of a new LTIP value range established for the position of President of

Pacific Gas and Electric Company, based on competitive market data and internal equity considerations. The 2010 annual LTIP awards granted to the NEOs, with the exception of Mr. Darbee, were comprised of 50 percent restricted stock units ("RSUs") and 50 percent performance shares. The independent members of the PG&E Corporation Board determined that a higher percentage of Mr. Darbee's long-term incentives should be tied directly to PG&E Corporation's long-term performance for shareholders. Therefore, they approved an LTIP award comprised of approximately 40 percent RSUs and 60 percent performance shares. Prior to 2009, Mr. Darbee's annual LTIP award was comprised of 50 percent RSUs and 50 percent performance shares.

The Committee believes that the allocation of RSUs and performance shares for NEOs balances the interests of shareholders and officers by linking the value of long-term compensation to stock price appreciation and relative TSR. Details regarding RSUs and performance share grants are provided below.

Restricted stock units. RSUs are hypothetical shares of stock that are settled in an equal number of shares of PG&E Corporation common stock. RSUs align officers' interests with those of shareholders (i.e., stock price appreciation and dividends). RSUs also serve as a retention mechanism, because an RSU award fully vests generally only if the officer remains employed over the vesting period. The number of RSUs granted to each NEO in 2010 was determined by dividing one-half of that NEO's target LTIP award value (40 percent in the case of Mr. Darbee) by the average daily closing price of a share of PG&E Corporation common stock from March 4, 2010 through March 10, 2010 (or the closing price on the grant date for non-annual grants), as reported on the New York Stock Exchange. RSUs granted in 2010 are shown in the "Grants of Plan-Based Awards in 2010" table on page 57 of this Joint Proxy Statement. RSUs vest in 20 percent increments on the first, second, and third anniversaries of the date of grant. The remaining 40 percent vests on the fourth anniversary of the date of grant.

Performance shares. Performance shares are hypothetical shares of PG&E Corporation common stock that are tied directly to PG&E Corporation's performance for shareholders. The number of performance shares granted in 2010 to each NEO was determined by dividing one-half of that NEO's actual LTIP award value (60 percent in the case of Mr. Darbee) by the average daily closing price of a share of PG&E Corporation common stock from March 4, 2010 through March 10, 2010. Performance shares granted in 2010 are shown in the "Grants of Plan-Based Awards in 2010" table on page 57.

Performance shares granted in 2010 will vest, if at all, on March 1, 2013 following completion of the three-year performance period starting January 1, 2010 and ending December 31, 2012. The payout value of any vested performance share will be based on PG&E Corporation's TSR relative to the Performance Comparator Group for the period. The payment for performance shares will be in the form of stock and will be calculated by multiplying (1) the number of vested performance shares by (2) a payout factor based on PG&E Corporation's relative TSR performance compared to the Performance Comparator Group. Prior performance share awards were settled in cash. The change from cash settlement to stock settlement facilitates greater stock ownership at both the officer and non-officer levels. This change also will cause the performance shares to be treated as equity awards (rather than liability awards) for accounting purposes.

As shown in the LTIP Performance Share Payout Scale below, there will be no payout if PG&E Corporation's TSR falls below the 25th percentile of the Performance Comparator Group; there will be a 25 percent payout if PG&E Corporation's TSR is at the 25th percentile; there will be a 100 percent payout if PG&E Corporation's TSR is at the 75th percentile; and there will be a 200 percent payout if PG&E Corporation's TSR ranks first in the Performance Comparator Group.

LTIP Performance Share Payout Scale
Number of Companies in Total
(Including PG&E Corporation) = 13

Company Rank	Company Performance Percentile	Rounded Payout
1	100	200%
2	92	170%
3	83	130%
4	75	100%
5	67	90%
6	58	75%
7	50	65%
8	42	50%
9	33	35%
10	25	25%
11	17	0%
12	8	0%
13	0	0%

In 2010, PG&E Corporation marked the end of the three-year performance cycle for annual performance share awards that were granted in 2008 under the LTIP. For the three years ending December 31, 2010, PG&E Corporation's TSR, as measured by stock price appreciation and dividends, ranked first among the 13 companies in the Performance Comparator Group. This ranking represents performance at the 100th percentile, resulting in a payout of 200 percent of the original target performance share award. PG&E Corporation's TSR performance for the three-year period was 25.53 percent, which was better than the median of 12.85 percent among the Performance Comparator Group companies and the negative 8.52 percent return of the S&P 500 for the same period.

The vesting terms of the restricted stock granted under the LTIP in 2008 provided for vesting in 20 percent increments in March of the first, second, and third years following the date of grant, with the remaining 40 percent vesting in March of the fifth year. However, the vesting terms further provided that if the TSR of PG&E Corporation was at or above the 75th percentile of the Performance Comparator Group at the end of 2010, the remaining 40 percent would vest in March of the third year, following the performance period that began January 1, 2008 and ended December 31, 2010. Based on PG&E Corporation's top percentile performance, vesting of the last 40 percent of the restricted stock was accelerated to March 2011.

Long-Term Incentives Granted in 2011

In February 2011, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Darbee and Mr. Johns, respectively) approved LTIP awards for 2011, which were granted in March 2011. The design of the 2011 LTIP program generally parallels that of the 2010 program (50/50 weighting of performance shares and RSUs, except for the CEO of PG&E Corporation, whose grant was weighted 60/40). A more complete discussion of the 2011 LTIP awards will be contained in the 2012 Joint Proxy Statement.

Executive Stock Ownership Guidelines

The executive stock ownership program is designed to encourage senior executive officers to achieve and maintain a minimum investment in PG&E Corporation common stock at levels set by the Committee, and further aligns executive interests with those of PG&E Corporation's shareholders. Executive stock ownership guidelines have been adopted by most of the companies in the Pay Comparator Group, and they are increasingly viewed as an important element of a company's governance policies.

In September 2010, the Committee amended the executive stock ownership program to increase the alignment between executives and shareholders and to further incorporate best practices. Prior to the amendment, the stock ownership target for the PG&E Corporation CEO was three times base salary, and the target for certain other executives was two times base salary. As amended, the guidelines for the PG&E Corporation CEO and for certain other executives are now six times and three times base salary, respectively.

Prior to the amendment, officers were encouraged to meet their stock ownership target within five years after becoming subject to the executive stock ownership program. Restricted stock and unvested RSUs were counted in determining compliance with the guidelines. If at the end of five years, an executive officer failed to meet or maintain the target stock ownership level, then a portion of that officer's future cash-based awards (such as a STIP payment) could be deferred as phantom stock units and credited to the officer's account under the 2005 PG&E Corporation Supplemental Retirement Savings Plan ("SRSP") until the stock ownership target was met.

The amendment replaced this five-year time frame with a required retention ratio. Until an executive meets the applicable stock ownership guideline, he or she must retain 50 percent of the net shares realized from option exercise or from the vesting of restricted stock or stock units (including performance shares), after accounting for tax withholding. For the purpose of calculating compliance with the guidelines, restricted stock and unvested stock units are not taken into account, except in the case of restricted stock and RSUs when a participant is retirement-eligible (defined as age 55 with five consecutive years of service). (LTIP awards continue to vest after retirement for retirement-eligible employees.)

Finally, consistent with the transition to a program based on a required retention ratio, the Committee eliminated the use of Special Incentive Stock Ownership Premiums ("SISOPs") for new officers and, effective January 1, 2013, eliminated SISOPs for current participants in the executive stock ownership program. SISOPs are stock units awarded under the LTIP and are credited to the officer's deferred compensation account in the SRSP. SISOPs were designed to provide incentives to eligible officers to achieve minimum stock ownership targets prior to the end of the five-year period. SISOPs are awarded to eligible officers if they achieve and maintain pre-established stock ownership levels prior to the end of the third year following the year in which an officer first became an eligible executive. For additional details regarding SISOPs, please see the narrative accompanying the "Grants of Plan-Based Awards in 2010" table on page 58.

Mr. Darbee meets and exceeds the new stock ownership target for the PG&E Corporation CEO. The other executives subject to the executive stock ownership program will meet their respective targets by the applicable measurement date or have agreed to retain 50 percent of their net shares until the target is met.

Equity Grant Dates

The PG&E Corporation Equity Grant Date Policy generally provides that annual LTIP awards are granted when the market price of PG&E Corporation common stock reflects the disclosure of all material information. Under this policy, the grant date for non-annual equity awards to employees (such as for newly hired or newly promoted officers) shall be the later of (1) the date that the non-annual award is approved by the independent members of the PG&E Corporation or Utility Board, the Committee, or the PG&E Corporation CEO, as applicable, (2) the date that the LTIP award recipient becomes an employee, if applicable, or (3) the date otherwise specified by the applicable Board, the Committee, or the PG&E Corporation CEO.

In addition, if the grant date of any LTIP award would occur during a trading blackout period, as defined under the PG&E Corporation Insider Trading Policy, then the actual grant date will be the first business day after the trading blackout period ends.

Consistent with the Equity Grant Date Policy, annual equity awards for 2010 were granted on March 10, 2010 in order to follow PG&E Corporation's investor conference relating to PG&E Corporation performance and to enable the market price of PG&E Corporation common stock to reflect the disclosure of all material information, including the information presented at the investor conference.

Executive Incentive Compensation Recoupment (Clawback) Policy

At their February 17, 2010 meeting, the Boards adopted a formal policy authorizing recoupment of certain incentive compensation if either PG&E Corporation or the Utility restates its financial statements that are filed with the SEC, with respect to any fiscal year within the three-year period preceding the filing of the restatement (a "Restatement Year"). In case of such a restatement, the Committee (or with respect to the CEO, the full Board of the applicable company) may, in good-faith exercise of its reasonable discretion and to the extent permitted by law, seek to recoup long-term and short-term incentive compensation previously paid with respect to each Restatement Year to any individual who was a Section 16 Officer of that company during that Restatement Year. (A Section 16

Officer includes an "officer" of either PG&E Corporation or the Utility who is subject to the reporting and short swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.) Compensation may be recouped to the extent that such compensation would have been lower when computed using the restated financial statements, and the Committee and the Boards have discretion to recoup such compensation on a tax-neutral basis. The policy applies only to compensation paid after the effective date of the policy, February 17, 2010.

What Are the Other Elements of Executive Compensation?

Perquisites and Related Compensation

In general, the NEOs receive a limited range of perquisite benefits, typically encompassing a partial subsidy for financial planning services from a third-party financial advisory firm, partial reimbursement of certain health club fees, parking reimbursement, and executive health services. Mr. Darbee and Mr. Johns also receive car transportation services. The magnitude of these perquisites, including the lump-sum payment described in the following paragraph, is comparable to that provided to executive officers of companies in the Pay Comparator Group, and the value of these services is taxable to the recipient.

The Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Darbee and Mr. Johns, respectively) also approved a 2010 lump-sum annual stipend amount for each executive officer (consistent with 2009), which ranged from $15,000 to $35,000 (the upper end applicable only to the CEO of PG&E Corporation). This stipend is provided in lieu of providing the NEO with additional benefits. The NEOs have discretion to use this stipend as they see fit. This stipend is consistent with amounts paid historically.

Tax Gross-Up Payments

Effective April 1, 2009, PG&E Corporation and the Utility ceased utilizing tax gross-ups except in two situations: (1) severance in connection with a change in control, and (2) certain types of payments made in connection with benefit programs offered to all employees (e.g., relocation programs). During 2010, no NEOs received a tax gross-up payment.

Prior to the amendment described below, the PG&E Corporation Officer Severance Policy provided that eligible executive officers would be reimbursed for excise taxes triggered by severance payments made in connection with a change in control. These provisions of the Officer Severance Policy had not been amended since they were first adopted in 1999, and no new individual became a beneficiary of the excise tax gross-up provisions of the Officer Severance Policy in 2010.

At its February 15, 2011 meeting, the Committee eliminated excise tax gross-ups on change-in-control severance benefits. In the event of a change in control, the eligible executive officer will be responsible for paying any excise tax, or the officer's aggregate change-in-control benefits will be reduced to a level that does not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis. This amendment will not increase the aggregate value of an officer's severance benefits under a change in control. The amendment is effective immediately for officers who become eligible for change-in-control severance benefits after February 15, 2011. For existing eligible executive officers, the terms of the Officer Severance Policy provide that three years' notice is required before eliminating the tax gross-up. Therefore, elimination of the tax gross-up for existing eligible executive officers will occur in March 2014.

Prohibitions Against Hedging or Pledging Company Stock Holdings

PG&E Corporation and the Utility have each adopted several limitations with respect to the holding of PG&E Corporation or Utility traded securities (together, "company stock") by officers. These limitations are designed to avoid any inadvertent violation of the insider trading laws and also increase the alignment between executive and shareholder interests. Officers may not engage in short sales of company stock or transactions in publicly traded options (such as puts, calls, and other derivative securities). They also may not engage in any hedging or monetization transactions that limit or eliminate the officer's ability to profit from an increase in the value of company stock. Officers generally are prohibited from holding company stock in a margin account or pledging it as collateral for a loan.

Post-Service Benefits

Retirement/Pension

NEOs are eligible to receive retirement benefits under the Utility's tax-qualified defined benefit plan (pension plan), which also provides benefits to other eligible employees of PG&E Corporation and the Utility. NEOs also are eligible to receive benefits under the PG&E Corporation Supplemental Executive Retirement Plan ("SERP"), which is a non-tax-qualified defined benefit pension plan that provides officers and key employees of PG&E Corporation and its subsidiaries, including the

Utility, with a pension benefit. These plans are described in the section entitled "Pension Benefits—2010" on pages 61 to 62 of this Joint Proxy Statement.

With respect to the SERP, the Committee adopted in February 2010 a policy against crediting additional years of service for participants under this plan.

NEOs and other officers and employees also are eligible to participate in the PG&E Corporation Retirement Savings Plan ("RSP"), a tax-qualified 401(k) plan. PG&E Corporation provides a maximum matching contribution of 75 cents for each dollar contributed, up to 6 percent of base salary. To the extent that matching contributions cannot be made to an NEO's RSP account because the Internal Revenue Code limits would be exceeded, PG&E Corporation contributes the excess amount to the NEO's account in the PG&E Corporation Supplemental Retirement Savings Plan ("SRSP"), a non-qualified deferred compensation plan.

The majority of companies in the Pay Comparator Group provide tax-qualified defined benefit plans (e.g., pensions or similar plans), other tax-qualified defined contribution plans (i.e., 401(k) plans), and non-tax-qualified retirement plans. The Committee believes that these defined benefit and defined contribution plans offer significant recruiting and retention incentives. Upon retirement, NEOs also may be eligible for post-retirement health, welfare, and similar benefits, pursuant to plans that generally provide benefits to all employees. Additional details regarding the retirement programs and post-retirement benefits, and the value of pension benefits accumulated as of December 31, 2010 for the executive officers named in the Summary Compensation Table are reported below in the table entitled "Pension Benefits—2010" on pages 61 to 62 of this Joint Proxy Statement and in the section entitled "Potential Payments—Resignation/Retirement" on page 66 of this Joint Proxy Statement.

What Compensation Is Payable Upon Termination and/or a Change in Control of PG&E Corporation?

Termination Generally Absent a Change in Control

General Severance Benefits—The PG&E Corporation Officer Severance Policy provides certain officers of PG&E Corporation and the Utility, including the NEOs, with severance benefits if their employment is terminated without cause. The purpose of the severance policy is to (1) attract and retain senior management by providing severance benefits that are part of a competitive total compensation package, (2) provide consistent treatment for all terminated officers, and (3) by conditioning payments upon a general release of claims, minimize potential litigation costs in connection with terminations of employment. These severance benefits are described below under the section entitled "Potential Payments—Termination Without Cause" on page 67 of this Joint Proxy Statement.

Ms. Barcon's termination on March 1, 2010 was considered a termination without cause under the Officer Severance Policy, and she received the benefits described in the preceding paragraph plus an additional amount of prorated salary to reflect the fact that her termination occurred less than 30 days after notification from the Utility. Further details regarding payments to Ms. Barcon may be found in the Summary Compensation Table on pages 54 to 56 of this Joint Proxy Statement.

LTIP Awards—The treatment of 2010 LTIP awards upon severance is set forth in the award recipients' individual LTIP award agreements. In general, if an NEO is terminated without cause:

•
Any unvested RSUs or restricted stock that would have vested within 18 or 24 months following separation (depending on the NEO's officer level) will continue to vest and will be settled pursuant to the normal vesting schedule in the award agreement, and

•
Any unvested performance shares will vest proportionately based on the number of months during the applicable performance period in which the NEO was employed, divided by 36 (the number of months in the performance period), and will be paid, if at all, pursuant to the normal payment schedule, multiplied by the performance payout percentage applicable to that grant.

If an NEO resigns or is terminated for cause (i.e., for dishonesty, a criminal offense, or violation of a work rule), the NEO forfeits any unvested restricted stock, RSUs, and performance shares, and would not receive any associated dividends.

Termination in Connection with a Change in Control

The PG&E Corporation Board has determined that the provision of change-in-control benefits is a key part of PG&E Corporation's officer compensation program. In a hostile takeover or other change in control situation, it is important for management to remain focused on maximizing shareholder value and aligning management's interests with shareholders' interest, and not to be distracted by concerns about job security. The benefit levels provided to the covered officers, including the NEOs, under different termination circumstances reflect competitive market practices among the Pay Comparator Group that the Committee benchmarks.

Golden Parachute Restriction Policy—The Golden Parachute Restriction Policy requires shareholder approval of certain executive severance payments provided in connection with a change in control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target STIP award, as defined in the Golden Parachute Restriction Policy. This policy is discussed further under the section entitled "Potential Payments—Change in Control" on pages 67 to 70 of this Joint Proxy Statement.

Officer Severance Policy—The PG&E Corporation Officer Severance Policy provides certain NEOs with compensation if (1) there is a Change in Control of PG&E Corporation (as defined in the Policy), and (2) that NEO is terminated without cause or terminates for good reason in connection with the Change in Control or Potential Change in Control (as defined in the Policy) of PG&E Corporation. The Policy applies to officers of PG&E Corporation with the title of Senior Vice President or higher, and the principal executive officers of the Utility and any other participating subsidiary. Specific benefits are described in the section entitled "Potential Payments—Change in Control" on pages 67 to 70 of this Joint Proxy Statement.

LTIP Awards—Upon a Change in Control of PG&E Corporation, the vesting schedule for LTIP awards may be accelerated if (1) the successor company fails to continue previously granted awards in a manner that preserves the value of those awards, or (2) the award recipient is terminated in connection with a Change in Control during a specified period of time before or after the Change in Control. This practice aligns PG&E Corporation with market trends and (1) better balances the interests of award recipients and shareholders, (2) provides security for award recipients in a time of uncertainty, and (3) preserves the incentive for award recipients to stay with PG&E Corporation even following a transaction.

Details regarding the specific termination provisions are discussed in the section entitled "Potential Payments—Change in Control" on pages 67 to 70 of this Joint Proxy Statement.

Are There Material Differences in Compensation Paid to the Different NEOs?

There is no material difference in compensation policy among the NEOs. The compensation philosophy and policies discussed throughout this CD&A apply equally to all executive officers. There are no differences in the types of compensation nor the methodology used to establish compensation levels among the NEOs. The differences that exist in the amounts of compensation generally relate to each NEO's position and the pay differences determined from the benchmarking study conducted for the Committee by its independent consultant.

For example, when determining total target compensation for the PG&E Corporation CEO, the Committee first uses competitive market data to assess appropriate levels of base pay and total annual cash compensation, focusing on how the CEO's base pay and total cash compensation compare to the market average. Next, to determine the appropriate amount of long-term incentive opportunities, the Committee considers the annual LTIP value range, which is established based on competitive market data and is comprised of a minimum, target, and maximum LTIP value. The Committee then evaluates the CEO's leadership, accomplishments, and personal development, as well as PG&E Corporation's performance results, to arrive at final total compensation recommendations for the independent members of the Board to review and approve. The Committee also considers whether the CEO has achieved his annual objectives that are reviewed and approved by the Committee at the beginning of each year. These objectives closely track short-term and long-term financial and operational goals for PG&E Corporation that have previously been reviewed and approved by the Board. The CEO's individual objectives may relate to corporate financial performance and shareholder returns, operational performance, investment in utility infrastructure, corporate culture, and effective communications with key stakeholders.

Conclusion

The Committee believes that the amount and design of executive compensation provided in 2010 to the NEOs of PG&E Corporation and the Utility are consistent with the Committee's compensation objectives and policies to (1) provide long-term incentives to align shareholders' and officers' interests and enhance total return for shareholders, (2) attract, retain, and motivate employees with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation's businesses, and (3) compensate NEOs in a competitive, cost-efficient, and transparent manner.

Exhibit A

Reconciliation of PG&E Corporation's Earnings from Operations to Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP")

For the year ended December 31, 2010
(in millions, except per share amounts)

	Earnings	Per Share Amounts (Diluted)
PG&E Corporation Earnings from Operations(1)	$1,331	$3.42
Items Impacting Comparability:(2)
Statewide ballot initiative(3)	(45)	(0.12)
Federal healthcare law(4)	(19)	(0.05)
San Bruno accident(5)	(168)	(0.43)
PG&E Corporation Earnings on a GAAP basis	$1,099	$2.82

(1)
"Earnings from operations" is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)
Items impacting comparability reconcile earnings from operations with Income Available for Common Shareholders as reported in accordance with GAAP.

(3)
For the twelve months ended December 31, 2010, the Utility contributed $45 million to support Proposition 16 – The Taxpayers Right to Vote Act.

(4)
For the twelve months ended December 31, 2010, the Utility recorded a charge of $19 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

(5)
For the twelve months ended December 31, 2010, the Utility recorded charges of $168 million, after-tax, for the natural gas pipeline accident that occurred in San Bruno, California on September 9, 2010. These charges primarily included a provision for estimated third-party claims for personal injury and property damage claims, and other damage claims, as well as costs incurred to provide immediate support to the San Bruno community, re-inspect the Utility's natural gas transmission lines, and to perform other activities following the accident.

Compensation Committee Report

The Compensation Committee of PG&E Corporation is comprised of independent directors and operates under a written charter adopted by the PG&E Corporation Board. The Compensation Committee is responsible for overseeing and establishing officer compensation policies for PG&E Corporation, the Utility, and their subsidiaries.

The Compensation Committee has reviewed and discussed the section of this Joint Proxy Statement entitled "Compensation Discussion and Analysis" with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Boards of PG&E Corporation and the Utility that the "Compensation Discussion and Analysis" section be included in this Joint Proxy Statement.

March 30, 2011

C. Lee Cox, Chair
Forrest E. Miller
Barbara L. Rambo
Barry Lawson Williams

Executive Officer Compensation Information

Summary Compensation Table – 2010

This table summarizes the principal components of compensation paid or granted during 2010. The NEOs consist of the principal executive officers and the principal financial officers of PG&E Corporation and the Utility, and the next three most highly compensated executive officers during the past year. This table also includes information disclosed in the 2010 and 2009 Joint Proxy Statements for compensation paid or granted to certain officers during 2009 and 2008, respectively.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Award(s) ($)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Peter A. Darbee Chairman, Chief Executive Officer, and President, PG&E Corporation (NEO of both PG&E Corporation and the Utility)	2010 2009 2008	1,182,160 1,135,633 1,090,833	0 0 0	4,966,124 6,285,392 5,733,999	0 0 0	0 1,871,524 1,285,002	2,137,343 1,131,494 1,461,189	107,759 135,385 150,210	8,393,386 10,559,428 9,721,233
Christopher P. Johns President, Pacific Gas and Electric Company (NEO of both PG&E Corporation and the Utility)	2010 2009 2008	672,500 593,866 541,457	0 0 0	1,932,429 1,880,357 893,206	0 0 0	0 684,431 350,809	629,560 268,077 193,500	76,696 70,999 89,819	3,311,185 3,497,730 2,068,791
Kent M. Harvey Senior Vice President and Chief Financial Officer, PG&E Corporation (NEO of PG&E Corporation only)	2010 2009	537,500 454,106	0 0	1,011,982 564,322	0 0	0 428,259	1,009,678 432,377	62,876 50,507	2,622,036 1,929,571
Hyun Park Senior Vice President and General Counsel, PG&E Corporation (NEO of both PG&E Corporation and the Utility)	2010 2009 2008	546,478 524,493 498,091	0 0 500,000	1,189,793 1,319,499 893,206	0 0 0	0 475,401 322,713	203,591 109,210 63,744	63,172 274,781 46,173	2,003,034 2,703,384 2,323,927
Rand L. Rosenberg Senior Vice President, Corporate Strategy and Development, PG&E Corporation (NEO of PG&E Corporation only)	2010 2009 2008	532,707 519,714 515,825	0 0 0	920,055 967,649 894,263	0 0 0	0 471,068 334,203	243,756 184,154 129,376	48,972 72,169 47,612	1,745,490 2,214,754 1,921,279
John S. Keenan Senior Vice President and Chief Operating Officer, Pacific Gas and Electric Company (NEO of the Utility only)	2010 2009 2008	616,250 583,333 500,000	0 0 0	1,398,546 1,695,670 918,705	0 0 0	0 652,333 323,950	577,387 359,153 183,160	93,157 96,511 44,544	2,685,340 3,387,000 1,970,359
Sara A. Cherry* Vice President, Finance and Chief Financial Officer, Pacific Gas and Electric Company (NEO of the Utility only)	2010	262,258	0	229,817	0	8,577	37,446	27,222	565,320
Barbara L. Barcon** Former Vice President, Finance and Chief Financial Officer, Pacific Gas and Electric Company (NEO of the Utility only)	2010 2009 2008	52,620 307,500 232,143	0 0 125,000	0 295,139 463,825	0 0 0	0 228,042 123,059	47,597 45,615 20,505	721,821 98,223 120,136	822,038 974,519 1,084,668
*
Ms. Cherry became Vice President, Finance and Chief Financial Officer of Pacific Gas and Electric Company on March 1, 2010.

**
Ms. Barcon's employment was terminated on March 1, 2010.

(1)
Includes base salary deferred at the election of the officer.

(2)
Includes amounts deferred under the terms of the award.

(3)
Represents the grant date fair value of restricted stock, RSUs, performance shares, and SISOPs measured in accordance with FASB ASC Topic 718, without taking into account an estimate of forfeitures related to service-based vesting. For restricted stock, RSUs, and SISOPs, grant date fair value is measured using the closing price of PG&E Corporation common stock on the grant date. Assumptions made in valuation of reported performance shares awards are described in footnote 4 to the table entitled "Grants of Plan-Based Awards in 2010." Assuming that the highest level of performance conditions would be achieved, the estimated maximum grant date value of performance shares awarded in 2010 would be: Mr. Darbee $9,791,591, Mr. Johns $3,115,449, Mr. Harvey $1,631,510, Mr. Park $1,779,714, Mr. Rosenberg $1,483,306, Mr. Keenan $2,254,726, and Ms. Cherry $370,510.

(4)
Amounts represent payments received or deferred in 2011, 2010, and 2009 for achievement of corporate and organizational objectives in 2010, 2009, and 2008, respectively, under the STIP.

(5)
Amounts reported for 2010 consist of (i) the change in pension value during 2010 (Mr. Darbee $2,134,062, Mr. Johns $629,514, Mr. Harvey $1,009,616, Mr. Park $203,591, Mr. Rosenberg $243,756, Mr. Keenan $577,387, Ms. Cherry $37,446, and Ms. Barcon $47,597), and (ii) the above-market earnings on compensation deferred into the PG&E Corporation Supplemental Retirement Savings Plan prior to the January 1, 2005 effective date of Internal Revenue Code Section 409A (Mr. Darbee $3,281, Mr. Johns $46, and Mr. Harvey $62). The earnings for the Utility Bond Fund are based on Moody's Investors Service's long-term Aa bond rate for utilities. The above-market earnings are calculated as the difference between actual earnings from the Utility Bond Fund investment option and hypothetical earnings that would have resulted using an interest rate equal to 120 percent of the applicable federal rate.

(6)
Amounts reported for 2010 consist of (i) perquisites and personal benefits, as detailed below (Mr. Darbee $19,562, Mr. Johns $21,433, Mr. Harvey $13,688, Mr. Park $13,580, Mr. Keenan $40,426, Ms. Cherry $420, and Ms. Barcon $525), (ii) a lump-sum annual stipend paid in lieu of providing perquisite benefits, with the exception of perquisite benefits noted in the chart below (Mr. Darbee $35,000, Mr. Johns $25,000, Mr. Harvey $25,000, Mr. Park $25,000, Mr. Rosenberg $25,000, Mr. Keenan $25,000, and Ms. Cherry $15,000), (iv) company contributions to defined contribution retirement plans (Mr. Darbee $53,197, Mr. Johns $30,263, Mr. Harvey $24,188, Mr. Park $24,592, Mr. Rosenberg $23,972, Mr. Keenan $27,731, Ms. Cherry $11,802, and Ms. Barcon $3,523), (v) payments for accrued vacation and floating holidays at termination (Ms. Barcon $25,665), and (vi) payments made in connection with a separation agreement (Ms. Barcon $692,108).

The following chart provides additional information regarding perquisites and personal benefits that are included in the Summary Compensation Table.

	Transportation Services ($)	Parking ($)	Fitness ($)	Executive Health ($)	Financial Services ($)	Relocation ($)	Total ($)
P. A. Darbee	8,579		510	2,955	7,518		19,562
C. P. Johns	9,838			3,725	7,870		21,433
K. M. Harvey		4,440		2,094	7,154		13,688
H. Park		4,440	763	2,356	6,021		13,580
R. L. Rosenberg							0
J. S. Keenan		2,100		2,326		36,000	40,426
S. A. Cherry			420				420
B. L. Barcon		525					525

The above perquisites and personal benefits consist of the following:

•
Transportation services for Mr. Darbee and Mr. Johns, consisting of car transportation for commute and incidental non-business travel. Amounts include the prorated salary and benefits burden of the drivers, and vehicle costs.

•
The cost of parking.

•
The cost of executive health services provided to executive officers. Amounts vary among officers, reflecting the decisions of each individual officer regarding the specific types of tests and consultations provided, and the exact value of reimbursed expenses.

•
The value of reimbursements for health club fees, pursuant to a program available to certain management employees, including non-officers.

•
Fees paid to partially subsidize financial services provided by an independent contractor selected by PG&E Corporation to provide such services.

•
The cost to PG&E Corporation for relocation assistance in the form of a mortgage subsidy.

In addition to the perquisite benefits described above, NEOs are given a set stipend that each NEO may use as the officer sees fit. The stipend is intended to cover miscellaneous items in each NEO's discretion (such as membership in professional organizations). The amount of this stipend is included in the Summary Compensation Table in the "All Other Compensation" column.

Please see the Compensation Discussion and Analysis ("CD&A") on pages 36 to 52 of this Joint Proxy Statement for additional information regarding the elements of compensation discussed above, including salary, short-term incentives, and long-term incentives. Additional information regarding grants of LTIP awards can be found following the table entitled "Grants of Plan-Based Awards in 2010."

Grants of Plan-Based Awards in 2010

This table provides information regarding incentive awards and other stock-based awards granted during 2010 to individuals named in the Summary Compensation Table.

										All Other Stock Awards
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock and Option Awards ($)(4)
										Number of Shares of Stock or Units (#)(3)
		Committee Action Date
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P. A. Darbee				0	1,182,160	2,364,320
	3/10/2010	2/17/2010					19,325	77,300	154,600		2,751,880
	3/10/2010	2/17/2010								51,530	2,214,244
C. P. Johns				0	504,375	1,008,750
	3/10/2010	2/17/2010					6,149	24,595	49,190		875,582
	3/10/2010	2/17/2010								24,595	1,056,847
K. M. Harvey				0	371,875	743,750
	3/10/2010	2/16/2010					3,220	12,880	25,760		458,528
	3/10/2010	2/16/2010								12,880	553,454
H. Park				0	300,563	601,126
	3/10/2010	2/16/2010					3,513	14,050	28,100		500,180
	3/10/2010	2/16/2010								14,050	603,729
	1/4/2010	n/a	(5)							1,930	85,885
R. L. Rosenberg				0	292,989	585,978
	3/10/2010	2/16/2010					2,928	11,710	23,420		416,876
	3/10/2010	2/16/2010								11,710	503,179
J. S. Keenan				0	431,375	862,750
	3/10/2010	2/16/2010					4,450	17,800	35,600		633,680
	3/10/2010	2/16/2010								17,800	764,866
S. A. Cherry				0	113,053	226,105
	3/10/2010	2/23/2010					731	2,925	5,850		104,130
	3/10/2010	2/23/2010								2,925	125,687
B. L. Barcon(6)				0	23,679	47,358
(1)
Compensation opportunity granted for 2010 under the STIP. Actual amounts earned are reported in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.

(2)
Represents performance shares granted under the LTIP.

(3)
Represents RSUs and SISOPs granted under the LTIP.

(4)
For performance shares, the grant date fair value is based on the probable outcome of the applicable performance conditions, measured using a Monte Carlo simulation valuation model. The assumed per-share value for the March 10, 2010 annual grants was $35.60. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date.

(5)
Award of SISOPs under the Executive Stock Ownership Program. No specific action is required by the PG&E Corporation Compensation Committee or by the Board of either PG&E Corporation or the Utility.

(6)
Ms. Barcon was no longer employed by the Utility as of March 1, 2010. She was provided an opportunity to participate in the non-equity incentive plan (calculated as a percentage of salary earned) but did not receive equity-based awards in 2010.

Detailed information regarding compensation reported in the tables entitled "Summary Compensation Table—2010" and "Grants of Plan-Based Awards in 2010," including the relative amounts apportioned to different elements of compensation, can be found in the CD&A. Information regarding specific grants is provided below.

STIP Awards. Information regarding the terms and basis of STIP awards can be found in the CD&A.

Restricted Stock Units. RSUs granted in 2010 will vest in 20 percent increments during each of the first three years. The remaining 40 percent will vest on the first business day of March 2014. Upon vesting, RSUs are settled in an equivalent number of shares of PG&E Corporation common stock, generally net of the number of shares having a value equal to required withholding taxes.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of RSUs granted to the recipient will be accrued on behalf of the recipient. Accrued dividends are paid at the time the related RSUs are settled.

Performance Shares. Performance shares granted in 2010 will vest, if at all, at the end of a three-year period. Upon vesting, performance shares are settled in shares of PG&E Corporation common stock, generally net of shares with a value equal to required withholding taxes. The number of shares issued will depend on PG&E Corporation's TSR relative to the Performance Comparator Group for the three-year performance period. The specific payout formula is discussed in the CD&A.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the value of the cash dividend per share multiplied by the number of performance shares granted to the recipient will be accrued on behalf of the recipient. At the end of the vesting period, the amount of accrued dividend equivalents will be increased or decreased by the same payout factor used to increase or decrease the number of vested performance shares for the period.

SISOPs. During each of the first three years after an executive becomes subject to the Executive Stock Ownership Program, PG&E Corporation may award the officer phantom stock called Special Incentive Stock Ownership Premiums ("SISOPs") that will be credited to the officer's deferred compensation account in the SRSP to encourage executive officers to meet the stock ownership targets. Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to such dividend, multiplied by the number of SISOPs held, will be awarded under the LTIP and credited to the executive's account as additional units. The conversion to units will be based on the closing price of PG&E Corporation common stock on the dividend payment date. SISOPs vest in full on the third anniversary of the grant date, and can be forfeited if the executive fails to maintain the applicable stock ownership target. Upon retirement or termination, the vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock. The vesting of SISOPs can be accelerated under certain circumstances, as specified in the discussion below regarding "Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability" on pages 64 to 70 of this Joint Proxy Statement.

Effective September 14, 2010, the SISOP program was eliminated, and no new individuals could become eligible to receive SISOPs. For current SISOP recipients, the program will be terminated effective January 1, 2013.

For more information regarding the terms of plan-based awards, please see the discussion above in the CD&A.

Outstanding Equity Awards at Fiscal Year-End – 2010

This table provides additional information regarding stock options, restricted stock, RSUs, performance shares, and other equity-based awards that were held as of December 31, 2010 by the individuals named in the Summary Compensation Table, including awards granted prior to 2010. Any awards described below that were granted in 2010 also are reflected in the "Grants of Plan-Based Awards in 2010" table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
P. A. Darbee					337,721	(5)	16,156,554	158,900	(6)	7,601,776
C. P. Johns					80,652	(7)	3,858,392	48,115	(8)	2,301,822
K. M. Harvey					33,661	(9)	1,610,342	19,960	(10)	954,886
H. Park					66,628	(11)	3,187,488	30,100	(12)	1,439,984
R. L. Rosenberg					58,413	(13)	2,794,497	23,745	(14)	1,135,961
J. L. Keenan					72,315	(15)	3,459,554	37,865	(16)	1,811,462
S. A. Cherry					4,581	(17)	219,155	4,995	(18)	238,961
B. L. Barcon					12,406	(19)	593,503	1,429	(20)	68,363
(1)
Includes restricted stock, RSUs, SISOPs, and individual retention and incentive awards. Also includes performance shares for which the performance period has ended, and the reported number reflects the applicable payout percentage. See the CD&A for additional details regarding grants in 2010.

(2)
Value based on the December 31, 2010 closing price of PG&E Corporation common stock ($47.84).

(3)
Consists of unvested performance shares. Consistent with SEC rules, the number of shares is presented assuming target performance. See the CD&A for additional details regarding grants in 2010.

(4)
Value based on the December 31, 2010 closing price of PG&E Corporation common stock ($47.84). Consistent with SEC rules, unvested performance shares are valued assuming target performance.

(5)
40,752 shares of restricted stock vested on March 1, 2011, and 20,170 shares will vest on January 3, 2012. 22,345 RSUs vested on March 1, 2011, 13,639 RSUs will vest on January 3, 2012, 22,345 RSUs will vest on March 1, 2012, 27,634 RSUs will vest on January 2, 2013, 34,384 RSUs will vest on March 1, 2013, and 20,612 RSUs will vest on March 3, 2014. 135,840 performance shares vested on March 1, 2011.

(6)
81,600 performance shares are scheduled to vest on March 1, 2012, and 77,300 performance shares are scheduled to vest on March 1, 2013.

(7)
7,689 shares of restricted stock vested on March 1, 2011, and 3,922 shares will vest on January 3, 2012. 9,623 RSUs vested on March 1, 2011, 9,623 RSUs will vest on March 1, 2012, 14,327 RSUs will vest on March 1, 2013, and 9,838 RSUs will vest on March 3, 2014. 25,630 performance shares vested on March 1, 2011.

(8)
23,520 performance shares are scheduled to vest on March 1, 2012, and 24,595 performance shares are scheduled to vest on March 1, 2013.

(9)
3,075 shares of restricted stock vested on March 1, 2011, and 1,792 shares will vest on January 3, 2012. 3,992 RSUs vested on March 1, 2011, 3,992 RSUs will vest on March 1, 2012, 5,408 RSUs will vest on March 1, 2013, and 5,152 RSUs will vest on March 3, 2014. 10,250 performance shares vested on March 1, 2011.

(10)
7,080 performance shares are scheduled to vest on March 1, 2012, and 12,880 performance shares are scheduled to vest on March 1, 2013.

(11)
7,689 shares of restricted stock vested on March 1, 2011, and 3,584 shares will vest on January 3, 2012. 6,020 RSUs vested on March 1, 2011, 6,020 RSUs will vest on March 1, 2012, 9,230 RSUs will vest on March 1, 2013, and 5,620 RSUs will vest on March 3, 2014. 25,630 performance shares vested on March 1, 2011. 845 SISOPs will vest on January 2, 2012, and 1,990 SISOPs will vest on January 4, 2013.

(12)
16,050 performance shares are scheduled to vest on March 1, 2012, and 14,050 performance shares are scheduled to vest on March 1, 2013.

(13)
7,689 shares of restricted stock vested on March 1, 2011, and 3,698 shares will vest on January 3, 2012. 4,749 RSUs vested on March 1, 2011, 4,749 RSUs will vest on March 1, 2012, 7,156 RSUs will vest on March 1, 2013, and 4,684 RSUs will vest on March 3, 2014. 25,630 performance shares vested on March 1, 2011. 27 SISOPs vested on January 2, 2011, and 31 SISOPs will vest on January 2, 2012.

(14)
12,035 performance shares are scheduled to vest on March 1, 2012, and 11,710 performance shares are scheduled to vest on March 1, 2013.

(15)
7,689 shares of restricted stock vested on March 1, 2011, and 2,150 shares will vest on January 3, 2012. 7,573 RSUs vested on March 1, 2011, 7,573 RSUs will vest on March 1, 2012, 11,586 RSUs will vest on March 1, 2013, and 7,120 RSUs will vest on March 3, 2014. 25,630 performance shares vested on March 1, 2011. 661 SISOPs vested on January 2, 2011, and 2,333 SISOPs will vest on January 2, 2012.

(16)
20,065 performance shares are scheduled to vest on March 1, 2012, and 17,800 performance shares are scheduled to vest on March 1, 2013.

(17)
999 RSUs vested on March 1, 2011, 999 RSUs will vest on March 1, 2012, 1,413 RSUs will vest on March 1, 2013, and 1,170 RSUs will vest on March 3, 2014.

(18)
2,070 performance shares are scheduled to vest on March 1, 2012, and 2,925 performance shares are scheduled to vest on March 1, 2013.

(19)
3,729 shares of restricted stock vested on March 1, 2011. 735 RSUs vested on March 1, 2011. 7,942 performance shares vested on March 1, 2011.

(20)
1,429 performance shares are scheduled to vest on March 1, 2012.

Option Exercises and Stock Vested During 2010

This table provides additional information regarding the amounts received during 2010 by individuals named in the Summary Compensation Table upon exercise, vesting, or transfer of stock options, restricted stock, and other stock-based awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
P. A. Darbee			86,133	3,552,021
C. P. Johns			19,033	786,728
K. M. Harvey			7,817	322,495
H. Park			16,525	682,449
R. L. Rosenberg			16,064	662,678
J. S. Keenan			16,484	695,673
S. A. Cherry			414	17,437
B. L. Barcon			1,978	83,312
(1)
Reflects restricted stock that vested on January 4, 2010 and March 1, 2010 and performance shares that vested on January 4, 2010. For Mr. Keenan, the value of stock awards includes $154,390 from the vesting of SISOPs that Mr. Keenan has deferred under the SRSP and that he will not receive until seven months following termination of his employment.

Pension Benefits – 2010

This table provides information for each individual named in the Summary Compensation Table relating to accumulated benefits as of December 31, 2010 under any plan that provides for payments or other benefits at, after, or relating to retirement.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
P. A. Darbee	Pacific Gas and Electric Company Retirement Plan	3.8	(1)	788,086	0
	PG&E Corporation Supplemental Executive Retirement Plan	17.5	(2)	7,719,064	0
C. P. Johns	Pacific Gas and Electric Company Retirement Plan	14.6		1,394,170	0
	PG&E Corporation Supplemental Executive Retirement Plan	14.6		503,336	0
K. M. Harvey	Pacific Gas and Electric Company Retirement Plan	28.3		1,601,066	0
	PG&E Corporation Supplemental Executive Retirement Plan	28.3		1,885,778	0
H. Park	Pacific Gas and Electric Company Retirement Plan	3.8	(1)	232,608	0
	PG&E Corporation Supplemental Executive Retirement Plan	4.1		186,149	0
R. L. Rosenberg	Pacific Gas and Electric Company Retirement Plan	3.8	(1)	352,536	0
	PG&E Corporation Supplemental Executive Retirement Plan	5.2		348,671	0
J. S. Keenan	Pacific Gas and Electric Company Retirement Plan	5.0	(3)	869,228	0
	PG&E Corporation Supplemental Executive Retirement Plan	7.5		464,537	0
S. A. Cherry	Pacific Gas and Electric Company Retirement Plan	1.8		33,307	0
	PG&E Corporation Supplemental Executive Retirement Plan	1.8		4,139	0
B. L. Barcon	PG&E Corporation Supplemental Executive Retirement Plan	1.9		113,717	0
(1)
Effective April 1, 2007, participation in the Pacific Gas and Electric Company Retirement Plan also was made available to all employees of PG&E Corporation. Prior to that time, the only PG&E Corporation employees who could participate in the retirement plan were individuals who had previously been employed by the Utility and participated in the Retirement Plan and were subsequently transferred to PG&E Corporation.

(2)
Effective July 1, 2003, Mr. Darbee became a participant in the SERP with five years of credited service. He received an additional five years of credited service on July 1, 2008.

(3)
During his first seven years of employment with the Utility, Mr. Keenan will receive 1.5 years of credited service under the PG&E Corporation Supplemental Executive Retirement Plan for each year of actual service.

Detailed information regarding compensation reported in the Pension Benefits table can be found in the CD&A. Assumptions used in calculating the present value of accumulated pension benefits are the same as were used in preparing PG&E Corporation's and the Utility's 2010 financial statements. Assumptions are set forth in the 2010 Annual Report.

Pension benefits are provided to executive officers under two plans. The Utility provides retirement benefits to all of its employees, including its officers, under the Pacific Gas and Electric Company Retirement Plan ("Retirement Plan"), which is a tax-qualified defined benefit pension plan. The Retirement Plan historically also has covered a significant number of PG&E Corporation's employees and officers. As of April 1, 2007, all PG&E Corporation employees and officers are eligible to participate in the Retirement Plan.

A participant may begin receiving pension benefits at age 55, but benefits will be reduced unless the individual has at least 35 years of service. At age 65, a participant becomes eligible for an unreduced pension, irrespective of the years of service. Between age 55 and age 65, any pension benefit may be reduced based on the number of years of service, and in accordance with pre-set charts set forth in the Retirement Plan. The benefit formula is 1.7 percent of the average annual salary for the last 36 months of service multiplied by years of credited service. The default form of benefit is a single-life annuity for unmarried participants at retirement or a 50 percent joint spousal annuity for married participants. However, other types of joint pensions are available.

Mr. Darbee, Mr. Rosenberg, and Mr. Keenan currently are the only NEOs who are over 55 years of age. Mr. Darbee, Mr. Rosenberg, and Mr. Keenan each have less than 35 years of service and are entitled to receive a reduced pension benefit under the Retirement Plan.

PG&E Corporation has also adopted a non-tax-qualified defined benefit pension plan that provides benefits to officers and key employees. The benefit formula under the PG&E Corporation Supplemental Executive Retirement Plan ("SERP") is 1.7 percent of the average of the three highest combined salary and annual STIP payments during the last 10 years of service, multiplied by years of credited service. The benefit payable from the SERP is reduced by any benefit payable from the Retirement Plan. Payments are in the form of a single life annuity or, at the election of the officer, a joint spousal annuity. Normal retirement age is 65. Benefits may begin earlier, subject to reduction depending on years of credited service.

Additional information regarding the plans that provide these pension benefits and the Compensation Committee's decisions regarding these plans, including any previous decision to grant extra years of service, are provided in the CD&A. With respect to the SERP, the Compensation Committee has adopted a policy against crediting additional years of service for participants under this plan.

Non-Qualified Deferred Compensation

This table provides information for 2010 for each individual named in the Summary Compensation Table regarding such individual's accounts in non-qualified defined contribution plans and other deferred compensation plans as of December 31, 2010.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(3)
P. A. Darbee	0	44,625	259,101	0	2,814,882
C. P. Johns	0	21,544	407,983	0	4,356,125
K. M. Harvey	0	13,500	34,033	0	385,290
H. Park	0	13,909	2,142	0	55,671
R. L. Rosenberg	0	12,947	447	0	41,896
J. S. Keenan	0	171,271	75,998	0	776,011
S. A. Cherry	0	1,031	0	0	1,031
B. L. Barcon	0	0	1,379	58,760	0
(1)
Includes the following amounts that were earned and reported for 2010 as compensation in the Summary Compensation Table and credited to the officer's deferred compensation account on February 1, 2011: Mr. Darbee $44,625, Mr. Johns $21,544, Mr. Harvey $13,500, Mr. Park $13,909, Mr. Rosenberg $12,947, Mr. Keenan $16,880, and Ms. Cherry $1,031.

(2)
Represents earnings from the supplemental retirement savings plans described below. Includes the following amounts that were reported for 2010 as compensation in the Summary Compensation Table: Mr. Darbee $3,281, Mr. Johns $46, and Mr. Harvey $62.

(3)
Includes the following amounts that were reported as compensation in the Summary Compensation Table for 2010 and prior years: Mr. Darbee $1,917,245, Mr. Johns $2,621,333, Mr. Harvey $22,910, Mr. Park $52,449, Mr. Rosenberg $38,996, Mr. Keenan $39,319, and Ms. Cherry $1,031.

The table presents balances from both the PG&E Corporation Supplemental Retirement Savings Plan, for deferrals made prior to January 1, 2005, and the PG&E Corporation 2005 Supplemental Retirement Savings Plan (the "SRSP"), for deferrals made on and after January 1, 2005.

PG&E Corporation will also contribute an amount equal to any employer contributions due under the 401(k) plan that were not made due to limitations under Internal Revenue Code Sections 401(m), 401(a)(17), or 415.

Under the SRSP, officers also may defer 5 percent to 50 percent of their base salary, and all or part of their perquisite allowance, STIP payment, and performance share award if settled in cash. SISOPs must be deferred pursuant to the terms of the Executive Stock Ownership Program.

Earnings are calculated based on the performance of the following funds available in the 401(k) plan: Large Company Stock Index Fund (2010 return of 15.1 percent), Small Company Stock Index Fund (2010 return of 26.8 percent), International Stock Index Fund (2010 return of 9.1 percent), Total U.S. Stock Index Fund (2010 return of 16.8 percent), Emerging Markets Enhanced Index Fund (2010 return of 18.9 percent), World Stock Index Fund (2010 return of 12.6 percent), Stable Value Fund (2010 return of 1.7 percent), Bond Index Fund (2010 return of 6.6 percent), U.S. Government Bond Index Fund (2010 return of 5.4 percent), Target Date Fund 2010 (2010 return of 12.3 percent), Target Date Fund 2015 (2010 return of 13.8 percent), Target Date Fund 2020 (2010 return of 14.7 percent), Target Date Fund 2025 (2010 return of 15.3 percent), Target Date Fund 2030 (2010 return of 15.8 percent), Target Date Fund 2035 (2010 return of 16.0 percent), Target Date Fund 2040 (2010 return of 16.3 percent), Target Date Fund 2045 (2010 return of 16.2 percent), Target Date Fund 2050 (2010 return of 16.1 percent), and Retirement Income Fund (2010 return of 9.7 percent). Other available measures are the PG&E Corporation Phantom Stock Fund, which mirrors an investment in PG&E Corporation common stock (2010 return of 11.6 percent), and the Aa Utility Bond Fund. The Aa Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody's Investors Service (yields reported during 2010 ranged from 4.58 percent to 5.72 percent). Pre-2005 deferrals are limited to the Large Company Stock Index Fund, the PG&E Corporation Phantom Stock Fund, and the Aa Utility Bond Fund. In general, the earnings measures are selected by the officer and may be reallocated subject to restrictions imposed by regulations of the SEC. However, SISOP deferrals may only be invested in the PG&E Corporation Phantom Stock Fund and may not be reallocated.

Pre-2005 deferrals may be distributed in 1 to 10 installments commencing in January of the year following termination of employment. For deferrals made in 2005 and thereafter, distributions may be made seven months after termination of employment or in January of a year specified by the officer.

Potential Payments upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability

The executive officers named in the Summary Compensation Table are eligible to receive certain benefits upon termination, or when a Change in Control (as defined in the PG&E Corporation Officer Severance Policy) occurs and the executive is terminated in connection with the Change in Control or the acquiring company does not continue existing LTIP awards.

The following discussions of potential payments upon termination or a Change in Control assume that the value of any stock-based compensation received was set at $47.84 per share, which was the closing price of a share of PG&E Corporation common stock on December 31, 2010. The tables below generally exclude amounts that represent payment for services rendered (such as unpaid and earned salary) and that would be due to the executive officer even if the individual had remained employed with PG&E Corporation or the Utility (as the case may be), as well as amounts for post-retirement benefits that would be available to employees generally.

This table estimates potential payments for each individual named in the Summary Compensation Table as if that individual terminated from employment or an applicable Change in Control event occurred, effective December 31, 2010.

Name	Resignation/ Retirement(1) ($)	Termination For Cause ($)	Termination Without Cause ($)	Change in Control(2) ($)	Death or Disability ($)
P. A. Darbee
Value of Accumulated Pension Benefits	9,599,032	9,599,032	9,599,032	9,599,032	5,684,173
Non-Qualified Deferred Compensation Aggregate Balance(3)	2,770,257	2,770,257	2,770,257	2,770,257	2,770,257
Value of Stock Awards Vesting(4)	21,233,483	0	21,233,483	21,709,930	21,709,930
Severance Payment	0	0	4,760,000	7,116,480	0
Tax Restoration	0	0	0	9,497,139	0
Short-Term Incentive Plan Award(5)	1,182,160	0	1,182,160	1,182,160	1,182,160
Health Care Insurance	0	0	38,293	0	0
Career Transition	0	0	15,000	0	0
Total	34,784,932	12,369,289	39,598,225	51,874,998	31,346,520
C. P. Johns
Value of Accumulated Pension Benefits	2,111,464	2,111,464	2,111,464	2,111,464	1,112,490
Non-Qualified Deferred Compensation Aggregate Balance(3)	4,334,581	4,334,581	4,334,581	4,334,581	4,334,581
Value of Stock Awards Vesting(4)	0	0	3,661,591	5,427,772	5,427,772
Severance Payment	0	0	2,380,000	3,553,125	0
Tax Restoration	0	0	0	3,225,822	0
Short-Term Incentive Plan Award(5)	504,375	0	504,375	504,375	504,375
Health Care Insurance	0	0	38,285	0	0
Career Transition	0	0	15,000	0	0
Total	6,950,420	6,446,045	13,045,296	19,157,139	11,379,218
K. M. Harvey
Value of Accumulated Pension Benefits	3,828,969	3,828,969	3,828,969	3,828,969	2,878,830
Non-Qualified Deferred Compensation Aggregate Balance(3)	371,790	371,790	371,790	371,790	371,790
Value of Stock Awards Vesting(4)	0	0	1,454,957	2,214,433	2,214,433
Severance Payment	0	0	1,836,000	2,735,625	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(5)	371,875	0	371,875	371,875	371,875
Health Care Insurance	0	0	37,676	0	0
Career Transition	0	0	15,000	0	0
Total	4,572,634	4,200,759	7,916,267	9,522,692	5,836,928

Name	Resignation/ Retirement(1) ($)	Termination For Cause ($)	Termination Without Cause ($)	Change in Control(2) ($)	Death or Disability ($)
H. Park
Value of Accumulated Pension Benefits	466,427	466,427	466,427	466,427	247,307
Non-Qualified Deferred Compensation Aggregate Balance(3)	41,762	41,762	41,762	41,762	41,762
Value of Stock Awards Vesting(4)	0	0	3,138,414	4,265,226	4,265,226
Severance Payment	0	0	1,705,012	2,551,701	0
Tax Restoration	0	0	0	2,328,089	0
Short-Term Incentive Plan Award(5)	300,563	0	300,563	300,563	300,563
Health Care Insurance	0	0	38,293	0	0
Career Transition	0	0	15,000	0	0
Total	808,752	508,189	5,705,471	9,953,768	4,854,858
R. L. Rosenberg
Value of Accumulated Pension Benefits	896,583	896,583	896,583	896,583	596,115
Non-Qualified Deferred Compensation Aggregate Balance(3)	28,949	28,949	28,949	28,949	28,949
Value of Stock Awards Vesting(4)	3,740,821	0	3,740,821	3,673,825	3,673,825
Severance Payment	0	0	1,659,446	2,484,881	0
Tax Restoration	0	0	0	2,364,457	0
Short-Term Incentive Plan Award(5)	292,989	0	292,989	292,989	292,989
Health Care Insurance	0	0	38,293	0	0
Career Transition	0	0	15,000	0	0
Total	4,959,342	925,532	6,672,081	9,741,684	4,591,878
J. S. Keenan
Value of Accumulated Pension Benefits	1,498,788	1,498,788	1,498,788	1,498,788	869,189
Non-Qualified Deferred Compensation Aggregate Balance(3)	759,130	759,130	759,130	759,130	759,130
Value of Stock Awards Vesting(4)	4,853,545	0	4,853,545	4,754,801	4,754,801
Severance Payment	0	0	2,106,300	2,106,300	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(5)	431,375	0	431,375	431,375	431,375
Health Care Insurance	0	0	27,645	27,645	0
Career Transition	0	0	15,000	15,000	0
Total	7,542,838	2,257,918	9,691,783	9,593,039	6,814,495
S. A. Cherry
Value of Accumulated Pension Benefits	41,538	41,538	41,538	41,538	22,171
Non-Qualified Deferred Compensation Aggregate Balance(3)	0	0	0	0	0
Value of Stock Awards Vesting(4)	0	0	164,329	356,367	356,367
Severance Payment	0	0	598,125	598,125	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(5)	113,053	0	113,053	113,053	113,053
Health Care Insurance	0	0	13,316	13,316	0
Career Transition	0	0	15,000	15,000	0
Total	154,591	41,538	945,361	1,137,399	491,591
B. L. Barcon
Value of Accumulated Pension Benefits			143,842
Non-Qualified Deferred Compensation Aggregate Balance(3)			58,760
Value of Stock Awards Vesting(4)			702,234
Severance Payment			692,108
Tax Restoration			0
Short-Term Incentive Plan Award(5)			23,679
Health Care Insurance			24,276
Career Transition			15,000
Total			1,659,899
(1)
Because Ms. Barcon's employment was terminated during 2010, information is not included with respect to potential payments in other scenarios.

(2)
Payments made in connection with a Change in Control may require shareholder approval, pursuant to the PG&E Corporation Golden Parachute Restriction Policy, discussed below.

(3)
Amounts shown for the value of accumulated deferred compensation account balances reflect actual balances as of December 31, 2010.

(4)
Performance shares granted in 2008 are valued at $47.7367 per share, the average closing price for the last 30 calendar days of 2010, because the applicable performance period has been completed. All other stock awards are valued at the December 31, 2010 closing price of $47.84. Payout percentages applied to performance shares reflect performance through December 31, 2010.

(5)
Assumes an overall STIP performance score of 1.0, except where otherwise noted in the narrative following this table.

Pension Benefits and Deferred Compensation in General

If an officer is terminated for any reason, that officer is entitled to receive accrued and vested pension benefits and the aggregate balance in the officer's deferred compensation account, as described in the narrative accompanying the "Pension Benefits—2010" table and the "Non-Qualified Deferred Compensation" table.

If an officer's employment is terminated due to the officer's death, the amount of pension benefits depends on the officer's age and the number of years worked at PG&E Corporation and the Utility. If (1) the officer was at least 55 years of age, or (2) the combined total of his or her age and the number of years worked exceeded 70, then the officer's surviving spouse or beneficiary would be entitled to an immediate payment of 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 65. For all other officers, the pre-retirement survivor's benefit would commence in the month that starts the day after that officer would have reached age 55. The value of this benefit would be 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 55.

If an officer's employment is terminated by reason of disability, the officer is entitled to pension payments consistent with benefits paid upon resignation. These payments are detailed above in the table entitled "Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability."

Potential Payments – Resignation/Retirement

LTIP Awards. In general, vested stock options are exercisable within 30 days after resignation or the original option term, whichever is shorter. Unvested stock options, restricted stock, RSUs, performance shares, and SISOPs generally are cancelled upon resignation.

However, if the individual's resignation also qualifies as a "retirement" under the LTIP or its predecessor (the PG&E Corporation Long-Term Incentive Program), (1) all unvested options immediately vest and are exercisable for the shorter of five years or the option term, (2) unvested annual restricted stock and RSU awards continue to vest as if the officer remained employed (unless retirement occurs within two years following a Change in Control, in which case the underlying shares vest and are paid out within 60 days following the retirement), (3) unvested performance shares continue to vest as if the officer remained employed, and (4) unvested SISOPs immediately vest and are payable seven months following termination of employment. Mr. Darbee, Mr. Rosenberg, and Mr. Keenan are the only NEOs who were retirement-eligible under the LTIP as of December 31, 2010.

With respect to Mr. Darbee's retention grants of RSUs, that Mr. Darbee received in 2008 and 2009, a pro-rated portion of these awards would vest immediately upon Mr. Darbee's retirement or resignation, in accordance with the percentage of time that he was employed by PG&E Corporation during the applicable vesting period.

STIP. At the time that STIP awards are paid, the Compensation Committee may, in its discretion, provide a STIP payment to any NEO who retired during the applicable performance period. Such payment generally would reflect the STIP performance score applicable to active employees, and would be pro-rated to reflect the amount of time that the retired NEO was employed during the performance period.

Post-Retirement Benefits. Upon retirement, all company employees are eligible to receive benefits under the Post-Retirement Life Insurance Plan of Pacific Gas and Electric Company. If an employee retires at age 55 or older with at least 15 years of service ("qualifying retirement") with the companies and their subsidiaries, the value of the benefit may increase, depending on factors such as the date of hire and position with the company at retirement. None of the NEOs would have been eligible for enhanced life-insurance related benefits if they had retired on December 31, 2010. However, upon qualifying retirement, the NEOs would receive a cash benefit equal to the value of a post-retirement life insurance policy with coverage equal to the NEO's last 12 months of salary.

Potential Payments – Termination for Cause

Application. As provided in the PG&E Corporation Officer Severance Policy, an officer may be terminated "for cause" if the officer's employer determines in good faith that the officer has engaged in, committed, or is responsible for:

•
Serious misconduct, gross negligence, theft, or fraud against PG&E Corporation and/or the officer's employer,

•
Refusal or unwillingness to perform his or her duties,

•
Inappropriate conduct in violation of PG&E Corporation's equal employment opportunity policy,

•
Conduct that reflects adversely upon, or making any remarks disparaging of, PG&E Corporation, its Board, officers, or employees, or its affiliates or subsidiaries,

•
Insubordination,

•
Any willful act that is likely to have the effect of injuring the reputation, business, or business relationship of PG&E Corporation or its subsidiaries or affiliates,

•
Violation of any fiduciary duty, or

•
Breach of any duty of loyalty.

Incentive Compensation. If an officer is terminated for cause, that officer is not eligible to receive a STIP payment for that year. All outstanding unvested stock options, restricted stock, performance shares, RSUs, and SISOPs are cancelled.

Potential Payments – Termination Without Cause

PG&E Corporation Officer Severance Policy. The PG&E Corporation Officer Severance Policy, which covers most officers of PG&E Corporation and its subsidiaries, including the NEOs, provides benefits if a covered officer is terminated without cause. For these purposes, "for cause" has the same meaning as described above in the section entitled "Potential Payments—Termination For Cause."

LTIP Awards. Termination provisions are described in the Officer Severance Policy and LTIP award agreements. Unvested annual restricted stock and RSU awards continue to vest for a number of months equivalent to the severance multiple applicable to that officer as set forth in the Officer Severance Policy (i.e., 18 months or 24 months). Vested stock options are exercisable within five years after termination or the original option term, whichever is shorter. Unvested performance shares vest proportionately based on the number of months during the performance period that the officer was employed divided by 36 months, and are settled, if at all, at the end of the applicable performance period. Between one-third and two-thirds (depending on the officer's level) of unvested SISOPs vest, and the remaining unvested SISOPs are forfeited. In September 2010, the Compensation Committee eliminated the use of SISOPs for new officers and, effective January 1, 2013, eliminated SISOPs for current participants in the Executive Stock Ownership Program.

If the officer is at least 55 years of age with at least five years of service, his or her termination is treated as a retirement under the terms of the LTIP (and its predecessor). (Please see the section entitled "Potential

Payments—Resignation/Retirement" for a discussion of vesting provisions.)

With respect to Mr. Darbee's retention grants of RSUs, a prorated portion of these awards would vest immediately upon termination, in accordance with the percentage of time that he was employed by PG&E Corporation during the applicable vesting period.

Severance Payment. Pursuant to the Officer Severance Policy, the officer is entitled to a lump-sum payment of up to one and one-half or two times annual base salary and STIP target (the applicable severance multiple being dependent on an officer's level).

STIP. If an officer is terminated without cause before December 31 of a given year and has less than six months of service in the year, the officer is not eligible for that year's STIP award. If the officer is terminated before December 31 and has at least six months of service in the year, he or she is eligible for a prorated STIP award for that year, if any. If the officer is terminated on December 31, he or she is eligible for that year's STIP award, if any.

Miscellaneous Benefits. The officer is entitled to payment of health care insurance premiums for 18 months after termination, and career transition services.

Covenants. In consideration of such severance benefits, (1) the officer agrees not to divulge any confidential or privileged information obtained during his or her employment, (2) during a period equal to the severance multiple, the officer agrees to a covenant to, among other things, refrain from soliciting customers and employees, and (3) the officer also agrees to assist in legal proceedings as reasonably required during this period.

Potential Payments – Change in Control

PG&E Corporation's and the Utility's policy is not to provide benefits conditioned solely upon a Change in Control. In general, payments are triggered only if the Change in Control has been implemented (not just approved by shareholders), and (1) the individual has been terminated or constructively terminated in connection with a Change in Control, or (2) with respect to vesting of equity-based awards, the successor entity has elected not to continue any equity-based awards in a manner that preserves the value of those awards or to substitute those awards with substantially equivalent awards. Constructive termination includes resignation in connection with conditions that constitute Good Reason as defined in the Officer Severance Policy (which, among other things, includes a material diminution in duties, authority, or base compensation).

These benefits are provided by the Officer Severance Policy, the LTIP and related award agreements, and the Executive Stock Ownership Program. Benefits may be limited by the PG&E Corporation Golden Parachute Restriction Policy, which was adopted on February 15, 2006 and is discussed below.

Definition of "Change in Control." The Officer Severance Policy and the LTIP both define a Change in Control as follows:

1.
Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any benefit plan for employees or any trustee, agent, or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E Corporation representing 20 percent or more of the combined voting power of PG&E Corporation's then outstanding securities,

2.
During any two consecutive years, individuals who at the beginning of that period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election, or the nomination for election by the shareholders of PG&E Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period,

3.
Any consolidation or merger of PG&E Corporation that is approved by the shareholders and consummated, if the consolidation or merger results in the former PG&E Corporation shareholders owning less than 70 percent of the voting power in the surviving entity (or parent of the surviving entity), or

4.
The shareholders of PG&E Corporation shall have approved:

a.
Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or

b.
Any plan or proposal for the liquidation or dissolution of PG&E Corporation.

For purposes of this definition, the term "combined voting power" means the combined voting power of the then outstanding voting securities of PG&E Corporation or the other relevant entity.

LTIP Awards. Annual equity grants accelerate or automatically vest (1) following a Change in Control, and (2) if (a) the successor company fails to continue or substitute previously granted awards in a manner that preserves the value of those awards, or (b) the award recipient is terminated in connection with a Change in Control during a set period of time before and after the Change in Control. Specific accelerations and vesting provisions are as follows (subject to any delays necessary to comply with Section 409A of the Internal Revenue Code):

1.
If a termination or constructive termination occurs within two years after a Change in Control, (a) unvested performance shares will vest upon termination of employment, and will be payable, if at all, at the completion of the performance period, (b) unvested RSUs will vest on the date of termination of employment and will be settled within 60 days after the date of termination, (c) unvested restricted stock will vest on the date of termination, and (d) unvested SISOPs will vest upon termination.

2.
If a termination or constructive termination occurs within three months before a Change in Control, (a) unvested performance shares will vest upon the date of the Change in Control and will be payable, if at all, at the completion of the performance period, (b) unvested RSUs (including RSUs that would have otherwise been forfeited after the end of any continued vesting period) will vest on the date of the Change in Control and will be settled consistent with the normal vesting schedule, (c) unvested restricted stock will vest on the date of the Change in Control, and (d) unvested SISOPs will vest upon termination.

3.
If there is a Change in Control and the acquiring company does not assume, continue, or substitute the LTIP awards with substantially equivalent awards, (a) unvested performance shares will vest upon the date of the Change in Control and will be payable, if at all, at the completion of the original performance period, but based on a payout factor measuring TSR for the period from the beginning of the performance period to the date of the Change in Control, (b) unvested RSUs will vest on the date of the Change in Control and will be paid according to the normal vesting schedule (subject to the earlier settling provisions for other termination scenarios), (c) unvested restricted stock will vest on the date of the Change in Control, and (d) SISOPs will vest on the date of the Change in Control.

Notwithstanding the above, if Mr. Darbee's retention awards of RSUs are neither assumed, continued, nor substituted with a substantially equivalent award, all outstanding RSUs will vest immediately before, and contingent upon, the Change in Control, and will be paid on the applicable original vesting date. If Mr. Darbee is terminated (i) following a Potential Change in Control or (ii) within two years following the Change in Control, all outstanding RSUs relating to his retention awards (to the extent that they did not already vest) will automatically vest when Mr. Darbee has a separation from service.

For these purposes, a Potential Change in Control is the earlier of (i) the date on which PG&E Corporation executes an agreement or letter of intent, where the consummation of the transaction described in such agreement or letter would result in a Change in Control, (ii) the date on which the Board of PG&E Corporation approves a transaction or series of transactions, the consummation of which would result in a Change in Control, or (iii) the date on which a tender offer for PG&E Corporation's voting stock is publicly announced, the completion of which would result in a Change in Control.

Severance Payment. The Officer Severance Policy provides enhanced "change-in-control" severance benefits to covered officers, i.e., officers of PG&E Corporation at the Senior Vice President level or higher, and the principal executive officer of any entity listed in the Officer Severance Policy, which typically includes PG&E Corporation's primary subsidiaries. If other officers are terminated in connection with a Change in Control, they will receive standard severance benefits, as discussed in the section entitled "Potential Payments—Termination Without Cause."

These change-in-control severance payments and benefits apply only upon a "double trigger," i.e., after (1) the covered officer's termination without cause or constructive termination, and (2) in connection with a Change in Control (which may include following a Potential Change in Control, as defined in the Officer Severance Policy). Constructive termination includes resignation in connection with conditions that constitute Good Reason, as defined in the Officer Severance Policy.

If a covered officer is terminated without cause or is constructively terminated in connection with a Change in Control, the Officer Severance Policy provides for a lump-sum payment equal to the total of:

1.
Unpaid base salary earned through the termination date,

2.
Any accrued but unpaid vacation pay, and
3.
Three times the sum of target STIP for the fiscal year in which termination occurs and the officer's annual base salary in effect immediately before either the date of termination or the Change in Control, whichever base salary is greater.

For these purposes, "cause" means:

(i)
The willful and continued failure of the executive officer to perform substantially his or her duties with PG&E Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the executive officer by the Board or the CEO of PG&E Corporation, which specifically identifies the manner in which the Board or the CEO believes that the executive officer has not substantially performed the executive officer's duties, or

(ii)
The willful engagement by the executive officer in illegal conduct or gross misconduct which is materially demonstrably injurious to PG&E Corporation.

STIP. If a covered officer is terminated without cause (as defined above) or is constructively terminated in connection with a Change in Control, the Officer Severance Policy provides for a lump-sum payment equal to the total of the officer's target STIP calculated for the fiscal year in which termination occurs.

Tax Reimbursement. Prior to the amendment described below, the Officer Severance Policy provided that officers who were eligible for severance benefits upon a Change in Control also would be reimbursed for the value of any excise taxes levied upon the severance benefit under Internal Revenue Code Section 4999. The excise tax reimbursement (gross-up) provisions of the Officer Severance Policy had not been amended since they were first adopted in 1999. There are no other policies, arrangements, or agreements that provide for excise tax gross-ups to any NEOs or any other current officers of PG&E Corporation or the Utility. Additionally, no new individual has become a beneficiary of the excise tax gross-up provisions of the Officer Severance Policy since the beginning of 2010.

At its February 15, 2011 meeting, the Compensation Committee determined that these excise tax gross-ups should be eliminated. An officer's aggregate change-in-control benefits will be reduced to levels that do not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis. This amendment is effective immediately for officers who become eligible for change-in-control severance benefits after February 15, 2011. For officers who were eligible for the excise tax gross-up, the terms of the Officer Severance Policy provide that this type of change cannot be effective until three years after notice.

Other Benefits. Upon a termination in connection with a Change in Control, certain benefits conditioned upon continued future employment, such as additional years of credited service previously granted under the Supplemental Executive Retirement Plan ("SERP"), are accelerated. In February 2010, the Compensation Committee adopted a policy against crediting additional years of service for participants under the SERP.

PG&E Corporation Golden Parachute Restriction Policy. Benefits provided in connection with a Change in Control also are subject to the Golden Parachute Restriction Policy, which was adopted on February 15, 2006 in response to a shareholder proposal that was approved by shareholders at PG&E Corporation's 2005 annual meeting.

The Golden Parachute Restriction Policy requires shareholder approval of executive severance payments provided in connection with a Change in Control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target annual bonus.

The policy specifically applies to the value of cash, special benefits, or perquisites that are due to the executive following or in connection with both (1) a Change in Control, and (2) the termination or constructive termination of an officer covered by the Officer Severance Policy. It does not apply to the value of benefits that would be triggered by a Change in Control without severance, or to the value of benefits that would be triggered by severance in the absence of a Change in Control. The Golden Parachute Restriction Policy also does not apply to certain enumerated payments, including, among others, compensation for services rendered prior to termination, tax restoration payments, and accelerated vesting or settlement of equity awards.

Potential Payments – Termination Due to Death or Disability

With respect to annual LTIP grants, upon a participant's death or disability:

•
Unvested options vest immediately and are exercisable for the shorter of one year or the option term.

•
Unvested shares of restricted stock vest on the next annual vesting date.

•
Upon a participant's death or Disability (as defined under Section 409A of the Internal Revenue Code) while employed, unvested RSUs vest immediately and will be settled within 60 days. Upon a participant's death or Disability following termination, unvested RSUs and any RSUs that would have vested under a continued vesting period (e.g., upon retirement) vest immediately and will be settled within 60 days.

•
Unvested performance shares vest immediately. Vested shares are payable, if at all, as soon as practicable after completion of the performance period relevant to the performance share award.

•
SISOPs vest immediately after death and are payable as soon as practicable.

Vested LTIP awards are payable to the officer's designated beneficiary(ies), or otherwise in accordance with the officer's instructions or by law.

Item No. 4:
Advisory Vote on the Frequency of the Advisory Vote on
Executive Compensation Proposal for PG&E Corporation and
Pacific Gas and Electric Company

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, PG&E Corporation and the Utility are required to provide shareholders at least once every six calendar years the opportunity to cast a non-binding advisory vote on whether a non-binding advisory vote regarding executive compensation ("say-on-pay vote"), such as the one included in Item No. 3 of this Joint Proxy Statement, shall occur every one, two, or three years.

In 2009, PG&E Corporation and the Utility adopted a policy to provide shareholders with an annual advisory vote on the broader topic of the companies' executive compensation policies, practices, and actual NEO compensation paid. The first such vote was offered at the 2010 annual meetings, and earned approval from 96.1 percent and 99.8 percent, respectively, of PG&E Corporation and Utility shares that voted.

Consistent with the companies' existing policy, the Boards recommend that shareholders recommend that the companies continue to provide shareholders with an annual opportunity to provide an advisory vote on executive compensation matters and, therefore, recommend that the frequency of the say-on-pay vote be one year.

Shareholders are not voting to approve the Boards' recommendation. The proxy card and voting instruction card provide for choices of one, two, or three years (or abstain). Shareholders' non-binding approval of a one-, two-, or three-year frequency will not require either company to adopt that frequency. However, if the shareholders of either PG&E Corporation or the Utility do not approve an annual say-on-pay vote, the Board of the applicable company will examine the voting results and consider whether, among other things, the company should change the frequency of its say-on-pay vote.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote that the Frequency of the Shareholder Advisory Vote on Executive Compensation Be ONE YEAR.

Item Nos. 5 and 6:
PG&E Corporation Shareholder Proposals

To Be Voted on by PG&E Corporation Shareholders Only

Certain shareholders have advised PG&E Corporation that they intend to introduce the proposals set forth below at the 2011 annual meetings. You may obtain the addresses of any such shareholder by submitting a written request to the PG&E Corporation Corporate Secretary.

The shareholder proposals and related supporting statements represent the views of the shareholders who submitted them, and not the views of PG&E Corporation. PG&E Corporation is not responsible for, and does not endorse, the content of any shareholder proposal or supporting statement. These shareholder proposals and supporting statements are included in this Joint Proxy Statement pursuant to rules established by the SEC.

Item No. 5: Shareholder Proposal

Mr. Ray T. Chevedden, holder of 200 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

5 – Independent Board Chairman

RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen or sooner.

The merit of this Independent Board Chairman proposal should also be considered in the context of the need for improvements in our company's 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent research firm rated our company

"Moderate Concern" in executive pay with $10 million for Peter Darbee.

Our company had a performance share plan, which paid out in cash with more than half of the target awarded for Total Shareholder Return below the median of our company's peers. Executive pay practices, such as the Supplemental Executive Retirement Plan that award executives with years of service beyond their actual service, were not aligned with shareholder interests.

Barry Williams, Lee Cox (our Lead Director no less) and David Andrews were marked as "Flagged (Problem) Directors" by The Corporate Library because they were directors when PG&E went bankrupt. Williams was double flagged because of his Dex One directorship as Dex One slid into bankruptcy.

Flagged Directors Williams and Andrews were allowed on our 5-member Audit Committee and were joined there by two new directors who had no major company directorship experience. Maryellen Herringer was the 5th member of our Audit Committee and she attracted up to 11-times as many negative votes as our other directors.

Cox and Williams were also allowed on our 4-member Executive Pay Committee and were joined there by one new director with no major company directorship experience.

Our company spent $46-million on the failed Proposition 16, a PG&E initiative to hamstring California public power agencies. Proposition 16 got beaten by a higher 60% margin in much of PG&E's service area. PG&E's reputation for customer service and its compliance record on regulatory directives were so poor that the Public Utilities Commission issued a letter on how our company's efforts against Marin County's renewable energy initiative violated the law.

A Pacific Gas and Electric natural gas transmission line in San Bruno, Calif. exploded in a consuming fireball on Sept. 9, 2010 killing eight people, injured many more and leveled dozens of homes. Pacific Gas and Electric had a history of high leak rates.

Please encourage our board to respond positively to this proposal to address performance issues: Independent Board Chairman—Yes on 5.

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

PG&E Corporation believes it is in the best interests of the Corporation and its shareholders to have a flexible rule regarding whether the offices of Chairman and CEO should be separate. In the past, PG&E Corporation has had both combined and separate Chairman and CEO positions, allowing the Board in each case to consider all eligible directors for the position of Chairman and not exclude any eligible candidate from consideration.

More recently, when the positions have been combined, PG&E Corporation also has had a strong and independent lead director. As provided in the Corporation's Corporate Governance Guidelines, which are included as Appendix A to this Joint Proxy Statement and are also available on the Corporation's website, the lead director is elected by the independent board members from among the independent chairs of the standing Board committees and must have served a minimum of one year as a director of PG&E Corporation in order to qualify as the lead director. C. Lee Cox is the current independent lead director. The Corporate Governance Guidelines also specify clearly delineated and comprehensive duties for the position of lead director, which include:

•
presiding at the executive sessions of the independent directors, with authority to call additional executive sessions or meetings of the independent directors,

•
serving as a liaison between the Chairman and the independent directors,

•
presiding at Board meetings in the Chairman's absence,

•
approving information sent to the Board of Directors,

•
approving meeting agendas and schedules for the Board,

•
being available for consultation and direct communication with major shareholders, if requested, and

•
evaluating, along with the members of the Compensation Committee and the other independent directors, the performance of the PG&E Corporation CEO, who also is the Chairman.

Pursuant to the Corporate Governance Guidelines, at least annually and whenever a vacancy occurs in the office of either the Chairman or the CEO, the Board considers the circumstances existing at that time and determines whether the role of CEO should be separate from that of the Chairman and, if so, whether the Chairman should be selected from the independent directors or from management. Rather than adopting a rigid standard requiring separate Chairman and CEO positions in all circumstances, PG&E Corporation's Board believes that it is better for the Corporation and its shareholders to preserve flexibility in this area and to allow the Board to assess this issue on a regular basis as described above and make the determination that it believes best serves the interests of the Corporation and its shareholders based on the facts and circumstances at the time of such determination.

An inflexible rule requiring separation of the Chairman and CEO positions also could, depending on the circumstances, create confusion and duplication of responsibilities held by the separate Chairman and CEO positions, disrupt or impede the governance of the company, reduce the efficiency of Board decision-making processes, and/or disrupt the Board's working relationship.

PG&E Corporation's adoption of various "best practices" in corporate governance also makes it unnecessary to separate the Chairman and CEO positions. The Corporation's Corporate Governance Guidelines require that at least 75 percent of the Board members be independent, as defined by the NYSE and the Corporation's own standard of "independence," which is more stringent than the NYSE definition. Currently, 10 of the 11 directors of PG&E Corporation are independent. Other than the Executive Committee, all of the Corporation's committees are comprised solely of independent directors.

Moreover, the independent directors meet in executive session at each regularly scheduled Board meeting, without the presence of management directors or employees of PG&E Corporation, to discuss various matters related to the oversight of the Corporation, the management of the Board's affairs, and the CEO's performance. The lead director establishes the agenda for each such executive session meeting. In addition, the lead director reviews Board meeting schedules to assure that there is sufficient time for discussion of all agenda items.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 6: Shareholder Proposal

Mr. Peter B. Kaiser, holder of 312 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

SUBJECT: SHAREHOLDER RESOLUTION FOR NEUTRAL PG&E PERSONNEL POLICIES

Whereas, our company seeks to hire the most qualified person and has most likely not had a policy discriminating against any person, or groups of persons, for any reason.

Whereas, it would be inappropriate and possibly illegal to ask a job applicant or employee about their sexual interests, inclinations and activities.

Whereas, it is similarly inappropriate and legally problematic for employees to discuss personal sexual matters while on the job.

Whereas, unlike the issues of race, age, gender and certain physical disabilities, it would be impossible to discern a person's sexual orientation from their appearance.

Whereas, unless an employee chooses to talk about their sexual interests or activities while working, the issue of sexual orientation is, essentially, moot.

Whereas, according to the website of the Human Rights Campaign (HRC), the largest national lesbian, gay, bisexual, and transgender political organization, "an inclusive non-discrimination policy (one that refers to sexual orientation) is a key facet of the rationale for extending domestic partner benefits." The HRC adds, "Establishing a benefits policy that includes your company's gay and lesbian employees is a logical outgrowth of your company's own non-discrimination policy...."

Whereas, domestic partner benefit policies pay employee benefits based on the employee engaging in unmarried, homosexual relations. These relations have been condemned by the major traditions of Judaism, Christianity and Islam for a thousand years or more.

Whereas, the Armed Forces of the United States is one of the largest and most diverse organizations in the world. They protect the security of us all while adhering to a "don't ask, don't tell policy" regarding sexual interests.

Whereas, our company does not discriminate against tobacco users when they apply for a job even though they are not protected by any employment clause. It also does not pay tobacco users special benefits based on their engaging in this personally risky behavior.

Whereas, those who engage in homosexual sex are at a significantly higher risk for HIV/AIDS and other sexually transmitted diseases.

Whereas, marriage between heterosexuals has been protected and encouraged by a wide range of societies, cultures and faiths for ages.

Resolved:  the shareholders request that PG&E form a committee to implement ways to formulate an equal employment opportunity policy which complies with all federal, state and local regulations but does not make reference to any matters related to sexual interests, activities or orientation.

Statement:  While the legal institution of marriage between a man and a woman should be protected, the sexual interests, inclinations and activities of all employees should be a private matter, not a corporate concern. PG&E annually contributes thousands of dollars to several homosexual and lesbian groups. PG&E also gave $250,000 from the stockholders in 2008 to support a homosexual organization for NO on Proposition 8 to defeat Traditional Marriage (Marriage is only between a man and a woman).

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

PG&E Corporation is deeply committed to providing equal employment opportunity and maintaining a workplace that is free from harassment and discrimination for all of its employees. This commitment is consistent with the Corporation's legal obligations, and is reflected in policy statements, training materials, mandatory postings, and provisions of several collective bargaining agreements.

PG&E Corporation's formal equal employment opportunity statement ("Policy Statement") states, among other things:

  "It is our policy that all employees have equal opportunities for jobs, training and promotions regardless of race, color, national origin, ancestry, sex, age, religion, physical or mental disability, medical condition, veteran status, marital status, pregnancy, sexual orientation, gender identity, genetic information or any other factor that is not related to the job [emphasis added]."

The proposed amendment to the Policy Statement (i.e., deletion of any reference to sexual orientation) would make the Policy Statement inconsistent with California state law, which prohibits harassment and discrimination on the basis of sexual orientation. It also would be inconsistent with PG&E Corporation's actual policies and practices of seeking to protect its employees against discrimination and harassment based on sexual orientation.

Implementing the proposal and amending the Policy Statement would be contrary to the fact that PG&E Corporation is committed to protecting its employees against discrimination and harassment of any nature, including discrimination and harassment based on sexual orientation. This would also conflict with the Corporation's value of respecting each other and celebrating our diversity.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Other Information

Principal Shareholders

The following table presents certain information regarding shareholders that PG&E Corporation and the Utility know are the beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or the Utility as of March 10, 2011.

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Pacific Gas and Electric Company stock(1)	PG&E Corporation(2) One Market, Spear Tower, Suite 2400 San Francisco, CA 94105	264,374,809	96.24%
PG&E Corporation common stock	BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	20,985,786	5.35%
(1)
The Utility's common stock and preferred stock vote together as a single class. Each share is entitled to one vote.

(2)
As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Utility common stock. As of March 10, 2011, PG&E Corporation held 100 percent of the issued and outstanding shares of Utility common stock, and neither PG&E Corporation nor any of its subsidiaries held shares of Utility preferred stock.

(3)
The information relates to beneficial ownership as of December 31, 2010, as reported in an amended Schedule 13G filed with the SEC on January 21, 2011 by BlackRock, Inc. ("BlackRock"). For these purposes, BlackRock has sole voting power and sole dispositive power with respect to all 20,985,786 shares of PG&E Corporation common stock held by BlackRock subsidiaries reported in the Schedule 13G, which include BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited, and BlackRock Investment Management (UK) Limited. Various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the common stock of PG&E Corporation.

Appendix A
PG&E Corporation

Corporate Governance Guidelines*

February 16, 2011

1.     Election of Directors

  All members of the Board of Directors of PG&E Corporation (the "Corporation") are elected each year and serve one-year terms. Directors are not elected for multiple-year, staggered terms.

2.     Composition of the Board

  The Board's membership is composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the Corporation's operations and understand the complexities of the Corporation's business environment. The Board seeks to include a diversity of backgrounds, perspectives, and skills among its members. No member of the Board of Directors may be an employee of the NYSE AMEX Equities or a floor member of that exchange.

3.     Independence of Directors

  All members of the Board have a fiduciary responsibility to represent the best interests of the Corporation and all of its shareholders.

  At least 75 percent of the Board is composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of nor consultants to the Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of the Corporation serves as a member, and (3) otherwise meet the definition of "independence" set forth in applicable stock exchange rules. The Board must affirmatively determine whether a director is independent, and may develop categorical standards to assist the Board in determining whether a director has a material relationship with the Corporation, and thus is not independent. Such standards are set forth in Exhibit A to these Corporate Governance Guidelines.

*
The Pacific Gas and Electric Company Corporate Governance Guidelines are substantially similar to the PG&E Corporation Guidelines.

4.     Selection of Directors

  The Board nominates directors for election at the annual meeting of shareholders and selects directors to fill vacancies which occur between annual meetings. The Nominating and Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer (CEO) (if the Chairman is not the CEO), reviews the qualifications of the Board candidates and presents recommendations to the full Board for action.

5.     Characteristics of Directors

  The Nominating and Governance Committee annually reviews with the Board, and submits for Board approval, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation.

  In general, the Nominating and Governance Committee will recommend, and the Board of Directors will re-nominate, an existing director for re-election to the Board of Directors if, among other things, the Committee and Board each believe that the individual would continue to be a productive and effective contributor to the Board, and that his or her continued service would serve the best interests of the Corporation.

6.     Selection of the Chairman of the Board and the Chief Executive Officer

  The Chairman of the Board and the Chief Executive Officer are elected by the Board.

  Based on the circumstances existing at a time that there is a vacancy in the office of either the Chairman of the Board or the Chief Executive Officer, the Board will consider whether the role of Chief Executive Officer should be separate from that of Chairman of the Board, and, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Corporation.

  At least annually, the Board will reassess the appropriateness of the Board leadership structure, based on the specific circumstances and characteristics of the Corporation at that time, including a review of whether the positions of Chairman and Chief Executive Officer should be separated.

7.     Assessing the Board's and Committees' Performance

  The Nominating and Governance Committee oversees the process for evaluating and assessing the performance of the Board, including Board committees. The Board conducts an evaluation at least annually to determine whether it and its committees are functioning effectively. The Board evaluation includes an assessment of the Board's contribution as a whole and specific areas in which the Board and/or management believes a better contribution could be made. The purpose of the review is to increase the effectiveness of the Board as a whole, not to discuss the performance of individual directors. The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee conduct annual evaluations, and any other permanent Board committee that meets on a regular basis conducts periodic evaluations. The Board committees provide the results of any evaluation to the Nominating and Governance Committee, which will review those results and provide them to the Board for consideration in the Board's evaluation.

8.     Size of the Board

  As provided in paragraph I of Article Third of the Corporation's Articles of Incorporation, the Board is composed of no less than 7 and no more than 13 members. The exact number of directors is determined by the Board based on its current composition and requirements, and is specified in Article II, Section 1 of the Corporation's Bylaws.

9.     Advisory Directors

  The Board may designate future directors as advisory directors in advance of their formal election to the Board. Advisory directors attend Board and committee meetings, and receive the same compensation as regular directors. They do not, however, vote on matters before the Board. In this manner, they become familiar with the Corporation's business before assuming the responsibility of serving as a regular director.

10.  Directors Who Change Responsibilities

  Directors shall offer their resignations when they change employment or the major responsibilities they held when they joined the Board. This does not mean that such directors should leave the Board. However, the Board, via the Nominating and Governance Committee, should have the opportunity to review the appropriateness of such directors' nomination for re-election to the Board under these circumstances.

  Directors who are officers of the Corporation also shall offer their resignations upon retirement or other termination of active PG&E Corporation employment.

11.  Board of Directors Retirement Policy

  The Board may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 72; provided, however, if the Nominating and Governance Committee and Board determine that it is in the best interest of the Corporation to re-nominate a director who is 72 years old or older, or not re-nominate a director who is younger than 72 years, the Board retains the authority to do so.

12.  Compensation of Directors

  The Board sets the level of compensation for directors, based on the recommendation of the Compensation Committee, and taking into account the impact of compensation on director independence. Directors who are also current employees of the Corporation receive no additional compensation for service as directors.

  The Compensation Committee reviews periodically the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other comparable U.S. companies. The Committee conducts its review with the assistance of outside experts in the field of executive compensation.

13.  Director Stock Ownership Guidelines

  In order to more closely align the interests of directors and the Corporation's shareholders, directors are encouraged to own a significant equity interest in the Corporation within a reasonable time after election to the Board. A director should own shares of the Corporation's common stock having a dollar value of at least five times the value of the then-applicable annual retainer paid for service on the Board. Ownership will be measured annually as of December 31 of each calendar year, based on the average closing price of a share of PG&E Corporation common stock as traded on the New York Stock Exchange for the last 30 trading days of the year. A director should achieve this ownership target within five years from the date of his or her election to the Board or the adoption of these amended guidelines (December 15, 2010), whichever is later. For purposes of calculating a director's level of share ownership, the following are included: (1) shares of PG&E Corporation common stock beneficially owned by the director (as determined in accordance with the rules of the Securities and Exchange Commission), and (2) PG&E Corporation restricted stock units and common stock equivalents held by the director.

14.  Meetings of the Board

  As provided in Article II, Section 4 of the Corporation's Bylaws, the Board meets regularly on previously determined dates. Board meetings shall be held at least quarterly. As provided in Article II, Section 5 of the Bylaws, the Chairman of the Board, the Chief Executive Officer, the President, the Chair of the Executive Committee, or any five directors may call a special meeting of the Board at any time.

  Each Board member is expected to regularly attend Board meetings and meetings of the committees on which the director serves (either in person or by telephone or other similar communication equipment), and to attend annual meetings of the Corporation's shareholders. Pursuant to proxy disclosure rules, the Corporation's proxy statement identifies each director who during the last fiscal year attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and each Board committee on which the director served.

15.  Lead Director

  The lead director shall be elected from among the independent chairs of the standing Board committees, and shall be elected by the independent directors based upon the recommendation of the Nominating and Governance Committee. The lead director must have at least one year of experience as a director of the Corporation, shall be elected every three years, and shall serve a three-year term. Any lead director may serve consecutive terms. The lead director shall act as a liaison between the Chairman of the Board and the independent directors, and shall preside at all meetings at which the Chairman is not present. The lead director approves the agendas and schedules for meetings of the Board to assure that there is sufficient time for discussion of all agenda items, and approves information sent to the members of the Board. The lead director has authority to call special meetings of the independent directors.

16.  Meetings of Independent Directors

  The independent directors meet at each regularly scheduled Board meeting in executive session. These executive session meetings are chaired by the lead director. Following each such meeting, the lead director, or one or more other independent directors designated by the lead director, has a discussion with the Chairman of the Board (if the Chairman is not an independent director) and the Chief Executive Officer (if the Chairman is not the CEO) regarding the executive session meeting.

  The lead director establishes the agenda for each executive session meeting of independent directors, and also determines which, if any, other individuals, including members of management and independent advisors, should attend each such meeting.

17.  Board Agenda Items

  The Chairman of the Board, in consultation with the Chief Executive Officer (if the Chairman is not the CEO), establishes the agenda for each meeting.

  Board members are encouraged to suggest the inclusion of items on the agenda.

18.  Board Materials and Presentations

  The agenda for each meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the directors' review prior to the meeting. As a general rule, written materials are provided in advance on all matters requiring Board action. Written materials are concise summaries of the relevant information, designed to provide a foundation for the Board's discussion of key issues and make the most efficient use of the Board's meeting time. Directors may request from the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) any additional information they believe to be necessary to perform their duties.

19.  Regular Attendance of Non-Directors at Board Meetings

  Members of management, as designated by the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), attend each meeting of the Board.

20.  Board Committees

  The Board establishes committees to assist the Board in overseeing the affairs of the Corporation.

  Currently, there are six committees. The Executive Committee exercises all powers of the Board (subject to the provisions of law and limits imposed by the Board) and meets only at such times as it is infeasible to convene a meeting of the full Board. The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee are each responsible for defined areas delegated by the Board.

21.  Membership of Board Committees

  All permanent Board committees, other than the Executive Committee, are chaired by independent directors. Each such independent committee chair shall be elected to serve a three-year term (provided that such committee chair continues to be re-elected to the Board during that term). Any such committee chair may serve consecutive terms. The terms for each of the committee chair positions shall be staggered such that roughly one-third of the positions are appointed each year. Each independent committee chair shall act as a liaison between the Chairman of the Board and the respective committee, and shall preside at all meetings of that committee. Each independent committee chair approves the agendas and schedules for meetings of the respective committee, and approves information sent to the committee members. Each independent committee chair has authority to call special meetings of the respective committee.

  The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee are composed entirely of independent directors, as defined in Section 3 of these guidelines.

  Members of the Audit Committee also must satisfy the audit committee independence and qualification requirements established by the Securities and Exchange Commission and any stock exchange on which securities of the Corporation or Pacific Gas and Electric Company

  are listed. If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than the Corporation and its subsidiaries, that Committee member must inform the Corporation's Board of Directors and, in order for that member to continue serving on the Corporation's Audit Committee, the Board of Directors must affirmatively determine that such simultaneous service does not impair the ability of that member to serve effectively on the Corporation's Audit Committee.

22.  Appointment of Committee Members

  The composition of each committee is determined by the Board of Directors.

  The Nominating and Governance Committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) and with consideration of the wishes of the individual directors, recommends to the full Board the chairmanship and membership of each committee.

23.  Committee Agenda Items

  The chair of each committee, in consultation with the appropriate members of management, establishes the agenda for each meeting.

  At the beginning of the year, each committee issues a work plan of subjects to be discussed during the year, to the extent such subjects can be foreseen. Copies of these annual work plans are provided to all directors.

24.  Committee Materials and Presentations

  The agenda for each committee meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the committee members' review prior to the meeting. As a general rule, written materials are provided in advance on all matters to be presented for committee action.

25.  Attendance at Committee Meetings

  The chair of each committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), determines the appropriate members of management to attend each meeting of the Committee.

  Any director or advisory director may attend any meeting of any committee with the concurrence of the committee chair.

26.  Formal Evaluation of the Chief Executive Officer

  The independent directors annually review and evaluate the performance of the Chief Executive Officer. The review is based upon objective criteria, including the performance of the business and accomplishment of objectives previously established in consultation with the Chief Executive Officer.

  The results of the review and evaluation are communicated to the Chief Executive Officer by the Chair of the Compensation Committee, and are used by that Committee and the Board when considering the compensation of the CEO.

27.  Management Development and Succession Planning

  At least annually, the Board reviews a succession plan for the Chief Executive Officer (CEO) position. The plan addresses CEO succession both in the ordinary course of business and on an emergency basis. The Board develops a profile of appropriate responsibilities, attributes, and requirements for the position of CEO, which reflects the Corporation's and Pacific Gas and Electric Company's business functions, vision, and strategy. Candidates for CEO successor may be identified internally within the Corporation and its subsidiaries in consultation with the Compensation Committee and the CEO, as well as externally through various sources, including third-party consultants. The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for CEO, as well as candidates for other leadership positions within the Corporation.

28.  Communications with External Entities

  The Chief Executive Officer is responsible for all communications with the media, the financial community, or other external entities pertaining to the affairs of the Corporation. Directors refer any inquiries from such entities to the CEO for handling.

29.  Access to Independent Advisors

  The Board of Directors and its committees have the right to retain independent outside financial,

  legal, or other advisors, as necessary and appropriate. The Corporation shall bear the costs of retaining such advisors.

30.  Director Orientation and Continuing Education

  The Corporation provides information to new directors on subjects that would assist them in discharging their duties, and periodically provides briefing sessions or materials for all directors on such subjects.

  The Corporation also provides each director with information regarding opportunities for continuing education. The Corporation encourages each director to stay current on important developments pertaining to such director's function and duties to the Corporation by attending such programs as appropriate or otherwise.

31.  Communications with Interested Parties (Including Shareholders)

  The lead director shall be designated as the director who receives written communications from interested parties (including the Corporation's shareholders), in care of the Corporate Secretary. The Corporate Secretary shall forward to the lead director any communications addressed to the Board of Directors as a body or to all the directors in their entirety, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate. The Corporate Secretary also shall receive communications directed to individual directors and forward those as appropriate. If requested by major shareholders, the lead director shall be available for consultation and direct communication with such major shareholders.

32.  Legal Compliance and Business Ethics

  The Board of Directors is responsible for exercising reasonable oversight with respect to the implementation and effectiveness of the Corporation's legal compliance and ethics program. In that role, the Board of Directors shall be knowledgeable about the content and operation of the Corporation's compliance and ethics program, but may delegate more detailed oversight to a committee of the Board of Directors.

Exhibit A
PG&E Corporation

Corporate Governance Guidelines

Categorical Standards for Identifying "Material"
Relationships That May Affect Director Independence

Adopted: December 17, 2003
Amended as of February 18, 2004, December 15, 2004, December 20, 2006, and December 17, 2008

The following categories of relationships between a director and PG&E Corporation shall be considered "material." The existence of a "material" relationship provides a rebuttable presumption that the affected director is not "independent," absent a specific determination by the Board of Directors to the contrary.

A director has a "material" relationship with the Corporation in the following circumstances:

Employment

•
If a director is a current or former employee of the Corporation.

•
If a member of the director's immediate family is or was employed as a Section 16 Officer of the Corporation, unless such employment ended more than three years ago.

Direct Compensation from the Corporation

•
If a director is a consultant to the Corporation.

•
If a director or his or her immediate family member receives, or during the past three years received, more than $120,000 per year or rolling 12-month period in direct compensation from the Corporation. "Direct compensation" does not include director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) or compensation received by a director's immediate family member for service as an employee (unless the immediate family member received compensation for services as a Section 16 Officer, in which case the director has a material relationship with the Corporation).

Internal or External Auditors

•
If a director is, or during the past three years was, affiliated with, or employed by, a firm that serves or served during the past three years as the Corporation's internal or external auditor.

•
If a director's immediate family member (1) is a current partner of the Corporation's internal or external auditor, (2) is a current employee of such a firm and personally works on the Corporation's audit, or (3) was within the last three years a partner or employee of such a firm and personally worked on the Corporation's audit within that time.

Director Interlock

•
If a director is a current or former officer or employee of any other company on whose board of directors any officer of the Corporation serves as a member.

•
If a director's immediate family member is, or during the past three years was, employed by another company where any of the Corporation's present Section 16 Officers concurrently serves on that company's compensation committee.

Business Relationships

•
If a director is a current Section 16 Officer or employee, or his or her immediate family member is a current Section 16 Officer, of a company (which does not include charitable, non-profit, or tax-exempt entities) that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent of such other company's consolidated gross revenues, during any of the past three years. The director is not "independent" until three years after falling below such threshold. (Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Corporation and the director's or immediate family member's current employer; the

  Corporation need not consider former employment of the director or immediate family member.)

Charitable Relationships

•
If the director (or a relative) is a trustee, director, or employee of a charitable or non-profit organization that receives grants or endowments from the Corporation or its affiliates exceeding the greater of $200,000 or 2 percent of the recipient's gross revenues during the Corporation's or the recipient's most recent completed fiscal year.

Notes

•
"Immediate family member" includes a person's spouse, parents, children, siblings, mothers-and fathers-in-law, sons- and daughters-in-law,

  brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person's home, or is financially dependent on such person.

•
"Corporation" includes any consolidated subsidiaries or parent companies.

•
"Section 16 Officer" means "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, and includes the president, the principal financial officer, the principal accounting officer, any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policymaking function, or any other person who performs similar policymaking functions for that company.

Appendix B
PG&E Corporation
Pacific Gas and Electric Company

Secondary Pay Comparator Group of General Industry Companies

For the 2010 officer compensation program, the general industry comparator group provided by Hewitt Associates, LLC, the PG&E Corporation Compensation Committee's former independent compensation consultant, consisted of the following 76 companies:

7-Eleven, Inc.	Masco Corporation
Air Products and Chemicals, Inc.	Medtronic, Inc.
Altria Group, Inc.	Navistar International
Amgen Inc.	Nestle USA
Amway (fka Alticor)	NIKE, Inc.
Automatic Data Processing, Inc.	Nordstrom
Avon Products, Inc.	OfficeMax Incorporated
BAE Systems, Inc.	ONEOK Inc.
Baxter International Inc.	PPG Industries, Inc.
BG US Services, Inc.	Praxair, Inc.
Burlington Northern Santa Fe Corporation	Qwest Communications
Calpine Corporation	R. R. Donnelley & Sons Company
Cemex Inc.	Reliant Energy, Inc.
Colgate-Palmolive Company	Reynolds American Inc.
ConAgra Foods, Inc.	Sara Lee Corporation
Constellation Energy	Schering-Plough Corporation
Covidien	Science Applications International Corporation
Cummins, Inc.	Siemens Power Generation
Daimler Trucks North America LLC	Tenet Healthcare Corporation
Dana Corporation	Terex Corporation
Devon Energy Corporation	Textron Inc.
Eastman Kodak Company	The Gap, Inc.
Eaton Corporation	The Goodyear Tire & Rubber Company
Energy Future Holdings Corporation	The Mosaic Company
General Mills, Inc.	Thomson Reuters
H. J. Heinz Company	Time Warner Cable
Illinois Tool Works Inc.	T-Mobile U.S.A.
Ingersoll-Rand Company	Tyco Electronics
ITT Corporation	Unilever United States, Inc.
J. C. Penney Company, Inc.	Union Pacific Railroad Co.
KBR, Inc.	Viacom Inc.
Kellogg Company	Visteon Corporation
Kimberly-Clark Corporation	Waste Management, Inc.
Kinder Morgan	Western Digital Corporation
L-3 Communications Corporation	Weyerhaeuser Company
Land O Lakes	Whirlpool Corporation
Limited Brands	Xerox Corporation
Marriott International, Inc.	Yum Brands, Inc.

B-1

PG&E Corporation and Pacific Gas and Electric Company
Annual Meetings of Shareholders
San Ramon Valley Conference Center

The 2011 annual meetings of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Wednesday, May 11, 2011, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California.

The San Ramon Valley Conference Center is located in San Ramon right off Interstate 680, approximately 35 miles east of San Francisco. From Highway 680, take the Crow Canyon Road exit. Go east on Crow Canyon Road past Camino Ramon. Turn right into the Conference Center parking lot. There is ample free parking on the grounds.

The following items will not be allowed in the meetings: cell phones; smartphones; cameras; video or tape recorders; computers; other electronic devices with video, audio, and/or photographic recording capability; or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection.

Real-time captioning services and assistive listening devices will be available at the meetings. Please note that real-time captioning materials are not reviewed by either company before they are presented to shareholders, in order to provide timely information to shareholders attending the meetings. Any documents created in the real-time captioning process cannot be relied upon as an accurate transcript of the annual meeting proceedings.

Your vote is important.

If you are not executing and submitting your proxy and voting instructions over the Internet or by telephone, please mark, sign, date, and mail your proxy card as soon as possible.

VOTE BY TELEPHONE c/o Corporate Election Services PO Box 1150 Pittsburgh, PA 15230-1150 Have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote. VOTE BY INTERNET Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote. VOTE BY MAIL Please mark, sign, and date your proxy card, and return it in the postage-paid envelope provided, or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230. You can view the Joint Proxy Statement and the Annual Report to Shareholders on the Internet at: www.pgecorp.com/investors/financial_reports/ Vote by Telephone Call toll-free using a touch-tone phone: 1-888-693-8683 Vote by Internet Access the website and cast your vote: www.cesvote.com Vote by Mail Return your proxy card in the postage-paid envelope provided Vote 24 hours a day, 7 days a week! Your telephone or Internet vote must be received by 6:00 a.m., Eastern time, on Wednesday, May 11, 2011, to be counted in the final tabulation. If you vote by telephone or Internet, please do not send your proxy card by mail. PG&E CORPORATION PROXY This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 11, 2011. The undersigned hereby appoints Peter A. Darbee and Linda Y.H. Cheng, or either of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of PG&E Corporation, to be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, on Wednesday, May 11, 2011, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting, and any adjournments or postponements thereof. Signature Signature Date: , 2011 Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing.

YOUR VOTE IS IMPORTANT! 2011 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET San Ramon Valley Conference Center 3301 Crow Canyon Road San Ramon, California May 11, 2011, at 10:00 a.m. There is free parking at the San Ramon Valley Conference Center. Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room. Note: Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. The following items will not be allowed in the meeting: cell phones; smartphones; cameras; video or tape recorders; computers; other electronic devices with video, audio, and/or photographic recording capability; or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection. Real-time captioning services and assistive listening devices will be available. Please contact an usher if you wish to be seated in the real-time captioning section or require an assistive listening device. Please fold and detach card at perforation. As an alternative to completing and mailing the proxy card below, you may submit your voting instructions over the Internet at www.cesvote.com or by touch-tone telephone at 1-888-693-8683. Please have your proxy card in hand when submitting your voting instructions over the Internet or by telephone. These Internet and telephone voting procedures comply with California law. If you do not vote by telephone or Internet, please sign and date the proxy card, and return it promptly in the postage-paid envelope provided so that your shares may be represented at the meeting. PG&E CORPORATION PROXY This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, and 3, 1 YEAR on Item 4, and AGAINST Items 5 and 6. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3, AND 1 YEAR ON ITEM 4. 1. Election of Directors Nominees are: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (1) David R. Andrews (5) Maryellen C. Herringer (9) Rosendo G. Parra (2) Lewis Chew (6) Roger H. Kimmel (10) Barbara L. Rambo (3) C. Lee Cox (7) Richard A. Meserve (11) Barry Lawson Williams (4) Peter A. Darbee (8) Forrest E. Miller 2. Ratification of the Appointment of the Independent Registered Public Accounting Firm FOR AGAINST ABSTAIN 3. Advisory Vote on Executive Compensation FOR AGAINST ABSTAIN 4. Advisory Vote on Frequency of Advisory Vote on Executive Compensation 1 YEAR 2 YEARS 3 YEARS ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST SHAREHOLDER ITEMS 5 AND 6. 5. Independent Board Chairman FOR AGAINST ABSTAIN 6. Neutral PG&E Personnel Policies FOR AGAINST ABSTAIN IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.

PG&E CORPORATION PROXY This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 11, 2011. The undersigned hereby appoints Peter A. Darbee and Linda Y.H. Cheng, or either of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of PG&E Corporation, to be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, on Wednesday, May 11, 2011, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting, and any adjournments or postponements thereof. Signature Signature Date: , 2011 Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PG&E CORPORATION PROXY This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, and 3, 1 YEAR on Item 4, and AGAINST Items 5 and 6. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3, AND 1 YEAR ON ITEM 4. 1. Election of Directors Nominees are: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (1) David R. Andrews (5) Maryellen C. Herringer (9) Rosendo G. Parra (2) Lewis Chew (6) Roger H. Kimmel (10) Barbara L. Rambo (3) C. Lee Cox (7) Richard A. Meserve (11) Barry Lawson Williams (4) Peter A. Darbee (8) Forrest E. Miller 2. Ratification of the Appointment of the Independent Registered Public Accounting Firm FOR AGAINST ABSTAIN 3. Advisory Vote on Executive Compensation FOR AGAINST ABSTAIN 4. Advisory Vote on Frequency of Advisory Vote on Executive Compensation 1 YEAR 2 YEARS 3 YEARS ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST SHAREHOLDER ITEMS 5 AND 6. 5. Independent Board Chairman FOR AGAINST ABSTAIN 6. Neutral PG&E Personnel Policies FOR AGAINST ABSTAIN IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

VOTE BY TELEPHONE c/o Corporate Election Services PO Box 1150 Pittsburgh, PA 15230-1150 Have your voting instruction card available when you call the toll-free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote. VOTE BY INTERNET Have your voting instruction card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote. VOTE BY MAIL Please mark, sign, and date your voting instruction card, and return it in the postage-paid envelope provided, or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230. You can view the Joint Proxy Statement and the Annual Report on the Internet at: www.pgecorp.com/investors/financial_reports/ Vote by Telephone Call toll-free using a touch-tone phone: 1-888-693-8683 Vote by Internet Access the website and cast your vote: www.cesvote.com Vote by Mail Return your card in the postage-paid envelope provided Vote 24 hours a day, 7 days a week! Your telephone or Internet vote must be received by 6:00 a.m., Eastern time, on Monday, May 9, 2011, to be counted in the final tabulation. If you vote by telephone or Internet, please do not send your voting instruction card by mail. PG&E CORPORATION VOTING INSTRUCTION CARD To Fidelity Management Trust Company, Trustee: Pursuant to the provisions of the PG&E Corporation Retirement Savings Plan and the Retirement Savings Plan for Union- Represented Employees, you are instructed to vote the shares of PG&E Corporation common stock credited to my Plan account as of March 14, 2011 at the Annual Meeting of Shareholders of PG&E Corporation to be held on May 11, 2011, and at any adjournment or postponement thereof, as indicated on this voting instruction card, and upon all motions and resolutions which may properly come before said meeting, and any adjournments or postponements thereof. To participants in the Retirement Savings Plan and the Retirement Savings Plan for Union-Represented Employees: If you sign but do not otherwise complete the card, you will be instructing the Trustee to vote all shares in accordance with the recommendations of the PG&E Corporation Board of Directors. Signature Date: , 2011 Please sign exactly as name appears hereon. Voting Instruction Card must be signed and dated below. Please fold and detach card at perforation before mailing.

As a participant, you are entitled to direct the Trustee how to vote your shares of PG&E Corporation common stock allocated to your account. The voting instruction card below is provided for your use in giving the Trustee confidential instructions to vote stock held in your Plan account at PG&E Corporation’s Annual Meeting of Shareholders on May 11, 2011. You have one vote for each share of PG&E Corporation common stock credited to your account as of March 14, 2011. Enclosed is a Joint Proxy Statement that sets forth the business to be conducted at the meeting. Please mark your instructions on the card below, and sign, date, and return it in the postage-paid envelope provided. As an alternative to completing and mailing the voting instruction card, you may submit your voting instructions over the Internet at www.cesvote.com or by touch-tone telephone at 1-888-693-8683. Please have your voting instruction card in hand when submitting your voting instructions over the Internet or by telephone. These Internet and telephone voting procedures comply with California law. Participants who also own stock outside the Plan will receive a separate proxy or voting instruction card for those shares. If you do not return your card, if it is not signed and dated, or if you do not otherwise provide voting directions via telephone or the Internet, the Trustee will not vote the shares credited to your Plan account. PG&E CORPORATION VOTING INSTRUCTION CARD This card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you sign but do not otherwise complete the voting instruction card, you will be instructing the Trustee to vote all shares in accordance with the recommendations of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2 AND 3, AND 1 YEAR ON ITEM 4. 1. Election of Directors Nominees are: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (1) David R. Andrews (5) Maryellen C. Herringer (9) Rosendo G. Parra (2) Lewis Chew (6) Roger H. Kimmel (10) Barbara L. Rambo (3) C. Lee Cox (7) Richard A. Meserve (11) Barry Lawson Williams (4) Peter A. Darbee (8) Forrest E. Miller 2. Ratification of the Appointment of the Independent Registered Public Accounting Firm FOR AGAINST ABSTAIN 3. Advisory Vote on Executive Compensation FOR AGAINST ABSTAIN 4. Advisory Vote on Frequency of Advisory Vote on Executive Compensation 1 YEAR 2 YEARS 3 YEARS ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST SHAREHOLDER ITEMS 5 AND 6. 5. Independent Board Chairman FOR AGAINST ABSTAIN 6. Neutral PG&E Personnel Policies FOR AGAINST ABSTAIN IMPORTANT—THIS VOTING INSTRUCTION CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. Voting Instruction Card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing. TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN AND THE RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES: